PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated December 2, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Global Technologies, Ltd.

$3,000,000

2,000,000,000 SHARES OF CLASS A COMMON STOCK

$0.0015 PER SHARE

This is the public offering of securities of Global Technologies, Ltd., a Delaware corporation (hereinafter the “Company”, “Our”, “We”, or “Us”). We are offering 2,000,000,000 shares of our Class A Common Stock, par value $0.0001 (“Common Stock”), at an offering price of $0.0015 per share (the “Offered Shares”) by the Company. This Offering will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is 5,000,000 Offered Shares ($7,500); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series K Preferred Stock, which could preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. All three (3) outstanding share of the Series K Preferred Stock have voting rights of 293,605,877,340 shares of our common stock on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Our Chief Executive Officer is the owner of all three (3) outstanding shares of the Series K Preferred Stock and may be able to control the management and affairs of our Company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors- Risk to Our Common Stock” beginning on page 17).

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price is based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Our Common Stock is quoted on the OTC Market’s “PINK Marketplace” under the stock symbol “GTLL.”

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.0015	$3,000,000
Underwriting Discounts and Commissions (3)	$0.00015	$300,000
Proceeds to Company	$0.00135	$2,700,000

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering.”

(2) This is a “best-efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

(4) Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $300,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.0015 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Distribution—State Law Exemption and Offerings to ‘Qualified Purchasers’” (page 22). No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is December 2, 2021.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Global Technologies”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Global Technologies, Ltd.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business we intend to develop;

●	Our reliance on suppliers and customers;

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to finance our businesses;

●	Our ability to promote our businesses;

●	Our ability to compete and succeed in highly competitive and evolving businesses;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

1

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

Global Technologies, Ltd. is a publicly quoted company that was incorporated under the laws of the State of Delaware on January 20, 1999 under the name of NEW IFT Corporation. On August 13, 1999, the Company filed an Amended and Restated Certificate of Incorporation with the State of Delaware to change the name of the corporation to Global Technologies, Ltd.

The trading symbol for our Common Stock is ‘GTLL.”

The Issuer’s offices are located at 501 1st Ave N, Suite 901, St. Petersburg, FL 33701, Phone: 727-482-1505, Email info@globaltechnologiesltd.info. We maintain a website at http://www.globaltechnologiesltd.info. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

2

Trading Market

Our Common Stock is quoted on the OTC Markets’ “PINK Marketplace” under the symbol “GTLL.”

THE OFFERING

Issuer:	Global Technologies, Ltd.

Securities offered:	A maximum of 2,000,000,000 shares of our Class A Common Stock, par value $0.0001 (“Common Stock”) at an offering price of $0.0015 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	11,466,038,570 issued and outstanding as of November 29, 2021

Number of shares of Common Stock to be outstanding after the offering	13,466,038,570 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.0015

Maximum offering amount:	2,000,000,000 shares at $0.0015 per share, or $3,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is quoted on the OTC Markets “PINK Marketplace” under the symbol “GTLL.”

Investor Suitability Standards:	The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $2,700,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Continuing Reporting Requirements Under Regulation A:	We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied, as long as we comply with our Section 13(a) reporting requirements. As a Tier 2 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering.

3

RISK FACTORS

You should carefully consider the risks described below and other information in this prospectus, including the financial statements and related notes that appear at the end of this prospectus, before deciding to invest in our securities. These risks should be considered in conjunction with any other information included herein, including in conjunction with forward-looking statements made herein. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

Risks Relating to Our Company

We have incurred significant losses and anticipate future losses.

As of September 30, 2021, we had an accumulated deficit of $165,046,378 and a stockholders’ deficit of approximately $925,419.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the years ended June 30, 2021 and 2020, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Our existing financial resources are insufficient to meet our ongoing operating expenses.

We have minimal sources of income at this time and minimal existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

4

Scarcity of, and competition for, business opportunities and combinations.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

We may be negatively affected by adverse general economic conditions.

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

Because our principal shareholder controls our activities, he may cause us to act in a manner that is most beneficial to himself and not to other shareholders which could cause us not to take actions that outside investors might view favorably.

Our principal shareholder, our sole officer and director, has voting authority for ninety six percent (96%) of our outstanding common stock. As a result, he effectively controls all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

Our director may have conflicts of interest which may not be resolved favorably to us.

Certain conflicts of interest may exist between our sole director and us. Our sole director has other business interests to which he devotes his attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See “Executive Officers and Directors” (page 38 below), and “Conflicts of Interest” (page 38 below).

We may depend upon outside consultants/advisors who may not be available on reasonable terms and as needed.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

5

We may not be able to meet the filing and internal control reporting requirements imposed by the Securities and Exchange Commission, which may result in a decline in the price of our common shares and an inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company’s financial statements may have to also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. We may be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

●	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

●	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year-end; and

●	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm may be required to file its attestation on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

6

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

We have material weakness in our controls and procedures.

We have conducted an evaluation of our internal control over financial reporting based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations for the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not effective as of September 30, 2021 for the reasons discussed below:

Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of September 30, 2021:

●	The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

●	Material Weakness – Inadequate segregation of duties.

The management of the Company believes that these material weaknesses will remain until such time that the Company has the resources to increase the number of personnel committed to the performance of its financial duties that such weaknesses can be specifically addressed. This will include, but not limited to, the following:

●	Hiring of additional personnel to adequately segregate financial reporting duties.

●	The retention of outside consultants to review our controls and procedures

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control.

A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

7

General Business Risks

Conflicts of interest may arise from other business activities of our directors and officers.

Our sole officer and director, Jimmy Wayne Anderson, currently serves in the role as President and Chairman of another publicly traded entity, Sylios Corp. Mr. Anderson also serves as the President and Chairman of AMDAQ Corp, a spin-off of Sylios Corp. As such, Mr. Anderson may not be able to dedicate the required time to the Company to further its operations.

We are highly dependent on the services of key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management team, specifically Jimmy Wayne Anderson, who we currently anticipate will be able to devote 20-30 hours per week to the Company’s operations. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We will need to raise additional capital to continue operations over the coming year.

We anticipate the need to raise approximately $3,000,000 in capital to fund our operations through June 30, 2022 based on the capital expenditures of Global Technologies and the proposed acquisition of Tersus Power, Inc. For our current operations, we expect to use these cash proceeds, primarily to order inventory for our HMNRTH subsidiary, acquire and/or license logistics software for our Markets on Main subsidiary and retain additional staff for both. For the proposed acquisition of Tersus Power, the cash proceeds would be used for licenses and patents, engineering and development of its hydrogen fueling station, hiring of engineers, materials testing, marketing and other day to day activities. We cannot guarantee that we will be able to raise these required funds or generate sufficient revenue to remain operational.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

●	Establish definitive business strategies, goals and objectives;
●	Maintain a system of management controls; and
●	Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

8

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

We may in the future be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. While neither Delaware law nor our Articles of Incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we have entered into an indemnification agreement with our President and intend to enter into similar agreements with other officers and directors in the future. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

If we are unable to maintain effective internal control over our financial reporting, the reputational effects could materially adversely affect our business.

Under the provisions of Section 404(a) of the Sarbanes-Oxley Act of 2002, as amended by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted rules requiring public companies to perform an evaluation of Internal Control over Financial Reporting (Internal Controls) and to report on our evaluation in our Annual Report on Form 10-K. Our Internal Controls constitute a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. In the event we discover material weakness in our internal controls and our remediation of such reported material weakness is ineffective, or if in the future we are unable to maintain effective Internal Controls, additional resulting material restatements could occur, regulatory actions could be taken, and a resulting loss of investor confidence in the reliability of our financial statements could occur.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $75,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

If the registration of our common stock is revoked in the future, our business opportunities will cease to exist.

In the event our securities registration was to be revoked, we would not have the ability to raise money through the issuance of shares and would lose the ability to continue the business plan set out in this filing. Common stock issued and outstanding at that time would no longer be tradable.

Our business operations have been and may continue to be materially and adversely affected by the outbreak of the novel respiratory illness coronavirus (“COVID-19”).

On March 11, 2020, the World Health Organization declared the outbreak of the novel respiratory illness COVID-19 a pandemic. The new strain of COVID-19 is considered to be highly contagious and poses a serious public health threat.

Any outbreak of such epidemic illness or other adverse public health developments may materially and adversely affect the global economy, our markets and our business.

We cannot foresee whether the outbreak of COVID-19 will be effectively contained, nor can we predict the severity and duration of its impact. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook for retail and online sales, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.”

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited.

We have incurred substantial losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carry-forwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

9

Risks Associated with the Proposed Acquisition of Tersus Power, Inc.

Our shareholders may face significant dilution in the event the proposed acquisition of Tersus Power, Inc. were completed.

On November 16, 2021, the Company entered into a Letter of Intent (“LOI”) to acquire all of the issued and outstanding shares of Tersus Power, Inc. (“Tersus Power”). Further details of the transaction will be disseminated upon execution of the definitive documents. The transaction is anticipated to close during Q1 2022. In the event the proposed acquisition of Tersus Power was completed, our shareholders would most likely face significant dilution through the issuance of common stock or a new series of convertible preferred stock. It is anticipated that the transaction would be treated as a reverse merger with Tersus Power becoming the surviving entity and the current Tersus Power shareholders the majority shareholders of the post-closing public company.

In the event that the proposed acquisition of Tersus Power, Inc. were to be completed, the Company may elect to sale, spinout or shut down the Company’s subsidiaries.

In the event that the proposed acquisition of Tersus Power, Inc. were to be completed, the Company may elect to sell, spinout or shut down the Company’s four subsidiaries, Markets on Main, HMNRTH, TCBM Holdings and 911 Help Now. Management may elect to curtail the operations of each subsidiary to better focus on its core operation of the development and production of its hydrogen fueling stations.

Our products and the development of our products depend largely on the availability of experienced hydrogen engineers.

Our products and the development of our products depend largely on the availability of experienced hydrogen engineers. We are dependent upon a unique type of hydrogen engineer for the component configuration and design of our Steam Methane Reformer (SMR). If these engineers are not readily available this will delay the completion of the final design of the SMR and the production of the unit. Hydrogen engineers are in great demand and there is no assurance that the company can retain the engineers to complete the production of the SMR.

We will continue to be dependent on certain third-party key suppliers for components in our products. The failure of a supplier to develop and supply components in a timely manner or at all, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to manufacture our products or could increase our cost of production.

We rely on certain key suppliers for critical components in our products, and there are numerous other components for our products that are sole sourced. If we fail to maintain our relationships with our suppliers or build relationships with new suppliers, or if suppliers are unable to meet our demand, we may be unable to manufacture our products, or our products may be available only at a higher cost or after a delay. In addition, to the extent that our supply partners use technology or manufacturing processes that are proprietary, we may be unable to obtain comparable components from alternative sources.

The failure of a supplier to develop and supply components in a timely manner or at all, or to develop or supply components that meet our quality, quantity and cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could impair our ability to manufacture our products or could increase our cost of production. If we cannot obtain substitute materials or components on a timely basis or on acceptable terms, we could be prevented from delivering our products to our customers within required timeframes. Any such delays could result in sales and installation delays, cancellations, penalty payments or loss of revenue and market share, any of which could have a material adverse effect on our business, results of operations, and financial condition.

Volatility in commodity prices and product shortages may adversely affect our gross margins.

Some of our products contain commodity-priced materials. Commodity prices and supply levels affect our costs.

Any shortages in certain metals, such as copper, silver, and platinum could significantly raise our cost of producing our steam methane reformer. While we do not anticipate significant near- or long-term shortages in the supply of these certain materials, a shortage could adversely affect our ability to produce a commercially viable steam methane reformer or raise our cost of producing such product. Our ability to pass on such increases in costs in a timely manner depends on market conditions, and the inability to pass along cost increases could result in lower gross margins.

Weakness in the economy, market trends and other conditions affecting the profitability and financial stability of our customers could negatively impact our sales growth and results of operations.

The demand for our products and services is sensitive to the production activity, capital spending and demand for products and services of our customers. Many of our customers operate in markets that are subject to cyclical fluctuations resulting from market uncertainty, trade and tariff policies, costs of goods sold, currency exchange rates, central bank interest rate changes, foreign competition, offshoring of production, oil and natural gas prices, geopolitical developments, labor shortages, inflation, deflation, and a variety of other factors beyond our control. Any of these factors could cause customers to idle or close facilities, delay purchases, reduce production levels, or experience reductions in the demand for their own products or services.

10

Any of these events could also reduce the volume of products and services these customers purchase from us or impair the ability of our customers to make full and timely payments and could cause increased pressure on our selling prices and terms of sale. Accordingly, a significant or prolonged slowdown in activity in the United States or any other major world economy, or a segment of any such economy, could negatively impact our sales growth and results of operations.

Our products and services face intense competition.

The markets for energy products are intensely competitive. Some of our competitors in the motive power sector (predominantly incumbent technologies) are much larger than we are and may have the manufacturing, marketing and sales capabilities to complete research, development, and commercialization of profitable, commercially viable products more quickly and effectively than we can. There are many companies engaged in all areas of traditional and alternative energy generation in the United States and abroad, including, among others, major electric, oil, chemical, natural gas, battery, generator and specialized electronics firms, as well as universities, research institutions and foreign government-sponsored companies. These firms are engaged in forms of power generation such as advanced battery technologies, generator sets, fast charged technologies and other types of fuel cell technologies. In addition, the primary current value proposition for our customers stems from productivity gains in using our solutions. Longer term, given evolving market dynamics and changes in alternative energy tax credits, if we are unable to successfully develop future products that are competitive with competing technologies in terms of price, reliability and longevity, customers may not buy our products. Technological advances in alternative energy products, battery systems or other fuel cell technologies may make our products less attractive or render them obsolete.

Delays in or not completing our product development goals may adversely affect our revenue and profitability.

If we experience delays in meeting our development goals, our products exhibit technical defects, or if we are unable to meet cost or performance goals, including power output, useful life and reliability, the profitable commercialization of our products will be delayed. In this event, potential purchasers of our products may choose alternative technologies and any delays could allow potential competitors to gain market advantages. We cannot assure that we will successfully meet our commercialization schedule in the future.

Periodically, we may enter into contracts with our customers for certain products that have not been developed or produced. There can be no assurance that we will complete the development of these products and meet the specifications required to fulfill customer agreements and deliver products on schedule. Pursuant to such agreements, the customers would have the right to provide notice to us if, in their good faith judgment, we have materially deviated from such agreements. Should a customer provide such notice, and we cannot mutually agree to a modification to the agreement, then the customer may have the right to terminate the agreement, which could adversely affect our future business.

Other than our current products, which we believe to be commercially viable at this time, we do not know when or whether we will successfully complete research and development of other commercially viable products that could be critical to our future. If we are unable to develop additional commercially viable products, we may not be able to generate sufficient revenue to become profitable. The profitable commercialization of our products depends on our ability to reduce the costs of our components and subsystems, and we cannot assure you that we will be able to sufficiently reduce these costs. In addition, the profitable commercialization of our products requires achievement and verification of their overall reliability, efficiency and safety targets, and we cannot assure you that we will be able to develop, acquire or license the technology necessary to achieve these targets. We must complete additional research and development to fill our product

Our products use flammable fuels that are inherently dangerous substances.

Our SMR systems use methane to make hydrogen gas. While our products do not use this fuel in a combustion process, methane and hydrogen gas are flammable fuel that could leak and combust if ignited by another source. Further, any such accidents involving our products or other products using similar flammable fuels could materially suppress demand for, or heighten regulatory scrutiny of, our products.

11

The risk of product liability claims and associated adverse publicity is inherent in the development, manufacturing, marketing and sale of fuel cell products, including products fueled by hydrogen, a flammable gas. Any liability for damages resulting from malfunctions or design defects could be substantial and could materially adversely affect our business, financial condition, results of operations and prospects. In addition, an actual or perceived problem with our products could adversely affect the market’s perception of our products resulting in a decline in demand for our products, which may materially and adversely affect our business, financial condition, results of operations and prospects.

The reduction or elimination of government subsidies and economic incentives for alternative energy technologies, or the failure to renew such subsidies and incentives, could reduce demand for our products, lead to a reduction in our revenues and adversely impact our operating results and liquidity.

We believe that the near-term growth of alternative energy technologies is affected by the availability and size of government and economic incentives. Many of these government incentives expire, phase out over time, may exhaust the allocated funding, or require renewal by the applicable authority. In addition, these incentive programs could be reduced or discontinued for other reasons. The investment tax credit under the U.S. tax code was renewed in February 2018. The renewal allows for a 30% investment tax credit which declines to 26% for 2021 and 2022, 22% in 2023, and zero for 2024 and later. The reduction, elimination, or expiration of the investment tax credit or other government subsidies and economic incentives, or the failure to renew such tax credit, governmental subsidies, or economic incentives, may result in the diminished economic competitiveness of our products to our customers and could materially and adversely affect the growth of alternative energy technologies, including our products, as well as our future operating results and liquidity.

We are subject to various federal, state and local environmental and human health and safety laws and regulations that could impose significant costs and liabilities on us.

Our operations are subject to federal, state, and local environmental and human health and safety laws and regulations, including laws and regulations relating to the use, handling, storage, transportation, disposal and human exposure to hazardous substances and wastes, product safety, emissions of pollution into the environment and human health and safety. We have incurred and expect to continue to incur, costs to comply with these laws and regulations. Violation of these laws or regulations or the occurrence of an explosion or other accident in connection with our fuel cell systems at our properties or at third party locations could lead to substantial liabilities and sanctions, including fines and penalties, cleanup costs or the requirement to undertake corrective action. Further, environmental laws and regulations, and the administration, interpretation and enforcement thereof, are subject to change and may become more stringent in the future, each of which could materially adversely affect our business, financial condition and results of operations.

Additionally, certain environmental laws impose liability, which can be joint, several and strict, on current and previous owners and operators of real property for the cost of removal or remediation of hazardous substances and damage to natural resources. These laws often impose liability even if the owner or operator did not know of, or was not responsible for, the release of such hazardous substances. They can also assess liability on persons who arrange for hazardous substances to be sent to disposal or treatment facilities when such facilities are found to be contaminated, and such persons can be responsible for cleanup costs even if they never owned or operated the contaminated facility. Our liabilities arising from past or future releases of, or exposure to, hazardous substances may adversely affect our business, financial condition and results of operations.

Trade policies, treaties and tariffs could have a material adverse effect on our business.

Our business is dependent on the availability of raw materials and components for our products, particularly electrical components common in the semiconductor industry. There is currently significant uncertainty about the future relationship between the United States and various other countries, most significantly China, with respect to trade policies, treaties, tariffs and taxes. The new U.S. presidential administration and U.S. Congress is in the process of revisiting and, in some cases, reversing changes made by the prior U.S. presidential administration. These developments, or the perception that any of them could occur, could have a material adverse effect on global economic conditions and the stability of global financial markets, and could significantly reduce global trade and, in particular, trade between the impacted nations and the United States.

12

This uncertainty includes the possibility of imposing tariffs or penalties on products manufactured outside the United States, including the U.S. government’s institution of a 25% tariff on a range of products from China and subsequent tariffs imposed by the United States as well as tariffs imposed by trading partners on U.S. goods. The institution of trade tariffs both globally and between the United States and China specifically carries the risk of negatively affecting the overall economic conditions of both China and the United States, which could have a negative impact on us.

We cannot predict whether, and to what extent, there may be changes to international trade agreements or whether quotas, duties, tariffs, exchange controls or other restrictions on our products will be changed or imposed. Although we currently maintain alternative sources for raw materials, if we are unable to source our products from the countries where we wish to purchase them, either because of regulatory changes or for any other reason, or if the cost of doing so increases, it could have a material adverse effect on our business, financial condition and results of operations. Disruptions in the supply of raw materials and components could temporarily impair our ability to manufacture our products for our customers or require us to pay higher prices to obtain these raw materials or components from other sources, which could affect our business and our results of operations. Furthermore, the imposition of tariffs on items imported by us from China or other countries could increase our costs and could have a material adverse effect on our business and our results of operations.

Our business may become subject to increased government regulation.

Our products are subject to certain federal, local, and non-U.S. laws and regulations, including, for example, state and local ordinances relating to building codes, public safety, electrical and gas pipeline connections, hydrogen transportation and siting and related matters. See Item 1, “Business—Government Regulations” for additional information. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States. Further, as products are introduced into the market commercially, governments may impose new regulations. We do not know the extent to which any such regulations may impact our ability to manufacture, distribute, install and service our products. Any regulation of our products, whether at the federal, state, local or foreign level, including any regulations relating to the production, operation, installation, and servicing of our products may increase our costs and the price of our products, and noncompliance with applicable laws and regulations could subject us to investigations, sanctions, enforcement actions, fines, damages, civil and criminal penalties or injunctions. If any governmental sanctions are imposed, our business, operating results, and financial condition could be materially adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, operating results and financial condition.

Changes in tax laws or regulations or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our operating results and financial condition.

We are subject to income taxes in the United States and various foreign jurisdictions. A number of factors may adversely affect our future effective tax rates, such as the jurisdictions in which our profits are determined to be earned and taxed; changes in the valuation of our deferred tax assets and liabilities; adjustments to estimated taxes upon finalization of various tax returns; changes in available tax credits, grants and other incentives; changes in stock-based compensation expense; the availability of loss or credit carryforwards to offset taxable income; changes in tax laws, regulations, accounting principles or interpretations thereof; or examinations by US federal, state or foreign jurisdictions that disagree with interpretations of tax rules and regulations in regard to positions taken on tax filings. A change in our effective tax rate due to any of these factors may adversely affect the carrying value of our tax assets and our future results from operations.

In addition, as our business grows, we are required to comply with increasingly complex taxation rules and practices. We are subject to tax in multiple U.S. tax jurisdictions and in foreign tax jurisdictions as we expand internationally. The development of our tax strategies requires additional expertise and may impact how we conduct our business. If our tax strategies are ineffective or we are not in compliance with domestic and international tax laws, our financial position, operating results and cash flows could be adversely affected.

13

We may be unable to establish or maintain relationships with third parties for certain aspects of continued product development, manufacturing, distribution and servicing and the supply of key components for our products.

We will need to maintain and may need to enter into additional strategic relationships in order to complete our current product development and commercialization plans. We may also require partners to assist in the sale, servicing and supply of components for our current products and anticipated products, which are in development. If we are unable to identify, enter into, and maintain satisfactory agreements with potential partners, including those relating to the supply, distribution, service and support of our current products and anticipated products, we may not be able to complete our product development and commercialization plans on schedule or at all. We may also need to scale back these plans in the absence of needed partners, which could adversely affect our future prospects for development and commercialization of future products. While we have entered into relationships with suppliers of some key components for our products, we do not know when or whether we will secure supply relationships for all required components and subsystems for our products, or whether such relationships will be on terms that will allow us to achieve our objectives. Our business prospects, results of operations and financial condition could be harmed if we fail to secure relationships with entities that can develop or supply the required components for our products and provide the required distribution and servicing support. Additionally, the agreements governing our current relationships allow for termination by our partners under certain circumstances, some of which are beyond our control. If any of our current strategic partners were to terminate any of its agreements with us, there could be a material adverse impact on the continued development and profitable commercialization of our products and the operation of our business, financial condition, results of operations and prospects.

We may be unable to make attractive acquisitions or successfully integrate acquired businesses, assets or properties, and any ability to do so may disrupt our business and hinder our ability to grow, divert the attention of key personnel, disrupt our business and impair our financial results.

As part of our business strategy, we intend to consider acquisitions of companies, technologies and products. We may not be able to identify such attractive acquisition opportunities. Acquisitions, involve numerous risks, any of which could harm our business, including, among other things:

●	difficulty in integrating the technologies, products, operations and existing contracts of a target company and realizing the anticipated benefits of the combined businesses;

●	mistaken assumptions about volumes or the timing of those volumes, revenues or costs, including synergies;

●	negative perception of the acquisition by customers, financial markets or investors;

●	difficulty in supporting and transitioning customers, if any, of the target company;

●	inability to achieve anticipated synergies or increase the revenue and profit of the acquired business;

●	the assumption of unknown liabilities;

●	exposure to potential lawsuits;

●	limitations on rights to indemnity from the seller;

●	the diversion of management’s and employees’ attention from other business concerns;

●	unforeseen difficulties operating in new geographic areas;

●	customer or key employee losses at the acquired businesses;

●	the price we pay or other resources that we devote may exceed the value we realize; or

●	the value we could have realized if we had allocated the purchase price or other resources to another opportunity and inability to generate sufficient revenue to offset acquisition costs.

14

Risks Associated with Our Subsidiary, HMNRTH, LLC

All strains of cannabis other than hemp remain illegal under Federal law.

Despite the development of a legal cannabis industry under the laws of certain states and the legalization of hemp under the Agriculture Improvement Act of 2018, the state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a “Schedule-I” controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the Obama Administration determined that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical and recreational cannabis. There is no guarantee that the current or any future Administration will not change the Federal government’s stated policy regarding the low-priority enforcement of Federal laws in states where cannabis has been legalized. Any such change in the Federal government’s enforcement of Federal laws could cause significant financial damage to us and our shareholders.

We recently entered the CBD Market and as a result, we are subject to numerous potential regulatory matters, which could negatively impact our operations.

The Drug Enforcement Administration (“DEA”) which enforces the controlled substances laws of the United States has issued various rules and announcements concerning various items considered to be marijuana extracts which may encompass Cannabinoids. The uncertainty involves the extent to which the DEA will try to restrict the marketing or distribution of hemp finished/CBD products which we manufacture and distribute. If the DEA or other government agency were to take any action concerning our CBD products, it would have a negative impact on our revenues and financial condition.

Because we are subject to numerous laws and regulations, we could incur substantial costs.

The manufacture, labeling and distribution of our products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to sell our products in the future. The FDA regulates our nutraceutical and wellness products to ensure that the products are not adulterated or misbranded.

We are subject to additional regulation as a result of our CBD products. The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increase the possibility that we may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to us, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results.

Failure to comply with FDA requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Our advertising is subject to regulation by the FTC under the FTCA. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Until we have developed and launched our products at commercial levels, there is uncertainty of market acceptance and the efficacy of the commercialization strategy.

While sales of our CBD products have been made in the past, we have yet to make any sales within the past twelve months due to our lack of inventory. It is our goal to place orders for inventory within the next 90 days, and going forward, so that sales may be made on the Company’s ecommerce site and/or to distributors, but it is not yet determined whether such products will gain consumer acceptance.

Until we have consistent, proven sales, there is uncertainty of product acceptance in the intended markets and our ability to commercialize our products. As with any transformational product, there will be a time before customers embrace the product and recognize its full value. If there are no, or only low levels of, product acceptance and sales, we may have to alter our business plan. As is typical of any new business concept, demand and market acceptance for newly introduced products and services is subject to great uncertainty. Achieving market acceptance will require us to undertake substantial marketing efforts and to make significant expenditures to create awareness of and demand for our products. We have limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities. Our efforts will be subject to all of the risks associated with the commercialization of new products, including unanticipated delays, expenses and the evolution of industry standards. There can be no assurance that markets for our products will not be limited, or that our strategies will result in successful product commercialization or in initial or continued market acceptance for our products.

Due to controversy over the cannabis plant within the United States, we face challenges getting our products into stores.

Some of our products are intended for ingestion purposes. There are potential significant health benefits to consuming hemp-based products; however, all products derived from the cannabis plant are controversial. Our products contain only trace amounts of THC and are below the legal limit for ingestion within the U.S. However, we anticipate that we may face scrutiny and experience resistance in getting our products into stores due to hesitation by food chains to carry any product even affiliated with the cannabis plant.

15

We face substantial risk of product liability claims and potential adverse product publicity.

Like any other retailer, distributor or manufacturer of products that are designed to be ingested, we face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. In the event we do not have adequate insurance or contractual indemnification, product liability claims could have a material adverse effect on the Company. The Company is not currently a named defendant in any product liability lawsuit; however, other manufacturers and distributors of nutritional supplements currently are or have been named as defendants in such lawsuits. The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding the Company’s insurance coverage could have a material adverse effect on the Company.

Government regulation of cannabis and hemp is constantly evolving, and unfavorable developments could have an adverse effect on our operating results.

Any changes in laws or regulations relating to cannabis and hemp could adversely affect our business, results of operations and our business prospects.

Our success depends, in part, on our ability to successfully manage our future inventories.

We must maintain sufficient inventory levels to operate our business successfully, but we must also avoid accumulating excess inventory, which increases working capital needs and lowers gross margin. We must typically order our CBD products well in advance of the time these products will be offered for sale to our customers. As a result, it may be difficult to respond to changes in consumer preferences and market conditions, which, for pop culture products, can change rapidly. If we do not accurately anticipate the popularity of certain products, then we may not have sufficient inventory to meet demand. Alternatively, if demand or future sales do not reach forecasted levels, we could have excess inventory that we may need to hold for a long period of time, write down, sell at prices lower than expected or discard. If we are not successful in managing our inventory, our business, financial condition and results of operations could be adversely affected.

We may also be negatively affected by changes in retailers’ inventory policies and practices. As a result of the desire of retailers to more closely manage inventory levels, there is a growing trend to make purchases on a “just-in-time” basis. This requires us to more closely anticipate demand and could require us to carry additional inventory. Policies and practices of individual retailers may adversely affect us as well, including those relating to access to and time on shelf space, price demands, payment terms and favoring the products of our competitors. Our retail customers make no binding long-term commitments to us regarding purchase volumes and make all purchases by delivering purchase orders. Any retailer can therefore freely reduce its overall purchase of our products, including the number and variety of our products that it carries, and reduce the shelf space allotted for our products. If demand or future sales do not reach forecasted levels, we could have excess inventory that we may need to hold for a long period of time, write down, sell at prices lower than expected or discard. If we are not successful in managing our inventory, our business, financial condition and results of operations could be adversely affected.

Risks Associated with Our Subsidiary, Markets on Main, LLC

An inability to develop and introduce products in a timely and cost-effective manner may damage our business.

Our sales and profitability depend on our ability to bring products to market to meet customer demands and before consumers begin to lose interest in a given property. There is no guarantee that we will be able to manufacture, source and ship new or continuing products in a timely manner and on a cost-effective basis to meet constantly changing consumer demands. This risk is heightened by our customers’ increasingly compressed shipping schedules and the seasonality of our business. Moreover, unforeseen delays or difficulties in the development process, significant increases in the planned cost of development, manufacturing delays or changes in anticipated consumer demand for our products and new brands may cause the introduction date for products to be later than anticipated, may reduce or eliminate the profitability of such products or, in some situations, may cause a product or new brand introduction to be discontinued.

Our success will depend on the reliability and performance of third-party distributors, manufacturers and suppliers.

We compete with other companies for the production capacity of third-party suppliers for components. Certain of these competing companies have substantially greater financial and other resources than we have, and we may be at a competitive disadvantage in seeking to procure production capacity. Our inability to contract with third-party manufacturers and suppliers to provide a sufficient supply of our products on acceptable terms and on a timely basis could negatively impact our relationships with existing customers and cause us to lose revenue-generating opportunities with potential customers. We also rely on operators and distributors to market and distribute our products. If our operators or distributors are unsuccessful, we may miss revenue-generating opportunities that might otherwise have been recognized.

We are increasingly dependent on information technology, and potential cyberattacks, security problems or other disruption and expanding social media vehicles present new risks.

We rely on information technology networks and systems, including the internet, to process, transmit and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, billing and operating data. We may purchase some of our information technology from vendors, on whom our systems will depend, and we rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential operator and other customer information. We depend upon the secure transmission of this information over public networks. Our networks and storage applications could be subject to unauthorized access by hackers or others through cyberattacks, which are rapidly evolving and becoming increasingly sophisticated, or by other means, or may be breached due to operator error, malfeasance or other system disruptions. In some cases, it will be difficult to anticipate or immediately detect such incidents and the damage they cause. Any significant breakdown, invasion, destruction, interruption or leakage of information from our systems could harm our reputation and business.

In addition, the use of social media could cause us to suffer brand damage or information leakage. Negative posts or comments about us on any social networking website could damage our or our brands’ reputations. Employees or others might disclose non-public sensitive information relating to our business through external media channels, including through the use of social media. The continuing evolution of social media will present us with new challenges and risks.

16

Defects in products we develop internally or for clients could reduce our revenue, increase our costs, burden our engineering and marketing resources, involve us in litigation and adversely affect us.

Our success will depend on our ability to avoid, detect and correct defects in our products. We may not be able to maintain products that are free from defects. Although we have taken steps to prevent defects, our products could suffer such defects. The occurrence of such defects or malfunctions could result in physical harm to the patrons of our customers and the subsequent termination of agreements, cancellation of orders, product returns and diversion of our resources. Even if our customers do not suffer financial losses, customers may replace our products if they do not perform according to expectations. Any of these occurrences could also result in the loss of or delay in market acceptance of our products and/or loss of sales. In addition, the occurrence of defects in our products may give rise to claims for lost revenues and related litigation by our customers and may subject us to investigation or other disciplinary action by regulatory authorities that could include suspension or revocation of our ability to do business in certain jurisdictions.

An inability to develop and introduce products in a timely and cost-effective manner may damage our business.

Our sales and profitability for our CBD products depend on our ability to bring products to market to meet customer demands before consumers begin to lose interest in a given property. There is no guarantee that we will be able to source our manufacturing and ship new or continuing products in a timely manner or on a cost-effective basis to meet constantly changing consumer demands. This risk is heightened by our customers’ increasingly compressed shipping schedules and the seasonality of our business. These time constraints may lead our customers to reduce their demand for these products in order to minimize their inventory risk. Moreover, unforeseen delays or difficulties in the development process, significant increases in the planned cost of development, manufacturing or distribution delays or changes in anticipated consumer demand for our products and new brands, or the related third party content, may cause the introduction date for new CBD products to be later than anticipated, may reduce or eliminate the profitability of such products or, in some situations, may cause a product or new brand introduction to be discontinued.

Risk to Our Common Stock

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies trading on the Over The Counter Bulletin Board must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get relisted on the OTC Bulletin Board, which may have an adverse material effect on the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is not classified as a “shell company” under Rule 405 of the Securities Act.

17

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. On July 16, 2019, the Company’s Board of Directors approved the designation of two new series of preferred stock, Series K Super Voting Preferred Stock (3 shares authorized) and Series L Preferred Stock (500,000 shares authorized).

At present, we have authorized 5,000,000 shares of Preferred Stock with 258 and 258 shares outstanding at September 30, 2021 and June 30, 2021, respectively. In the event of issuance of additional shares, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Please see NOTE I - CAPITAL STOCK within the Company’s condensed consolidated financial statements for the three months ended September 30, 2021 for further information.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company, with a limited operating history and lack of profits which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

Our stock price may be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. First, our common stock will be compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time. Moreover, the OTC Bulletin Board is not a liquid market in contrast to the major stock exchanges. We cannot assure you as to the liquidity or the future market prices of our common stock if a market does develop. If an active market for our common stock does not develop, the fair market value of our common stock could be materially adversely affected.

Existing stockholders will experience significant dilution from our sale of shares under potential Securities Purchase Agreements.

The sale of shares pursuant to any Securities Purchase Agreements executed by the Company in the future will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline significantly, as we sell shares pursuant to the Securities Purchase Agreement. In addition, for any particular advance, we will need to issue a greater number of shares of common stock under the Securities Purchase Agreement as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

The Company May Issue Shares of Preferred Stock with Greater Rights than Common Stock.

The Company’s charter authorizes the Board of Directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from holders of the Company’s common stock. Any preferred stock that is issued may rank ahead of the Company’s common stock in terms of dividends, priority and liquidation premiums and may have greater voting rights than the Company’s common stock.

18

Being a Public Company Significantly Increases the Company’s Administrative Costs.

The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and listing requirements subsequently adopted by the NYSE Amex in response to Sarbanes-Oxley, have required changes in corporate governance practices, internal control policies and audit committee practices of public companies. Although the Company is a relatively small public company, these rules, regulations, and requirements for the most part apply to the same extent as they apply to all major publicly traded companies. As a result, they have significantly increased the Company’s legal, financial, compliance and administrative costs, and have made certain other activities more time consuming and costly, as well as requiring substantial time and attention of our senior management. The Company expects its continued compliance with these and future rules and regulations to continue to require significant resources. These rules and regulations also may make it more difficult and more expensive for the Company to obtain director and officer liability insurance in the future and could make it more difficult for it to attract and retain qualified members for the Company’s Board of Directors, particularly to serve on its audit committee.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTC Bulletin Board, but it is the Company’s plan that the common shares be quoted on the OTC Bulletin Board. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US $5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i)	the equity security is listed on NASDAQ or a national securities exchange;

(ii)	the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US $5,000,000, or (b) average annual revenue of at least US $6,000,000; or

(iii)	the issuer of the equity security has been in continuous operation for more than three years and has net tangible assets of at least US $2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share. Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and experience further dilution.

We are authorized to issue up to 14,991,000,000 shares of common stock, of which 11,466,038,570 are issued and outstanding as of the date of this filing. Our Board of Directors has the authority to cause us to issue additional shares of common stock and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future. Please see NOTE-I CAPITAL STOCK and NOTE L - SUBSEQUENT EVENTS within the Company’s condensed consolidated financial statements for the three months ended September 30, 2021 for further information.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

You may be diluted by conversions of the Company’s convertible notes, future conversions of the Company’s Series L Preferred Stock and exercise of the Armada warrant.

As of September 30, 2021, we had (i) outstanding Convertible Promissory Notes in an aggregate principal amount of $497,250; (ii) 255 shares of Series L Preferred Stock outstanding; and (iii) a warrant issued to Armada Capital Partners, LLC that collectively could be converted and/or exercised into 1,548,833,791 shares of common stock based on the closing stock price at September 30, 2021 and the inherit conversion features.

The conversion of the Convertible Promissory Notes and Series L Preferred Stock and exercise of the Armada warrant will result in further dilution of your investment. In addition, you may experience additional dilution if we issue common stock in the future. As a result of this dilution, you may receive significantly less in net tangible book value than the full purchase price you paid for the shares in the event of liquidation. As of the date of this filing, the Company does not have a sufficient number of authorized but unissued shares to issue in the event our noteholders and the holder of our Series L Preferred stock were to elect to convert into shares of our Class A Common Stock. The Company may be required to file an Amendment to its Articles of Incorporation to increase the number of authorized shares of Class A Common Stock or to effect a reverse stock split to satisfy the requested conversions.

19

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, will dilute your ownership interests and may adversely affect the future market price of our common stock.

The issuance of additional shares of our common stock or securities convertible into or exchangeable for our common stock could be dilutive to stockholders if they do not invest in future offerings. We may seek additional capital through a combination of private and public offerings in the future.

The Company’s shares of common stock are quoted on the OTC Pink Sheet market, which limits the liquidity and price of the Company’s common stock.

The Company’s shares of Common Stock are traded on the OTC Pink Sheet market under the symbol “GTLL.” Quotation of the Company’s securities on the OTC Pink Sheet market limits the liquidity and price of the Company’s Common Stock more than if the Company’s shares of Common Stock were listed on The Nasdaq Stock Market or a national exchange. There is currently no active trading market in the Company’s Common Stock. There can be no assurance that there will be an active trading market for the Company’s Common Stock following a business combination. In the event that an active trading market commences, there can be no assurance as to the market price of the Company’s shares of Common Stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

We are classified as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings.

Because directors and officers currently and for the foreseeable future will continue to control Global Technologies, it is not likely that you will be able to elect directors or have any say in the policies of the Company.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Global Technologies beneficially own approximately 30% of our outstanding common stock either through direct ownership or through another class of capital stock that may be convertible into shares of our common stock. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management. Our President, Jimmy Wayne Anderson, owns, 3 shares of Series K Super Voting Preferred stock and 18 shares of Series L Preferred stock convertible into 41,474,654 based on a conversion price of $0.00217. Sylios Corp, an entity controlled by Mr. Anderson, owns 10 shares of Series L Preferred stock convertible into 23,041,475 based on a conversion price of $0.00217. Our President is also the control person for one of the entities, Around the Clock Partners, LP (“ATC”), that owns 40 shares of Series L Preferred stock convertible into 92,165,899 based on a conversion price of $0.00217. As of the date of this filing, our President would have voting rights equal to 297,750,901,491 shares (4,145,024,151 votes through the issuance of the Company’s Series L Preferred Stock and 293,605,877,340 votes through the issuance of the Company’s Series K Preferred Stock for a total of 297,750,901,491 votes) out of a total of 366,467,346,417 votes available to vote on matters brought before shareholders, or 81.25%.

Cautionary Note.

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $300,000) will be $2,700,000. We will use these net proceeds for:

If 2,000,000,000 Shares (100%) are sold:

Planned Actions	Estimated Cost to Complete
Licensing and Patent Fees	300,000
Loan to Tersus Power, Inc. for hydrogen fueling station development and production of prototype	500,000
Salaries, Administrative, Accounting, Legal (transactional and SEC), Regulatory	200,000
Marketing and Sales	200,000
Engineering	500,000
CBD inventory	250,000
Markets on Main software development	250,000
Working capital	500,000
Commissions and Underwriting Fees	300,000
TOTAL	$3,000,000

If 1,500,000,000 Shares (75%) are sold:

Planned Actions	Estimated Cost to Complete
Licensing and Patent Fees	225,000
Loan to Tersus Power, Inc. for hydrogen fueling station development and production of prototype	500,000
Salaries, Administrative, Accounting, Legal (transactional and SEC), Regulatory	200,000
Marketing and Sales	100,000
Engineering	300,000
CBD inventory	250,000
Markets on Main software development	250,000
Working capital	200,000
Commissions and Underwriting Fees	225,000
TOTAL	$2,250,000

20

If 1,000,000,000 Shares (50%) are sold:

Planned Actions	Estimated Cost to Complete
Licensing and Patent Fees	100,000
Loan to Tersus Power, Inc. for hydrogen fueling station development and production of prototype	300,000
Salaries, Administrative, Accounting, Legal (transactional and SEC), Regulatory	150,000
Marketing and Sales	100,000
Engineering	200,000
CBD inventory	200,000
Markets on Main software development	200,000
Working capital	100,000
Commissions and Underwriting Fees	150,000
TOTAL	$1,500,000

If 500,000,000 Shares (25%) are sold:

Planned Actions	Estimated Cost to Complete
Licensing and Patent Fees	100,000
Loan to Tersus Power, Inc. for hydrogen fueling station development and production of prototype	150,000
Salaries, Administrative, Accounting, Legal (transactional and SEC), Regulatory	75,000
Marketing and Sales	50,000
Engineering	50,000
CBD inventory	100,000
Markets on Main software development	100,000
Working capital	50,000
Commissions and Underwriting Fees	75,000
TOTAL	$750,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 25%, 50% or 75% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of September 30, 2021 was ($1,395,442) or ($0.000098) per then outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

21

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $300,000, $225,000, $150,000 and $75,000, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this Offering	$0.0015	$0.0015	$0.0015	$0.0015

Historical net tangible book value per share as of September 30, 2021 (1)	(0.000098)	(0.000098)	(0.000098)	(0.000098)

Increase in net tangible book value per share attributable to new investors in this Offering (2)	$0.000178	0.000138	$0.000095	$0.000049

Net tangible book value per share, after this Offering	$0.000080	0.00004	$(0.000003)	$(0.000049)

Dilution per share to new investors	$0.00158	0.00154	$0.001497	$0.001451

(1)	Based on net tangible book value as of September 30, 2021 of ($1,395,442) and 14,290,293,609 outstanding shares of Common stock.

(2)	After deducting estimated offering expenses of $300,000, $225,000, $150,000 and $75,000, respectively.

Future Dilution

Dilution may also result from future actions by our Company, and specifically from any increase in the number of shares of the Company’s capital stock outstanding resulting from a stock offering (such as a public offering, a crowdfunding round, a venture capital round or an angel investment), employees exercising stock options, or conversion of certain instruments (such as convertible bonds, preferred shares or warrants) into stock.

If we decide to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if we offer dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).

Dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future), and the terms of those notes.

If you are making an investment expecting to own a certain percentage of our Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by us. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Percentage Ownership Including All Shares Issued and Outstanding

Share Structure	Number of Shares Beneficially Owned	Percent of Class Before Offering	Percent of Class After Offering
Shares outstanding prior to offering	11,466,038,570	100.00%	85.15%
Shares offered in offering	2,000,000,000	0%	14.85%
Total shares (a)	13,466,038,570	100.00%	100.00%

(a)	Total shares outstanding after the offering equals 13,466,038,570 and assumes that all shares in the offering are sold.

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Exchange Listing

Our Common Stock is quoted on the OTC Markets’ “PINK Marketplace” under the symbol “GTLL.”

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by us. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Maximum Offering is reached or, if it is not reached, on the Termination Date.

22

Minimum Purchase Requirements

The minimum purchase requirement per investor is 5,000,000 Offered Shares ($7,500); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $5,000.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to www.minivest.com, click on the “Invest Now” button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Selling Security holders

There are no selling security holders in this Offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

23

COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. The virus and actions taken to mitigate its spread have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. The Company continues to execute its business plan. At the present time, the Company cannot predict the full impact of the COVID-19 virus on its business. Our projections on spending, product development and milestone achievements are likely to be further revised as new information is obtained.

Management’s Discussion and Analysis

Overview

Global Technologies, Ltd. (hereinafter the “Company”, “Our”, “We”, or “Us”) is a publicly quoted company that was incorporated under the laws of the State of Delaware on January 20, 1999 under the name of NEW IFT Corporation. On August 13, 1999, the Company filed an Amended and Restated Certificate of Incorporation with the State of Delaware to change the name of the corporation to Global Technologies, Ltd. Our principal executive offices are located at 501 1st Ave N., Suite 901, St. Petersburg, FL 33701 and our telephone number is (727) 482-1505. Our website address is www.globaltechnologiesltd.info. The information contained on, or that can be accessed through, our website is not a part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

Current Operations

Global Technologies, Ltd. (“Global Technologies”) is a holding corporation, which through its subsidiaries, has operations engaged in the online sales of CBD and hemp related products, the acquisition of intellectual property in the safety and security space and as a portal for entrepreneurs to provide immediate access to live shopping, e-commerce, product placement in brick and mortar retail outlets and logistics.

On September 3, 2020, the Company entered into a Commitment to be Bound by the Amended Operating Agreement to Effect Transfer of Membership Interest in order to facilitate the transfer of 25 Membership Units (the “Units”) issued by Global Clean Solutions, LLC (“Global”) and held in the name of Graphene Holdings, LLC (“Graphene”) to the Company. In exchange for the transfer of the Units to the Company, the Company issued to Graphene a Convertible Promissory Note (the “Note”) in the amount of $250,000. Please see NOTE F - NOTES PAYABLE, THIRD PARTIES within the Company’s condensed consolidated financial statements for the three months ended September 30, 2021 for further information.

As of September 30, 2021, Global Technologies had four wholly-owned subsidiaries: TCBM Holdings, LLC (“TCBM”), HMNRTH, LLC (“HMNRTH”), 911 Help Now, LLC (“911”) and Markets on Main, LLC (“MOM”). As of September 30, 2021, the Company had a minority investment in one entity, Global Clean Solutions, LLC.

Our wholly owned subsidiaries:

About TCBM Holdings, LLC

TCBM Holdings, LLC (“TCBM”) was formed as a Delaware limited liability company on August 10, 2017. TCBM is a holding corporation, which operated through its two wholly owned subsidiaries, HMNRTH, LLC and 911 Help Now, LLC.

About HMNRTH, LLC

HMNRTH, LLC (“HMNRTH”) was formed as a Delaware limited liability company on July 30, 2019. HMNRTH operates as an online store selling a variety of hemp and CBD related products. The Company’s business model is to bridge the gap between the lifestyle and knowledge components within the cannabis industry. The Company’s goal is to educate every consumer while cultivating an experience by providing quality products, branded cutting-edge content, and diversified product lines for any purpose.

In September 2019, the Company entered into a Quality Agreement with Nutralife Biosciences for the development and production of its CBD line of products. The Company’s product line includes hemp derived, full spectrum cannabidiol tinctures and creams in varying sizes.

In order for the Company to generate revenue through HMNRTH, we will need to: (i) produce additional inventory for retail sales through the Company’s ecommerce site or sales, or (ii) sales to third party distributors, or (iii) direct sales to brick and mortar CBD retail outlets, or (iv) generate additional CBD formulas to be utilized in new products At present, the Company does not have the required capital to initiate any of the options and there is no guarantee that we will be able to raise the required funds.

Regulation of HMNRTH products:

The manufacture, labeling and distribution of our products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to sell our products in the future. The FDA regulates our nutraceutical and wellness products to ensure that the products are not adulterated or misbranded.

24

We are subject to additional regulation as a result of our CBD products. The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increase the possibility that we may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to us, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results.

Failure to comply with FDA requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Our advertising is subject to regulation by the FTC under the FTCA. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

About 911 Help Now, LLC

911 Help Now, LLC (“911”) was formed as a Delaware limited liability company on February 2, 2018. 911 was a holding company of intellectual property in the safety and security space. At present, we own no intellectual property within our 911 subsidiary. In order to generate future revenue within 911, we will need to identify and either acquire or license intellectual property. In the event of an acquisition, we will then need to either develop products utilizing our intellectual property or license out our intellectual property to a third party. There is no guarantee that we will be successful with an acquisition or licensing of any intellectual property.

About Markets on Main, LLC

Markets on Main, LLC (“MOM”) was formed as a Florida limited liability company on April 2, 2020. MOM is A full service, sales and distribution, third-party logistics provider and portal to multi-channel sales opportunities. MOM’s focus is on bringing small businesses and entrepreneurs to large opportunities and distribution. MOM will provide the following services to its clients: inventory management, brand management, fulfillment and drop-ship capabilities, retail distribution and customer service. MOM’s website can be found at www.marketsonmain.com.

Investments:

About Global Clean Solutions, LLC

Global Clean Solutions was founded as a special purpose entity in the Personal Protective Equipment Industry during the initial stages of the pandemic in 2020. Its management set out with a simple mission; deliver customers PPE while removing the panic from the pandemic. Global Clean Solutions has created a solid and repeatable foundation and is able to satisfy the needs of both government municipalities and corporations that many companies have tried, and few have succeeded.

●	Direct to factory relationships
●	Proprietary hand sanitizer ready to ship
●	Funding programs available
●	Government contract expertise
●	Overseas production capabilities
●	Distribution centers in CA and FL

The Company elected to impair its investment in Global Clean Solutions during the year ended June 30, 2021 as it does not anticipate generating any further revenue from this investment.

25

Services:

Consulting Services

On May 10, 2021, the Company entered into a Consulting Agreement (the “Agreement”) with CoroWare, Inc. (“CoroWare”). Under the terms of the Agreement, the Company is to prepare the following financial reports for CoroWare: (i) Registration Statement and all subsequent amendments, (ii) Quarterly Reports for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and (iii) Annual Report for the period ended December 31, 2021. The Agreement shall have a term of one (1) year or until CoroWare’s Annual Report is filed with OTC Markets or the SEC. The Company shall be compensated a total of $45,000 in three equal payments of $15,000. As of September 30, 2021, the Company has received $30,000 compensation.

On June 29, 2021, the Company entered into a Fee Agreement for the preparation of a registration statement on Form S-1 and all follow up correspondence with the appropriate regulatory agencies. As of September 30, 2021, the Company has received $5,000 compensation.

Letter of Intent with Tersus Power, Inc.

On November 16, 2021, the Company entered into a Letter of Intent (“LOI”) to acquire all of the issued and outstanding shares of Tersus Power, Inc. Further details of the transaction will be disseminated upon execution of the definitive documents. The transaction is anticipated to close during Q1 2022.

About Tersus Power, Inc.

Tersus Power Inc. was founded in 2020 as a contract manufacturer that will build and deliver Modular Hydrogen Fueling stations across the U.S and Canada. Tersus Power is located in Nevada and is in the process of commissioning a facility to manufacture the initial prototypes, and then ramp up to manufacture 10 modular fueling stations per month. The Company’s manufacturing facility will be located in the Pittsburgh, PA metroplex.

Tersus Power bases its Gen3 Modular Hydrogen Fueling Station on the PowerTap PT50, which was originally developed and manufactured by Nuvera in cooperation with the Department of Energy. Tersus Power’s next generation modular Hydrogen fueling station will utilize the patented solutions developed by Nuvera and the Department of Energy and will generate up to 1250 Kg of pure Hydrogen daily.

Tersus Power’s sole objective is to design a safe, adaptable and affordable hydrogen fueling station that allows for rapid development and deployment of hydrogen fueling infrastructure while minimizing the risk to investors. The Company’s modular prefabricated fueling stations could be produced on a very large scale and available immediately for delivery to participating sites in order to meet the growing demand for hydrogen fuel. The success of these stations will build increased confidence in the hydrogen vehicle market for both consumers and investors.

The station production equipment will be housed in a modular steel-hardened exoskeleton platform similar to a 40-foot shipping container, depending on the production requirements for a given site. The platform would contain a fully operational hydrogen production system. Each fueling station will be preassembled and rigorously tested in Tersus Power’s manufacturing facility to ensure minimum configuration at time of delivery. The design enhanced side panels that cover the structure will give it a permanent look and feel while providing further stability to the structure as a whole. The panels will be removable to provide access to production equipment for the purposes of maintenance and repair.

The modular fueling station will be placed on site at existing fueling stations on a prepared concrete pad that could support a more permanent installation. This approach allows for a narrowly focused permitting process which is necessary to connect the modular fueling stations to on-site utilities supporting the production of hydrogen. This approach eliminates the costly need to transport hydrogen from large-scale “refineries” to fueling stations.

Tersus Power generated over $2 million in revenue during 2021 by providing engineering services contracts in the hydrogen industry. There are no guarantees that the proposed transaction will close.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire development plan, it may have to raise additional funds in the next twelve months.

The Company may make significant changes in the number of employees at the corporate level, as well as retaining the services of software developers as contract labor or employees.

Investments. The Company intends to make substantial investment in processing organic waste into higher value carbon and hydrogen products either through licensing technologies, acquisitions, joint ventures, retaining engineers or a combination thereof.

Marketing and sales. The Company will incur substantial marketing and sales expenses which will consist primarily of salaries, and benefits for employees engaged in sales, sales support, marketing, business development, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

Cost of revenue. The Company expects that the cost of revenue for its operations will consist primarily of expenses associated with the acquisition of capital equipment, development of proprietary technologies and engineering processes for processing organic waste into higher value carbon and hydrogen products, and the distribution of carbon and hydrogen products. These include expenses related to providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will continue to engage in research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing sales, and in promoting and managing its operations.

26

Results of Operations

Three Months Ended September 30, 2021 Compared to Three Months Ended September 30, 2020

The following table sets forth information comparing the components of net (loss) income for the three months ended September 30, 2021 and 2020:

	Three Months Ended September 30,		Period over Period Change
	2021	2020	$	%
Revenues, net	$50,000	$-	$50,000	100.00%
Cost of revenues	-	-	-	-
Gross profit	50,000	-	50,000	100.00%

Operating expenses:
Selling, general and administrative	16,318	38,437	(22,119)	-57.55%
Other operating expenses	92,048	29,758	62,290	209.32%
Total operating expenses	108,366	68,195	40,171	58.91%
Operating loss	(58,366)	(68,195)	9,829	14.41%

Other (expense) income:
Forgiveness of debt and accrued interest	433,849	-	433,849	100.00%
Gain (loss) on derivative liability	2,083	(3,965)	6,048	152.53%
Gain (loss) on issuance of notes payable	(122,046)	(115,290)	(6,756)	-5.86%
Amortization of debt discounts	(106,893)	(311,409)	204,516	-65.67%
Interest expense	(28,983)	(16,943)	(12,040)	-71.06%
Total other income (expenses)	178,010	(447,607)	625,617	139.77%
Income (loss) before income taxes	119,644	(515,802)	635,446	123.16%
Income tax expense	-	-	-	-
Net income (loss)	119,644	(515,802)	635,446	123.16%

Revenue

For the three months ended September 30, 2021 and 2020, we generated revenue of $50,000 and $-, respectively. The Company’s revenue was 100% derived from consulting revenue for the three months ended September 30, 2021.

Cost of Revenues

For the three months ended September 30, 2021 and 2020, cost of revenues was $- and $-, respectively.

Gross Profit

For the three months ended September 30, 2021 and 2020, gross profit was $50,000 and $-, respectively.

Operating Expenses

Selling, general and administrative expenses were $16,318 and $38,437 for the three months ended September 30, 2021 and 2020, respectively, representing a decrease of $22,119, or 57.55%. The Company’s selling, general and administrative expenses decrease is largely attributable to a reduction in corporate office expenses.

Other Expenses

Other income (expenses) were $178,010 and ($447,607) for the three months ended September 30, 2021 and 2020, respectively, representing an increase of $625,617, or 139.77%. The other income (expenses) for the three months ended September 30, 2021 included amortization of debt discounts of ($106,893), interest expense of ($28,983), loss on issuance of notes payable of ($122,046) offset by a gain on derivative liability of $2,083 and gain on forgiveness of debt and interest of $433,849. The increase in other income for the three months ended September 30, 2021 was largely attributable to a gain on forgiveness of debt and accrued interest.

27

Income tax expense

There was no income tax expense for the three months ended September 30, 2021 and September 30, 2020.

Net Income (loss)

For the three months ended September 30, 2021, our net income increased to $119,644, as compared to a net loss of ($515,802) for three months ended September 30, 2020, an increase of $635,446. The increase in net income for the three months ended September 30, 2021 was largely attributable to gain on forgiveness of debt and interest.

Year Ended June 30, 2021 Compared to Year Ended June 30, 2020

The following table sets forth information comparing the components of net (loss) income for the years ended June 30, 2021 and 2020:

	Years Ended June 30,		Period over Period Change
	2021	2020	$	%
Revenues, net	$15,000	$548,350	$(533,350)	-97.26%
Cost of revenues	-	70,850	(70,850)	-100.00%
Gross profit	15,000	477,500	(462,500)	-96.86%

Operating expenses:
Selling, general and administrative	173,296	51,070	122,226	239.33%
Other operating expenses	193,508	658,666	(465,158)	-70.62%
Total operating expenses	366,804	709,736	(342,932)	-48.32%
Operating loss	(351,804)	(232,236)	(119,568)	-51.49%

Other (expense) income:
Forgiveness of debt and accrued interest	336,786	-	336,786	100.00%
Interest income	-	1,860	(1,860)	-100.00%
Gain on derivative liability	436,326	2,190,053	(1,753,727)	-80.08%
Investment income from Global Clean Solutions, LLC	12,197	-	12,197	100.00%
Write-off of Global Clean Solutions, LLC	(250,000)	-	(250,000)	-100.00%
Impairment of goodwill	(473,322)	-	(473,322)	-100.00%
Loss on issuance of notes payable	(2,759,425)	(873,048)	(1,886,377)	-216.07%
Default principal and interest expense	(225,702)	-	(225,702)	-100.00%
Amortization of debt discounts	(841,124)	(1,577,391)	736,267	46.68%
Interest expense	(112,593)	(60,179)	(52,414)	-87.10%
Total other income (expenses)	(3,876,857)	(318,705)	(3,558,152)	-1,116.44%
Loss before income taxes	(4,228,661)	(550,941)	(3,677,720)	-667.53%
Income tax expense	-	-	-	-
Net loss	(4,228,661)	(550,941)	(3,677,720)	-667.53%

Revenues

For the years ended June 30, 2021 and 2020, we generated $15,000 and $548,350 in revenue, respectively. Our revenue for the year ended June 30, 2021 was 100% comprised of consulting revenue with one customer. Our revenue for the year ended June 30, 2020 was 100% comprised of the sale of hemp and CBD inventory through our subsidiary. HMNRTH, LLC. The sale of inventory was part of the normal operations of the Company, and it is anticipated that we will recognize similar operating activity with other customers during fiscal 2022. The lack of revenue from HMNRTH during the year ended June 30, 2021 was largely attributable to the Company’s inability to raise capital for inventory. The Company is in discussions with the manufacturer of its CBD products to formulate two new flavors upon successful financing.

For the years ended June 30, 2021 and 2020, our cost of goods sold was $0 and $70,850, respectively. The makeup of the cost of goods sold for the year ended June 30, 2020 was 100% comprised of costs for the development and production of the hemp and CBD products sold.

Operating Expenses

Our operating expenses were $366,804 and $709,736 for years ended June 30, 2021 and 2020, respectively.

We incurred $0 and $0 in advertising expenses for the years ended June 30, 2021 and 2020, respectively.

We incurred $80,000 (including $40,000 stock-based compensation) and $80,000 (including $40,000 stock-based compensation) in officer and director related expenses for years ended June 30, 2021 and 2020, respectively. The Company anticipates that these expenses will increase during fiscal 2022 as the Company expands the operations of Markets on Main and the Company will need to expand its management and ancillary staff.

Loss from Operations

The Company’s loss from operations increased to ($351,804) for the year ended June 30, 2021 from ($232,236) in 2020, an increase of ($119,568). The increase in loss from operations is largely attributable to a decrease in revenue and increase in selling, general and administrative expenses during the year ended June 30, 2021.

28

Other Income (Expenses)

Other Income (Expenses) included interest expense, interest income, gain on derivative liability, investment income, forgiveness of debt and accrued interest, loss on issuance of convertible notes and amortization of debt discounts in the amount of ($3,876,857) during the year ended June 30, 2021 as compared to ($318,705) the year ended June 30, 2020. The increase in other income (expenses) during the year ended June 30, 2021 is largely attributable to the Company’s loss on issuance of convertible notes in the amount of ($2,759,425), amortization of debt discounts in the amount of ($841,124) and impairment of goodwill in the amount of ($473,322).

Net Income (Loss)

For the year ended June 30, 2021, our net loss increased to ($4,228,661), as compared to a net loss of ($550,941) for the year ended June 30, 2020, an increase of ($3,677,720). The increase in net loss is largely attributable to the Company’s loss on issuance of convertible notes, amortization of debt discounts and impairment of goodwill.

Liquidity and Capital Resources

The following table summarizes the cash flows for the three months ended September 30, 2021 and 2020:

	2021	2020
Cash Flows:

Net cash provided by (used in) operating activities	(80,873)	56,767
Net cash provided by investing activities	-	-
Net cash provided by financing activities	90,903	(43,353)

Net increase (decrease) in cash	10,030	13,414
Cash at beginning of period	56,300	25

Cash at end of period	$66,330	$13,439

As of September 30, 2021 and 2020, the Company had cash of $66,330 and $13,439, respectively.

We had cash (used in) provided by operating activities of ($80,873) for the three, months ended September 30, 2021, compared to $56,767 for the three months ended September 30, 2020. The increase in cash (used in) operating activities for the three months ended September 30, 2021 is largely attributable to forgiveness of debt and accrued interest of $433,849 offset by net income of $119,644 and loss on issuance of notes payable of $122,046.

We had cash provided by investing activities of $- and $- for the three months ended September 30, 2021 and 2020, respectively

We had cash provided by (used in) financing activities of $90,903 and ($43,353) for the three months ended September 30, 2021 and 2020, respectively, of which $97,500 was from borrowings from notes payable offset by repayment of a note payable in the amount of ($6,597) during the three months ended September 30, 2021.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, or capital expenditures.

Derivative Financial Instruments

Derivative financial instruments, as defined in FASB ASC 815, Derivatives and Hedging (“ASC 815”), consist of financial instruments or other contracts that contain a notional amount and one or more underlying variables (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. The caption Derivative Liability consists of (i) the fair values associated with derivative features embedded in various convertible note financings and (ii) the fair values of the detachable warrants that were issued in connection with those financing arrangements.

We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts, such as debt financing arrangements and freestanding warrants with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by ASC 815, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

29

We estimate fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique, we consider, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as free-standing warrants, we generally use the Black-Scholes-Merton option valuation technique because it embodies all of the requisite assumptions (including trading volatility, estimated terms and risk-free rates) necessary to value these instruments. For complex derivative instruments, such as embedded conversion options, we generally use the Flexible Monte Carlo valuation technique because it embodies all of the requisite assumptions (including credit risk, interest-rate risk and exercise/conversion behaviors) that are necessary to value these more complex instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, our income will reflect the volatility in these estimate and assumption changes.

Recent Financing Transactions

Convertible Notes Payable

For the three months ended September 30, 2021 and years ended June 30, 2021 and 2020, the Company issued the following new convertible notes payable:

On September 9, 2021, the Company issued to Power Up Lending Group Ltd. (the “Investor”) a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $48,750. The Convertible Note has a term of one (1) year (Maturity Date of September 9, 2022) and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Convertible Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount at the option of the holder. The “Variable Conversion Price” shall mean 61% multiplied by the Market Price (as defined herein) (representing a discount rate of 39%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. The transaction closed on September 13, 2021. As of September 30, 2021, $48,750 principal plus $224 interest were due.

On July 12, 2021, the Company issued to Power Up Lending Group Ltd. (the “Investor”) a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $48,750. The Convertible Note has a term of one (1) year (Maturity Date of July 12, 2022) and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Convertible Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount at the option of the holder. The “Variable Conversion Price” shall mean 61% multiplied by the Market Price (as defined herein) (representing a discount rate of 39%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. The transaction closed on July 15, 2021. As of September 30, 2021, $48,750 principal plus $855 interest were due.

On June 17, 2021, the Company issued to Power Up Lending Group Ltd. (the “Investor”) a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $68,750. The Convertible Note has a term of one (1) year (Maturity Date of June 17, 2022) and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Convertible Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount at the option of the holder. The “Variable Conversion Price” shall mean 61% multiplied by the Market Price (as defined herein) (representing a discount rate of 39%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. The transaction closed on June 21, 2021. As of September 30, 2021, $68,750 principal plus $1,582 interest were due.

30

On February 22, 2021, the Company executed a Convertible Note (the “Convertible Note”) payable to Tri-Bridge Ventures, LLC (the “Holder”) in the principal amount of up to $200,000. The Convertible Note shall accrue interest at 10% per annum. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (February 22, 2022) at the option of the holder. The conversion price shall be equal to the lesser of (i) the price of any public offering of the Maker’s Common Stock or (ii) Fifty Percent (50%) of the lowest Trading Price (defined below) during the Twenty Trading Day period prior to the day the Holder delivers the Conversion Notice (“Conversion Price”). “Trading Price” means, for any security as of any date, any trading price on the OTC Bulletin Board, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Convertible Note was funded on March 2, 2021. As of September 30, 2021, $200,000 principal plus $11,616 interest were due.

On January 20, 2021, the Company executed a Convertible Note (the “Convertible Note”) payable to Tri-Bridge Ventures, LLC (the “Holder”) in the principal amount of up to $150,000. The Convertible Note shall accrue interest at 10% per annum. The Convertible Note was partially funded on January 27, 2021 in the amount of $100,000. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (January 20, 2022) at the option of the holder. The Conversion Price shall be equal to Fifty Percent (50%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. On the date that a Conversion Notice is delivered to Holder, the Company shall deliver an estimated number of shares (“Estimated Shares”) to Holder’s brokerage account equal to the Conversion Amount divided by 50% of the Market Price. “Market Price” shall mean the lowest of the daily Trading Price for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). As of September 30, 2021, $100,000 principal plus $6,740 interest were due.

On September 9, 2020, the Company executed a Convertible Note (the “Convertible Note”) payable to Graphene Holdings, LLC (the “Holder”) in the principal amount of $20,000. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 9, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 70% multiplied by the Market Price (as defined herein)(representing a discount rate of 30%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. The Convertible Note has a term of one (1) year and bears interest at 3% annually. As of September 30, 2021, $20,000 principal, $10,000 default principal, $622 interest and $4,246 default interest were due.

On September 3, 2020, the Company executed a Convertible Note (the “Convertible Note”) payable to Graphene Holdings, LLC (the “Holder”) in the principal amount of $250,000. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 3, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. The Convertible Note has a term of one (1) year and bears interest at 3% annually. On September 22, 2021, the Holder forgave all unpaid principal and interest on the Convertible Note. As of September 30, 2021, no principal or interest were due.

31

On December 17, 2019, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Armada Capital Partners, LLC (“Armada”) wherein the Company issued Armada a Convertible Promissory Note (the “Convertible Note”) in the amount of $11,000 ($1,000 OID). The Convertible Note has a term of one (1) year (due on December 17, 2020) and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 20, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 60% multiplied by the Market Price (as defined herein)(representing a discount rate of 40%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. As part and parcel of the foregoing transaction, Armada was issued a warrant granting the holder the right to purchase up to 560,800 shares of the Company’s common stock at an exercise price of $0.024 for a term of 5-years. The transaction closed on December 17, 2019. In addition, 10,000,000 shares of the Company’s common stock have been reserved at Pacific Stock Transfer Corporation for possible issuance upon the conversion of the Note into shares of our common stock. As of September 30, 2021, $11,000 principal, $5,500 default principal, $1,572 interest and $1,868 default interest were due.

On November 30, 2019, the Company executed a Convertible Note (the “Convertible Note”) payable to Jetco Holdings, LLC in the principal amount of $2,000,000. The Convertible Note was Issued as part of the Purchase and Sale Agreement for the acquisition of TCBM Holdings, LLC. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (November 30, 2020) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 70% multiplied by the Market Price (as defined herein)(representing a discount rate of 30%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. The Convertible Note has a term of one (1) year and bears interest at 3% annually. On January 19, 2021, the Company issued 300,000,000 shares of restricted common stock to the noteholder in satisfaction of $42,000 principal against the Convertible Note. On March 15, 2021, the outstanding principal and interest on the Note were $503,714 and $46,485, respectively. On this same date, the Holder agreed to forgive $253,714 in outstanding principal and all outstanding interest leaving a remaining principal balance of $250,000. On March 15, 2021, the Company issued the Holder fifty (50) shares of the Company’s Series L Preferred Stock in satisfaction of the $250,000 principal balance. As of September 30, 2021, there was no outstanding principal or interest due.

Please see NOTE L - SUBSEQUENT EVENTS within the Company’s condensed consolidated financial statements for the three months ended September 30, 2021 for further information.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied, as long as we comply with our Section 13(a) reporting requirements. As a Tier 2 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering.

32

BUSINESS

Global Technologies, Ltd. (hereinafter the “Company”, “Our”, “We”, or “Us”) is a publicly quoted company that was incorporated under the laws of the State of Delaware on January 20, 1999 under the name of NEW IFT Corporation. On August 13, 1999, the Company filed an Amended and Restated Certificate of Incorporation with the State of Delaware to change the name of the corporation to Global Technologies, Ltd. Our principal executive offices are located at 501 1st Ave N., Suite 901, St. Petersburg, FL 33701 and our telephone number is (727) 482-1505. Our website address is www.globaltechnologiesltd.info. The information contained on, or that can be accessed through, our website is not a part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

Current Operations

Global Technologies, Ltd. (“Global Technologies”) is a holding corporation, which through its subsidiaries, has operations engaged in the online sales of CBD and hemp related products, the acquisition of intellectual property in the safety and security space and as a portal for entrepreneurs to provide immediate access to live shopping, e-commerce, product placement in brick and mortar retail outlets and logistics.

On September 3, 2020, the Company entered into a Commitment to be Bound by the Amended Operating Agreement to Effect Transfer of Membership Interest in order to facilitate the transfer of 25 Membership Units (the “Units”) issued by Global Clean Solutions, LLC (“Global”) and held in the name of Graphene Holdings, LLC (“Graphene”) to the Company. In exchange for the transfer of the Units to the Company, the Company issued to Graphene a Convertible Promissory Note (the “Note”) in the amount of $250,000. Please see NOTE F - NOTES PAYABLE, THIRD PARTIES within the Company’s condensed consolidated financial statements for the three months ended September 30, 2021 for further information.

As of September 30, 2021, Global Technologies had four wholly-owned subsidiaries: TCBM Holdings, LLC (“TCBM”), HMNRTH, LLC (“HMNRTH”), 911 Help Now, LLC (“911”) and Markets on Main, LLC (“MOM”). As of September 30, 2021, the Company had a minority investment in one entity, Global Clean Solutions, LLC.

Our wholly owned subsidiaries:

About TCBM Holdings, LLC

TCBM Holdings, LLC (“TCBM”) was formed as a Delaware limited liability company on August 10, 2017. TCBM is a holding corporation, which operated through its two wholly owned subsidiaries, HMNRTH, LLC and 911 Help Now, LLC.

About HMNRTH, LLC

HMNRTH, LLC (“HMNRTH”) was formed as a Delaware limited liability company on July 30, 2019. HMNRTH operates as an online store selling a variety of hemp and CBD related products. The Company’s business model is to bridge the gap between the lifestyle and knowledge components within the cannabis industry. The Company’s goal is to educate every consumer while cultivating an experience by providing quality products, branded cutting-edge content, and diversified product lines for any purpose.

In September 2019, the Company entered into a Quality Agreement with Nutralife Biosciences for the development and production of its CBD line of products. The Company’s product line includes hemp derived, full spectrum cannabidiol tinctures and creams in varying sizes.

In order for the Company to generate revenue through HMNRTH, we will need to: (i) produce additional inventory for retail sales through the Company’s ecommerce site or sales, or (ii) sales to third party distributors, or (iii) direct sales to brick and mortar CBD retail outlets, or (iv) generate additional CBD formulas to be utilized in new products At present, the Company does not have the required capital to initiate any of the options and there is no guarantee that we will be able to raise the required funds.

Regulation of HMNRTH products:

The manufacture, labeling and distribution of our products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to sell our products in the future. The FDA regulates our nutraceutical and wellness products to ensure that the products are not adulterated or misbranded.

We are subject to additional regulation as a result of our CBD products. The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increase the possibility that we may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to us, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results.

Failure to comply with FDA requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Our advertising is subject to regulation by the FTC under the FTCA. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

33

About 911 Help Now, LLC

911 Help Now, LLC (“911”) was formed as a Delaware limited liability company on February 2, 2018. 911 was a holding company of intellectual property in the safety and security space. At present, we own no intellectual property within our 911 subsidiary. In order to generate future revenue within 911, we will need to identify and either acquire or license intellectual property. In the event of an acquisition, we will then need to either develop products utilizing our intellectual property or license out our intellectual property to a third party. There is no guarantee that we will be successful with an acquisition or licensing of any intellectual property.

About Markets on Main, LLC

Markets on Main, LLC (“MOM”) was formed as a Florida limited liability company on April 2, 2020. MOM is A full service, sales and distribution, third-party logistics provider and portal to multi-channel sales opportunities. MOM’s focus is on bringing small businesses and entrepreneurs to large opportunities and distribution. MOM will provide the following services to its clients: inventory management, brand management, fulfillment and drop-ship capabilities, retail distribution and customer service. MOM’s website can be found at www.marketsonmain.com.

Investments:

About Global Clean Solutions, LLC

Global Clean Solutions was founded as a special purpose entity in the Personal Protective Equipment Industry during the initial stages of the pandemic in 2020. Its management set out with a simple mission; deliver customers PPE while removing the panic from the pandemic. Global Clean Solutions has created a solid and repeatable foundation and is able to satisfy the needs of both government municipalities and corporations that many companies have tried, and few have succeeded.

●	Direct to factory relationships
●	Proprietary hand sanitizer ready to ship
●	Funding programs available
●	Government contract expertise
●	Overseas production capabilities
●	Distribution centers in CA and FL

The Company elected to impair its investment in Global Clean during the year ended June 30, 2021 as it does not anticipate generating any further revenue from this investment.

Services:

Consulting Services

On May 10, 2021, the Company entered into a Consulting Agreement (the “Agreement”) with CoroWare, Inc. (“CoroWare”). Under the terms of the Agreement, the Company is to prepare the following financial reports for CoroWare: (i) Registration Statement and all subsequent amendments, (ii) Quarterly Reports for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and (iii) Annual Report for the period ended December 31, 2021. The Agreement shall have a term of one (1) year or until CoroWare’s Annual Report is filed with OTC Markets or the SEC. The Company shall be compensated a total of $45,000 in three equal payments of $15,000. As of September 30, 2021, the Company has received $30,000 compensation.

On June 29, 2021, the Company entered into a Fee Agreement for the preparation of a registration statement on Form S-1 and all follow up correspondence with the appropriate regulatory agencies. As of September 30, 2021, the Company has received $5,000 compensation.

34

Letter of Intent with Tersus Power, Inc.

On November 16, 2021, the Company entered into a Letter of Intent (“LOI”) to acquire all of the issued and outstanding shares of Tersus Power, Inc. Further details of the transaction will be disseminated upon execution of the definitive documents. The transaction is anticipated to close during Q1 2022.

About Tersus Power, Inc.

Tersus Power Inc. was founded in 2020 as a contract manufacturer that will build and deliver Modular Hydrogen Fueling stations across the U.S and Canada. Tersus Power is located in Nevada and is in the process of commissioning a facility to manufacture the initial prototypes, and then ramp up to manufacture 10 modular fueling stations per month. The Company’s manufacturing facility will be located in the Pittsburgh, PA metroplex.

Tersus Power bases its Gen3 Modular Hydrogen Fueling Station on the PowerTap PT50, which was originally developed and manufactured by Nuvera in cooperation with the Department of Energy. Tersus Power’s next generation modular Hydrogen fueling station will utilize the patented solutions developed by Nuvera and the Department of Energy and will generate up to 1250 Kg of pure Hydrogen daily.

Tersus Power’s sole objective is to design a safe, adaptable and affordable hydrogen fueling station that allows for rapid development and deployment of hydrogen fueling infrastructure while minimizing the risk to investors. The Company’s modular prefabricated fueling stations could be produced on a very large scale and available immediately for delivery to participating sites in order to meet the growing demand for hydrogen fuel. The success of these stations will build increased confidence in the hydrogen vehicle market for both consumers and investors.

The station production equipment will be housed in a modular steel-hardened exoskeleton platform similar to a 40-foot shipping container, depending on the production requirements for a given site. The platform would contain a fully operational hydrogen production system. Each fueling station will be preassembled and rigorously tested in Tersus Power’s manufacturing facility to ensure minimum configuration at time of delivery. The design enhanced side panels that cover the structure will give it a permanent look and feel while providing further stability to the structure as a whole. The panels will be removable to provide access to production equipment for the purposes of maintenance and repair.

The modular fueling station will be placed on site at existing fueling stations on a prepared concrete pad that could support a more permanent installation. This approach allows for a narrowly focused permitting process which is necessary to connect the modular fueling stations to on-site utilities supporting the production of hydrogen. This approach eliminates the costly need to transport hydrogen from large-scale “refineries” to fueling stations.

Tersus Power generated over $2 million in revenue during 2021 by providing engineering services contracts in the hydrogen industry. There are no guarantees that the proposed transaction will close.

Milestones and Budget

We have created the following milestones and budgets. It is important to note that achievement of these milestones and their budget targets is subject to substantial risk. Please see “Risk Factors” and “Forward Looking Statements.”

Operational Objectives December 1, 2021 to February 28, 2022:

Expected proceeds from Reg A offering	Operational Objectives
$100,000	Licensing and Patent Fees
80,000	Markets on Main software development
60,000	CBD inventory
500,000	Loan to Tersus Power, Inc. for hydrogen fueling station engineering and development
80,000	Office, Administrative, Salaries, Business travel
50,000	Legal- transactional documents for closing of Tersus Power, Inc. acquisition
10,000	Filing of December 31, 2021 Quarterly report- legal, auditor review, edgar
30,000	Develop marketing and sales plan, identify ALPHA customers
150,000	Cash reserve
$1,060,000	TOTAL

Operational Objectives March 1, 2022 to May 31, 2022:

Expected proceeds from Reg A offering	Operational Objectives
$20,000	Licensing Fees and Patent Development
30,000	Third party manufacturing facility set-up
200,000	Process control and data system design
60,000	CBD inventory
120,000	Office, Administrative, Salaries, Business travel
20,000	Legal- business transactions
10,000	Filing of March 31, 2022 Quarterly report- legal, auditor review, edgar
30,000	PCAOB audit of Tersus Power, Inc.
60,000	Develop marketing and sales plan, identify BETA customers
30,000	Materials testing for hydrogen resistance
150,000	Cash reserves
$730,000	TOTAL

Operational Objectives June 1, 2022 to August 31, 2022:

Expected proceeds from Reg A offering	Operational Objectives
$20,000	Licensing Fees and Patent Development
60,000	Third party manufacturing facility revisions and completion
250,000	Process control and data system design completion
60,000	CBD inventory
120,000	Office, Administrative, Salaries, Business travel
30,000	Legal- business transactions
120,000	Bench testing of components
780,000	Engineering design completion of 1,250 Kg per day generator
$1,440,000	TOTAL

Operational Objectives September 1, 2022 to November 30, 2022:

Expected proceeds from Reg A offering	Operational Objectives
$100,000	Licensing Fees and Patent Development
120,000	Office, Administrative, Salaries, Business travel
180,000	Hiring of additional engineers
60,000	Hiring of additional staff for HMNRTH and Markets on Main
120,000	Implement marketing campaigns
30,000	Filing of June 30, 2022 Annual report- legal, auditor review, edgar
150,000	Cash reserves
$760,000	TOTAL

35

Competition for the Company’s current operations

We believe we are an insignificant participant among the firms, which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

In reference to our subsidiary 911 Help Now (“911”), the Personal Emergency Response marketplace is a large and fragmented market, which has many competitors with larger financial resources than us. Our differentiating factor in this space is our no monthly fee sales model. At present, we own no intellectual property within our 911 subsidiary. In order to generate future revenue within 911, we will need to identify and either acquire or license intellectual property. In the event of an acquisition, we will then need to either develop products utilizing our intellectual property or license out our intellectual property to a third party. There is no guarantee that we will be successful with an acquisition or licensing of any intellectual property.

In reference to our subsidiary HMNRTH (“HMNRTH”), the market for the sale of CBD-based products is fragmented and intensely competitive. Currently, in the United States, we do not believe that there are any businesses that can demonstrate or claim a dominant market share of the growing CBD products market. Our competitors in the retail location sales of CBD-based products include Green Roads, PlusCBD, and Select CBD, and in the digital space include Diamond CBD, CBDistillery, and Lazarus Natural. We expect that the quantity and composition of the competitive environment will continue to evolve as the industry matures and new customers enter the marketplace. In order for the Company to generate revenue through HMNRTH, we will need to: (i) produce additional inventory for retail sales through the Company’s ecommerce site or sales, or (ii) sales to third party distributors, or (iii) direct sales to brick and mortar CBD retail outlets, or (iv) generate additional CBD formulas to be utilized in new products At present, the Company does not have the required capital to move forward with any of the options and there is no guarantee that we will be able to raise the required funds.

In reference to our business operation through our subsidiary Markets on Main (“MOM”), the Company’s goal is to become a leader in sales and distribution of entrepreneur driven products, in a highly competitive industry. We compete with companies from all industries, some of which have substantially more resources, stronger name recognition, and longer operating histories than us, and which benefit from greater economies of scale.

We target products that leverage some sort of intellectual property that we may own or license from the entrepreneurs. Under the Company’s business plan, we anticipate that certain of our licensors will have reserved the right to manufacture, distribute and sell similar or identical products. Some of these products could directly compete with our products and could be sold to our customers or directly to consumers at lower prices than those at which our products are sold. Our competitors for MOM include Funko, Inc. and Edison Nation, Inc. to name a few. We anticipate generating revenue through MOM during the current fiscal quarter through our fulfillment relationships with QVC and TBD Safety.

Competition for Tersus Power

Tersus Power is pursuing a business strategy that is similar to other companies, but Tersus Power will be using proprietary and patented technologies that are unique in the industry. Nevertheless, there are many other companies that are already well established in the hydrogen sector, including:

●	Plug Power, Inc.
●	FuelCell Energy, Inc.
●	PowerTap Hydrogen Capital Corp
●	Sunhydrogen, Inc.
●	Standard Hydrogen Corp
●	Powerhouse Energygroup
●	Hydrogen Utopia International
●	Electro Active

Tersus Power’s potential competitors may have greater resources, better access to capital, longer histories, more intellectual property and lower cost operations.

They may secure better terms during the investment negotiation process, make strategic decisions more quickly than us and devote more capital to better performing investments than we do.

Its competitors may also enter into business combinations or alliances that strengthen their competitive positions.

Market opportunity for Hydrogen Fueling Stations

Today, hydrogen as a transportation fuel is at an inflection point, with demand estimated to grow at 6% Compound Annual Growth Rate (CAGR) from 2020 – 2040 as the transport sector decarbonizes. Hydrogen is a superior transportation fuel to batteries and conventional fossil fuels – zero-carbon, high energy density, efficient energy to weight ratio, quick refueling and applicable for cars, buses and heavy-duty, long-haul trucking. Hydrogen is the only economic zero-carbon solution for long-haul trucking. Hydrogen’s energy density by weight is far superior to batteries and has no end-of-life recycling needs. Another advantage is the fueling speed is similar to current petroleum fuels.

Hydrogen fueling stations are the missing critical infrastructure to drive rapid adoption of fuel cell vehicles and hydrogen demand. Companies such as Toyota, Honda, Audi, BMW, and Hyundai have launched several hydrogen fuel cell passenger vehicles to date and have announced plans to rollout new product offering in the next couple of years. Currently, there are hydrogen incentives from vehicle manufacturers, Toyota, Honda, Hyundai that are offering buyers $15,000 fuel cards valid for 36 months for future fuel car purchases – no similar offers exist for electric cars. In March of 2021, Toyota gave a $20,000 discount along with federal and California incentives, reducing the overall cost of a brand new Mirai by 64%, other incentives include free maintenance, a multiyear warranty, HOV lane exception, and complimentary car rental. Other FCEV (Fuel Cell Electric Vehicle) incentives/benefits are available by Federal and State such as free dedicated public parking space, driving in HOV, bus, and carpool lanes, alternative fuel tax exemption for cars registered between January 2019 and December 2021, rebates of up to $2,500 for FCEVs priced up to $50,000 and road fee exemption.

Compared to last year, hydrogen fuel cell vehicle sales have nearly doubled worldwide this year and Hyundai Motor topped the list with more than half of the sales. First-generation Hyundai Nexo models and Toyota Mirai models were among the leading hydrogen cars in 2021. On April 23, 2021, Honda CEO, Toshihiro Mibe, announced that the company would exclusively sell battery-electric and hydrogen fuel cell vehicles by 2040. In May of 2021, Hyundai Motor Group announced plans to invest $7.4 billion over the next four years with the goal to improve the hydrogen ecosystem in the United States.

The electrification of automotive and long-haul truck mobility, that includes Fuel Cell Electric Vehicle (FCEV), is projected to grow to $300 Billion by 2050. Investment in green hydrogen production is set to exceed $1 Billion a year by 2023 as the costs of both renewable power and electrolyser technology fall and governments introduce supportive policies.

In the US, there are over 150,000 gas stations, approximately 40,000 electric vehicle charging stations, (and growing every day) and only about 60 hydrogen fueling stations, most of them located in California. The case for hydrogen continues to gather regulatory momentum. California Hydrogen Highway was initiated in April 2004 by executive order S-07-04. California Governor Newsom has signed SB 129 which provides $3.9 Billion over the next three years for zero emission vehicle programs. The program provides money for both commercial and non-commercial infrastructure relating to Hydrogen. On June 7, 2021, the United States Department of Energy (DOE) announced the first energy earthshot initiative to focus on driving clean hydrogen costs to $1 / kg in one decade. These activities in hydrogen include several offices and a total of approximately $400 Million in the President’s fiscal 2022 Budget Request, up from $285 Million in the fiscal 2021 budget.

36

Growth Issues

Scalability

Tersus Power has completed high level design of its modular hydrogen fuel generator, has confidentially shared its unique designs with industry experts to confirm concepts and has confidentially provided the individual component design specifications to component manufactures. These component manufactures have agreed to providing their components for the first 10 modular hydrogen fuel generators to be manufactured and have agreed to our 5-year production plan.

Insufficient Capital

Upon closing of the Tersus Power acquisition, Global Technologies will be confronted with the need to attract and retain a consistent investment source in order to build and test the prototypes, to be followed by the ramp up of manufacturing capacity. If Global Technologies is not funded properly, it will prevent us from capturing a significant portion of the market. To establish a first mover advantage in this space, Global Technologies is seeking funding from the capital markets which may include debt and equity offerings.

Production Lead Time

We anticipate that the lead time for the development of our first modular hydrogen fuel generator that will be commercially operational will be 18 months. This reflects equipment ordering, prototype assembly, testing, operational readiness, and market readiness.

Marketing Strategy

Tersus Power shall market its modular hydrogen fuel generators to major petroleum refinery companies who operate fueling stations, large scale fueling station retailers and manufacturers of hydrogen fuel cell vehicles. The solid carbon collected during the hydrogen generation process will be marketed to industrial and agriculture companies that utilize solid carbon.

The Company will implement a direct sales and marketing strategy to reach potential customers and generate revenues.

Seasonality

We do not expect any seasonality in our business.

Employees

As of September 30, 2021, we had one (1) part time employee that served as the Company’s sole officer and director. Our employee is not represented by a union.  We consider relations with our employee to be positive and productive.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

On February 9, 2021, the Company filed a Complaint for Declaratory Judgment in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida against Fortis Holdings, Ltd, Wayfarer Management, Ltd, Flash Funding, Inc. and OTC Capital Partners, LLC (together, the “Defendants”). The Complaint cites errors and improper inclusions of transfers that are void for fraud or want of consideration. Plaintiff is not seeking monetary relief in this action, but rather a declaratory decree establishing that the transactions with the named Defendants are void, erroneous or cancellable. As of the date of this filing, three of the Defendants have failed to answer the Claim. The Company has filed a Motion for Clerk Defaults against three of the Defendants. On August 18, 2021, the Company filed a Notice without Prejudice dropping OTC Capital Partners, LLC as a defendant. On September 10, 2021, the Company filed a Motion for Entry of Default Judgment, the same was heard and granted on October 5, 2021 during a status conference of the pending case. On October 18, 2021, a Default Final Judgment was entered in favor of the Company against Fortis Holdings, Ltd, Wayfarer Management, Ltd, and Flash Funding, Inc. A total of 2,991,000,000 shares of the Company’s issued and outstanding common stock have been voided.

37

Description of Property

Corporate Office

The Company currently shares office space at 501 1st Ave N, Suite 901, St. Petersburg, FL 33701. The Company is not under any lease obligation and is not required to make any monthly payments.

Our main corporate mailing address is 501 1st Ave N, Suite 901, St. Petersburg, FL 33701.

Intellectual Property

Tersus Power has completed high level engineering design of its 1,250 kilogram per day modular hydrogen fuel generator, has negotiated major component supply agreements with component manufacturers and is currently defining its manufacturing process for the first modular hydrogen fuel generator prototypes. We will apply for commercial patents for our unique, proprietary component designs. As well, we rely on confidentiality procedures and contractual provisions to protect our own proprietary technologies. We believe the following factors are essential to establishing and maintaining a competitive advantage:

●	the technical skills of our research and development teams, and engineering skills of our service operations teams;

●	the chemical engineering expertise and knowledge of our research and development teams, and process management expertise of our service operations teams;

●	the continued expansion of our proprietary technology; and

●	a continued focus on the improved financial results of our clients.

We have a policy of requiring all contractual engineers and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our agreements also require relevant engineers to assign to us all rights to any inventions made or conceived during their tenure with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. We have master supply agreements (MSA’s) in place with the component manufactures that protect the specifications of the Tersus Power designed components and that prohibit these component manufactures from selling these proprietary components to other parties. Our agreements with clients include confidentiality and non-disclosure provisions.

MANAGEMENT AND DIRECTORS

The names and ages of our Executive Officers and Directors are set forth below. Our By-Laws provide for not less than one Director. All Directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified. The officers are elected by our Board.

Name	Age	Position and Term
Jimmy Wayne Anderson	55	President, Principal Financial Officer and Chairman of the Board (January 2018 to present)

Jimmy Wayne Anderson, President, Principal Financial Officer, Director and Chairman of the Board – Mr. Anderson is the acting President and Chairman of the Board of Global Technologies. Mr. Anderson was appointed to the Board in December 2017 and assumed the role of President and Principal Financial Officer in January 2018. Mr. Anderson leverages nearly 15 years of business experience inclusive of corporate filings, filings with the Securities and Exchange Commission and corporate action filings with the Financial Industry Regulatory Authority (“FINRA”). Mr. Anderson completed his undergraduate education at the University of Georgia and received his Doctorate degree from Temple University.

Prior to joining the Company, Mr. Anderson held the following roles:

1.	From inception in 2008 to the President, Mr. Anderson has served as the sole officer and director of Sylios Corp. Sylios Corp is a holding corporation with a market capitalization of under $1 million that has operations engaged in the exploration and development of oil and natural gas properties, purchase of royalty and working interest units in producing properties (oil and natural gas) and alternative land development projects. The Company maintains equity investments in its two spin-offs (The Greater Cannabis Company, Inc. and AMDAQ Corp) catering to the medical and recreational marijuana industry and blockchain technology.

2.	From 2017 to the present (except for a 6-month period in 2018), Mr. Anderson has served as the sole officer and director of AMDAQ Corp. AMDAQ Corp is a spin-off from Sylios Corp. AMDAQ’s multi-faceted business model will allow the company to take advantage of the significant emerging opportunities being developed utilizing blockchain technology. On March 8, 2019, the Company expanded its presence within the blockchain sector by acquiring Arch Exchange Transfer, LLC (“Arch”). Arch, a registered stock transfer agent, has been formed as a decentralized transfer & exchange service. The Company’s technology is being created on the Ethereum block chain with an associated token to help facilitate transactions and payments. This application-based technology utilizes a cryptographically stored ledger in an open-source peer-to-peer environment. AMDAQ Corp’s current assets are under $1 million.

3.	From inception in 2014 through July 31, 2018, Mr. Anderson served as the sole officer and director of The Greater Cannabis Company, Inc., a publicly traded company listed on the OTC Markets “QB” under the symbol “GCAN.” The Greater Cannabis Company, Inc. is a biopharmaceutical company that is focused on the development and commercialization of cannabinoid delivery systems with a market capitalization of under $1 million.

4.	From April 10, 2018 through April 24, 2018, Mr. Anderson also served as the sole officer and director of Soligen Technologies, Inc., a publicly traded company listed on the OTC Markets “Expert Market” under the symbol “SGTN.” Mr. Anderson resigned as a director of Soligen Technologies, Inc. on January 13, 2019.

The Company anticipates that its management team will be replaced upon a successful acquisition or merger.

Family Relationships

There are no family relationships among the directors and executive officers.

Conflicts of Interest- General

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary.

38

Conflicts of Interest- Corporate Opportunities

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

Committees to the Board of Directors

In the ordinary course of business, the board of directors maintains a compensation committee and an audit committee.

The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation, including bonuses, of our officers and to administer the grants under our stock option plan.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our board of directors’ functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

(1) had a petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) has been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

39

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (3)(i) above, or to be associated with persons engaged in any such activity;

(5) has been found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) has been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

40

Code of Business Conduct and Ethics

The Company has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is posted on our website at: https://www.globaltechnologiesltd.info/governance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth with respect to the named executive officer, compensation made through the twelve months ended June 30, 2021:

Name and Principal Position	Year	Salary- Paid or accrued ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(a)	(b)	(c)(3)	(d)			(e)

Jimmy Wayne Anderson, President, Treasurer, Secretary, Chairman (1)(2)(3)	2021	0	0	0	0	0	0	0	0
	2020	0	0	0	0	0	0	0	0
	2019	0	0	0	0	0	0	0	0
	2018	0	0	90,000	0	0	0	0	90,000

(1)	On December 15, 2017, Jimmy Wayne Anderson was appointed to the Company’s Board of Directors.

(2)	On January 25, 2018, Mr. Anderson assumed the roles as the Company’s President, Treasurer and Secretary.

(3)	On August 2, 2019, the Company issued 3 shares of its Series K Super Voting Preferred stock (“Series K”) to the Company’s sole officer and director, Jimmy Wayne Anderson, as consideration for services provided as an officer of the Company. The Company’s Series K has no monetary value as there is no conversion feature, and the Company is not required to purchase the Series K from its holder.

(a)	Accrued salary and salary paid. Please see NOTE G - ACCRUED OFFICER AND DIRECTOR COMPENSATION within the Company’s consolidated financial statements for the year ended June 30, 2021 for further information.

(b)	Accrued bonus to employee for execution of employment agreement.

(c)	Delivery of common stock to officer for services rendered. Mr. Anderson received 900,000,000 shares of the Company’s common stock.

(d)	Options issued to employee for execution of employment agreement. More details on Options noted under Employment Agreements section below.

(e)	Equity compensation received as a Director of the Company.

Directors’ Compensation

On January 26, 2018, the Company executed a new Board of Directors Service Agreement with Wayne Anderson. Under the terms of the Agreement, commencing the first calendar quarter of 2018 the Company is to pay Mr. Anderson $10,000 per quarter for which Mr. Anderson serves on the Board of Directors. In addition to cash compensation, the Company is to issue Mr. Anderson the equivalent of $10,000 of the Company’s common stock on the last calendar day of each quarter. The calculation for the number of shares to be issued to Mr. Anderson shall be as follows: $10,000/(Closing stock price on the last trading day of each quarter x .80). The Agreement is in effect so long as Mr. Anderson serves on the Board.

On July 1, 2021, the Company executed a new Board of Directors Service Agreement with Jimmy Wayne Anderson. Under the terms of the Agreement, Mr. Anderson shall receive a one-time bonus payment of Fifty Thousand and no/100 dollars ($50,000.00) upon execution of the Agreement, and Twenty Thousand and no/100 dollars ($20,000.00) paid to Mr. Anderson on the last calendar day of each quarter as long as Mr. Anderson continues to fulfill his duties and provide the services set forth above. The compensation of $20,000 per quarter commenced with the third calendar quarter of 2021 (first fiscal quarter of 2022).

The following table sets forth with respect to the named director, compensation information inclusive of equity awards and payments made through the twelve months ended June 30, 2021:

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Name	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Jimmy Wayne Anderson (2021)(1)	$40,000	$40,000	-	-	-	-	$80,000
Jimmy Wayne Anderson (2020)(1)	$40,000	$40,000	-	-	-	-	$80,000
Jimmy Wayne Anderson (2019)(1)	$40,000	$40,000	-	-	-	-	$80,000
Jimmy Wayne Anderson (2018)(1)	$20,000	$20,000	-	-	-	-	$40,000

(1)	On January 26, 2018, the Company executed a new Board of Directors Service Agreement with Wayne Anderson. Under the terms of the Agreement, commencing the first calendar quarter of 2018 the Company is to pay Mr. Anderson $10,000 per quarter for which Mr. Anderson serves on the Board of Directors. In addition to cash compensation, the Company is to issue Mr. Anderson the equivalent of $10,000 of the Company’s common stock on the last calendar day of each quarter. The calculation for the number of shares to be issued to Mr. Anderson shall be as follows: $10,000/(Closing stock price on the last trading day of each quarter x .80).

Employment Agreements

The Company does not have an Employment Agreement with its sole officer and director, Jimmy Wayne Anderson.

Stock Option Plan and other Employee Benefits Plans

The Company does not maintain a Stock Option Plan or other Employee Benefit Plans.

Overview of Compensation Program

We currently do not maintain a Compensation Committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Board of Directors ensures that the total compensation paid to the executives is fair, reasonable, and competitive.

Role of Executive Officers in Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and directors of the Company.

41

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

To the best of our knowledge, from January 1, 2019 to September 30, 2021, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Statement of Policy

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our Common Stock as of November 29, 2021 by:

●	each shareholder known by us to beneficially own more than 5% of our outstanding Common Stock;
●	each of our directors;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

Percentage ownership in the following table is based on 11,466,038,570 shares of common stock outstanding as of November 29, 2021 and excludes:

●	An indeterminate number of shares of common stock to be issued upon the conversion of the Company’s Series L Preferred Stock;
●	An indeterminate number of shares of common stock to be issued upon the conversion of the Company’s outstanding convertible notes.

	Common Stock	Percentage of
Name of Beneficial Owner (1)	Beneficially Owned	Common Stock (2)
Jimmy Wayne Anderson (3)	0	0.00%

Officers and Directors as a Group	0	0.00%

(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of November 29, 2021 are deemed outstanding for computing percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any person. Percentages are based on a total of shares of Class A common stock outstanding on November 29, 2021, and the shares issuable upon exercise of options, warrants exercisable, and debt convertible on or within 60 days of November 29, 2021.

(2)	The number of common shares outstanding used in computing the percentages is 11,466,038,570.

(3)	During 2018, Mr. Anderson was issued 900,000,000 shares of common stock for services rendered on behalf of the Company. During calendar years 2019-2021, Mr. Anderson returned all 900,000,000 shares to the Company so that the Company could use the shares for business purposes. Mr. Anderson has been issued shares of the Company’s Series L Preferred Stock in exchange for certain of the shares of common stock he returned.

(4)	The address for Mr. Anderson is 501 1st Ave N, Suite 901, St. Petersburg, FL 33701.

42

Preferred Stock:

	Series K Preferred Stock	Percentage of
	Beneficially	Series K
Name of Beneficial Owner	Owned (1)(2)	Preferred Stock
Jimmy Wayne Anderson (3)	3	100.00%

Officers and Directors as a Group	3	100.00%

(1)	The Company’s Series K Super Voting Preferred Stock has no conversion feature.

(2)	The number of Series K Preferred shares outstanding used in computing the percentages is 3 as of November 29, 2021.

(3)	The address for Mr. Anderson is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701.

	Series L Preferred Stock	Percentage of
	Beneficially	Series L
Name of Beneficial Owner	Owned (1)(2)	Preferred Stock
Sylios Corp (3)	10	3.92%
Jimmy Wayne Anderson (4)	18	7.06%
Around the Clock Partners, LP (5)	40	15.69%
Jetco Holdings, LLC (6)	100	39.22%
MainSpring, LLC (7)	50	19.61%
Valvasone Trust (8)	29	11.38%
Jody A. DellaDonna (9)	8	3.14%

Total	255	100.00%

(1)	Each share of the Company’s Series L Preferred stock can be converted into shares of the Company’s Class A Common stock based on the following formula: $5,000 divided by .70 times the lowest closing price of the Company’s Class A Common Stock for the immediate five-day period prior to the receipt of the Notice of Conversion.

(2)	The number of Series L Preferred shares outstanding used in computing the percentages is 255 as of November 29, 2021.

(3)	Sylios Corp is a Florida corporation. The address for Sylios Corp is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701. Mr. Anderson is the controlling principal for Sylios Corp.

(4)	The address for Mr. Anderson is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701.

(5)	Around the Clock Partners, LP is a Delaware limited partnership. The address for Around the Clock Partners, LP is 501 1st Ave N., Suite 901, St. Petersburg, FL 33701. Mr. Anderson is the controlling principal for Around the Clock Partners, LP.

(6)	Jetco Holdings, LLC is a Wyoming limited liability company. The address for Jetco Holdings, LLC is 11718 SE Federal Highway, Suite 372, Hobe Sound, FL 33455. Timothy Cabrera is the controlling principal for Jetco Holdings, LLC.

(7)	MainSpring, LLC is a Wyoming limited liability company. The address for MainSpring, LLC is 611 Fort Harrison Ave S, Suite 363, Clearwater, FL 33756. Brian McFadden is the controlling principal for MainSpring, LLC.

(8)	The address for Valvasone Trust 5114 Stoneywood Circle, Mableton, GA 30126. The trustee for Valvasone Trust is John DellaDonna.

(9)	The address for Jody A. DellaDonna is 109 Carrick Way, Macon, GA 31210.

Please see NOTE I – CAPITAL STOCK within the Company’s condensed consolidated financial statements for the three months ended September 30, 2021 for further information.

43

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

At September 30, 2021, the Company had a loan receivable to Sylios Corp, an entity controlled by the Company’s sole officer and director.

On March 31, 2021, the Company issued 18 shares of the Company’s Series L Preferred Stock to the Company’s sole officer and director, as reimbursement for returning 890,000,000 shares of common stock to the Company.

On March 1, 2021, the Company issued 40 shares of the Company’s Series L Preferred Stock, to Around the Clock Partners, LP, an entity controlled by Company’s sole officer and director, in satisfaction of $200,000 principal and interest outstanding on a Convertible Promissory Note dated July 27, 2018.

On September 2, 2019, the Company issued 10 shares of its Series L Preferred stock to Sylios Corp, an entity controlled by the Company’s sole officer and director.

On August 22, 2019, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”), an entity controlled by the Company’s President, Jimmy Wayne Anderson. Under the terms of the Agreement, the Consultant is to provide services related to acquisitions, mergers and certain day to day tasks of managing a public company. As compensation, the Company shall pay Consultant $50,000 through the issuance of t10 shares of the Company’s Series L Preferred Stock. The Company issued the shares of Series L Preferred Stock on September 2, 2019. The Agreement had a term of six (6) months or until the Consultant completed the services requested. The services have been completed by the Consultant.

On August 2, 2019, the Company issued 3 shares of its Series K Super Voting Preferred stock to the Company’s sole officer and director, as consideration for services provided as an officer of the Company.

On July 27, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Around the Clock Partners, LP (the “Holder”) in the principal amount of $124,800. The Convertible Note was issued for compensation due for consulting services. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (July 27, 2019) at the option of the holder at the conversion price which shall be equal to the lower of: (a) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note or (b) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the Effective Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. On March 1, 2021, the Company issued the Holder 40 shares of its Series L Preferred Stock in satisfaction of $124,800 principal, $24,906 default principal, $16,160 interest and $37,666 default interest. A balance of $3,532 was forgiven by the Holder. As of September 30, 2021, there was no outstanding principal or interest due.

During the year ended June 30, 2018, the Company issued 900,000,000 shares of its Class A Common Stock to its sole officer and director, Jimmy Wayne Anderson.

44

SECURITIES OFFERED

Global Technologies, Ltd. (“Global Technologies,” “We,” or the “Company”) is offering up to $3,000,000 total of Securities, consisting of Class A Common Stock, $0.0001 par value (the “Common Stock” or collectively the “Securities”).

DESCRIPTION OF SECURITIES

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

Class A and Class B:

Identical Rights. Except as otherwise expressly provided in ARTICLE FIVE of the Company’s Amended and Restated Certificate of Incorporation dated August 13, 1999, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Shares, if any, of the full amount to which they are entitled pursuant to the Certificate of Incorporation, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, if any, to share ratably, in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus, or earnings. For the purposes of this paragraph, neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation) nor the sale, lease or transfer of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation as those terms are used in this paragraph.

Voting Rights.

(a) The holders of the Class A Shares and the Class B Shares shall vote as a single class on all matters submitted to a vote of the stockholders, with each Class A Share being entitled to one (1) vote and each Class B Share being entitled to six (6) votes, except as otherwise provided by law.

(b) The holders of Class A Shares and Class B Shares are not entitled to cumulative votes in the election of any directors.

Preemptive or Subscription Rights. No holder of Common Shares shall be entitled to preemptive or subscription rights.

Conversion Rights.

(a) Automatic Conversion. Each Class B Share shall (subject to receipt of any and all necessary approvals) convert automatically into one fully paid and non-assessable Class A Share (i) upon its sale, gift, or other transfer to a party other than a Principal Stockholder (as defined below) or an Affiliate of a Principal Stockholder (as defined below), (ii) upon the death of the Class B Stockholder holding such Class B Share, unless the Class B Shares are transferred by operation of law to a Principal Stockholder or an Affiliate of a Principal Stockholder, or (iii) in the event of a sale, gift, or other transfer of a Class B Share to an Affiliate of a Principal Stockholder, upon the death of the transferor. Each of the foregoing automatic conversion events shall be referred to hereinafter as an “Event of Automatic Conversion.” For purposes of this ARTICLE FIVE, “Principal Stockholder” includes any of Donald H. Goldman, Steven M. Fieldman, Lance Fieldman, Yuri Itkis, Michall Itkis and Boris Itkis and an “Affiliate of a Principal Stockholder” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct or cause the direction of the management, and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Without limitation, an Affiliate also includes the estate of such individual.

45

(b) Voluntary Conversion. Each Class B Share shall be convertible at the option of the holder, for no additional consideration, into one fully paid and non-assessable Class A Share at any time.

(c) Conversion Procedure. Promptly upon the occurrence of an Event of Automatic Conversion such that Class B shares are converted automatically into Class A Shares, or upon the voluntary conversion by the holder, the holder of such shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the Class A Shares, and shall give written notice to the Corporation at such office (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Shares as provided in subparagraph 5.6(a) hereof or a voluntary conversion as provided in subparagraph 5.6(b) hereof, (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor’s intent to effect an Event of Automatic Conversion) or whether such conversion is voluntary, (iii) identifying the number of Class B Shares being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Shares shall be issued and including instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Shares shall obligate the Corporation to issue such Class A Shares and the Corporation shall be justified in relying upon the information and the certification contained in such notice and shall not be liable for the result of any inaccuracy with respect thereto. Thereupon, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of Class B Shares a certificate or certificates for the number of Class A Shares to which such holder or transferee is entitled, registered in the name of such holder, the designee of such holder or transferee, as specified in such notice. To the extent permitted by law, conversion pursuant to (i) an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion occurred or (ii) a voluntary conversion shall be deemed to have been effected as of the date the Corporation receives the written notice pursuant to this subparagraph (c) (each date being the “Conversion Date”). The person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares at and as of the Conversion Date, and the right of such person as the holder of Class B Shares shall cease and terminate at and as of the Conversion Date, in each case without regard to any failure by the holder to deliver the certificates or the notice by this subparagraph (c).

(d) Unconverted Shares. In the event of the conversion of fewer than all of the Class B Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Paragraph 5.6, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class B Shares not converted.

(e) Reissue of Shares. Class B Shares that are converted into Class A Shares as provided herein shall be retired and canceled and shall not be reissued.

(f) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Shares, for the purpose of effecting conversions, such number of duly authorized Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares. The Corporation covenants that all the Class A Shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such Class A Shares may be so issued without violation of any applicable law or regulation, or any of the requirements of any national securities exchange upon which the Class A Shares may be listed. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of Class A Shares issued and issuable after such action upon conversion of the Class B Shares would exceed the total number of Class A Shares then authorized by the Amended and Restated Certificate of Incorporation, as amended.

Class A Common Stock

The Company is authorized to issue 14,991,000,000 shares of Class A Common Stock, par value $.0001.

Capitalization

Security	Par Value	Authorized	Outstanding	Voting Rights
Common Stock	0.0001	14,991,000,000	11,466,038,570	1:1

46

Class B Common Stock

The Company is authorized to issue 4,000,000 shares of Class B Common Stock, par value $.0001.

Capitalization

Security	Par Value	Authorized	Outstanding	Voting Rights
Common Stock	0.0001	4,000,000	0	1:1

Preferred stock

On September 30, 1999, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series A 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series A 8% Convertible Preferred Stock was approved by the Board of Directors on August 16, 1999. The Company is authorized to issue 3,000 shares of the Series A 8% Convertible Preferred Stock. At September 30, 2021 and June 30, 2021, the Company had 0 and 0 shares issued and outstanding, respectively.

On September 30, 1999, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series B 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series B 8% Convertible Preferred Stock was approved by the Board of Directors on August 16, 1999. The Company is authorized to issue 3,000 shares of the Series B 8% Convertible Preferred Stock. At September 30, 2020 and June 30, 2021, the Company had 0 and 0 shares issued and outstanding, respectively.

On February 15, 2000, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series C 5% Convertible Preferred Stock, par value $0.01. The designation of the new Series C 5% Convertible Preferred Stock was approved by the Board of Directors on February 14, 2000. The Company is authorized to issue 1,000 shares of the Series C 5% Convertible Preferred Stock. At September 30, 2021 and June 30, 2021, the Company had 0 and 0 shares issued and outstanding, respectively.

On April 26, 2001, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series D Convertible Preferred Stock, par value $0.01. The designation of the new Series D Convertible Preferred Stock was approved by the Board of Directors on April 26, 2001. The Company is authorized to issue 800 shares of the Series D Convertible Preferred Stock. At September 30, 2021 and June 30, 2021, the Company had 0 and 0 shares issued and outstanding, respectively.

On June 28, 2001, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series E 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series E 8% Convertible Preferred Stock was approved by the Board of Directors on March 30, 2001. The Company is authorized to issue 250 shares of the Series E Convertible Preferred Stock. At September 30, 2021 and June 30, 2021, the Company had 0 and 0 shares issued and outstanding, respectively.

Series K Super Voting Preferred Stock

On July 31, 2019, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series K Super Voting Preferred Stock, par value $0.01. The designation of the new Series K Super Voting Preferred Stock was approved by the Board of Directors on July 16, 2019. The Company is authorized to issue three (3) shares of the Series K Super Voting Preferred Stock. At September 30, 2021 and June 30, 2021, the Company had 3 and 3 shares issued and outstanding, respectively.

Dividends. Initially, there will be no dividends due or payable on the Series K Super Voting Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

47

Liquidation and Redemption Rights. Upon the occurrence of a Liquidation Event (as defined below), the holders of Series K Super Voting Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series K Super Voting Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. As used herein, “Liquidation Event” means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation, (ii) the purchase or redemption by the Corporation of shares of any class of stock or the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the holders of the Series K Super Voting Preferred Stock receive securities of the surviving Corporation having substantially similar rights as the Series K Super Voting Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor Corporation immediately thereafter (the “Permitted Merger”), unless the holders of the shares of Series K Super Voting Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Corporation’s assets, unless the holders of Series K Super Voting Preferred Stock elect otherwise.

Conversion. No conversion of the Series K Super Voting Preferred Stock is permitted.

Rank. All shares of the Series K Super Voting Preferred Stock shall rank (i) senior to the Corporation’s (A) Common Stock, par value $0.0001 per share (“Common Stock”), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Section 4, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series K Super Voting Preferred-Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series K Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Voting Rights.

A. If at least one share of Series K Super Voting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series K Super Voting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any and all Preferred stocks which are issued and outstanding at the time of voting.

B. Each individual share of Series K Super Voting Preferred Stock shall have the voting rights equal to:

[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of any other Preferred stocks issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series K Super Voting Preferred Stock issued and outstanding at the time of voting]

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series K Super Voting Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or By-laws.

Series L Preferred Stock

On July 31, 2019, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series L Preferred Stock, par value $0.01. The designation of the new Series L Preferred Stock was approved by the Board of Directors on July 16, 2019. The Company is authorized to issue five hundred thousand (500,000) shares of the Series L Preferred Stock. At September 30, 2021 and June 30, 2021, the Company had 255 and 255 shares issued and outstanding, respectively.

Dividends. The holders of Series L Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

48

Voting.

a. If at least one share of Series L Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series L Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all series of Preferred Stock which are issued and outstanding at the time of voting.

b. Each individual share of Series L Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + the total number of shares of all series of Preferred Stock issued and outstanding at time of voting}]

divided by:

[the number of shares of Series L Preferred Stock issued and outstanding at the time of voting]

Conversion Rights.

a) Outstanding. If at least one share of Series L Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series L Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock defined by the formula set forth is section 4.b.

b) Method of Conversion.

i. Procedure- Before any holder of Series L Preferred Stock shall be entitled to convert the same into shares of common stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Series L Preferred Stock, and shall give written notice 5 business days prior to date of conversion to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued. The Company shall, within five business days, issue and deliver at such office to such holder of Series L Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the “Conversion Date.”

ii. Issuance- Shares of Series L Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by Management, Employees, Consultants or as directed by a majority vote of the Board of Directors. The number of Shares of Series L Preferred Stock to be issued to each qualified person (member of Management, Employee or Consultant) holding a Note shall be determined by the following formula:

For retirement of debt: One (1) share of Series L Preferred stock shall be issued for each Five Thousand Dollar ($5,000) tranche of outstanding liability. As an example: If an officer has accrued wages due to him or her in the amount of $25,000, the officer can elect to accept 5 shares of Series L Preferred stock to satisfy the outstanding obligation of the Company.

iii. Calculation for conversion into Common Stock- Each individual share of Series L Preferred Stock shall be convertible into the number of shares of Common Stock equal to:

[5000]

divided by:

[.50 times the lowest closing price of the Company’s common stock for the immediate five-day period prior to the receipt of the Notice of Conversion remitted to the Company by the Series L Preferred stockholder]

49

Delaware Anti-Takeover Law

Certain provisions of our charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock.

Our certificate of incorporation and by-laws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors, including, among other things:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that a special meeting of stockholders may be called only by a majority vote of our board of directors or by stockholders holding shares of our common stock representing in the aggregate a majority of votes then outstanding, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	the ability of our board of directors, by majority vote, to amend our by-laws, which may allow our board of directors to take additional actions to prevent a hostile acquisition and inhibit the ability of an acquirer to amend our by-laws to facilitate a hostile acquisition; and

●	advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Delaware Anti-Takeover Statute

We are also subject to certain anti-takeover provisions under the General Corporation Law of the State of Delaware, or the DGCL. Under Section 203 of the DGCL, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or (i) our board of directors approves the transaction prior to the stockholder acquiring the 15% ownership position, (ii) upon consummation of the transaction that resulted in the stockholder acquiring the 15% ownership position, the stockholder owns at least 85% of the outstanding voting stock (excluding shares owned by directors or officers and shares owned by certain employee stock plans) or (iii) the transaction is approved by the board of directors and by the stockholders at an annual or special meeting by a vote of 66 2/3% of the outstanding voting stock (excluding shares held or controlled by the interested stockholder). These provisions in our certificate of incorporation and by-laws and under Delaware law could discourage potential takeover attempts.

50

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

Transfer Agent

Our Transfer Agent is Pacific Stock Transfer whose address is 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119. Telephone (800) 785-7782. Fax (702) 433-1979. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

51

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Law Offices of Gary L. Blum whose address is 3278 Wilshire Blvd, Suite 603, Los Angeles, CA 90010. Telephone: (213) 369-8112.

EXPERTS

The financial statements for the years ended June 30, 2021 and 2020 for Global Technologies, Ltd. included in this prospectus and elsewhere in the registration statement have been audited by Fruci & Associates II, PLLC, as indicated in its report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

52

F-1

GLOBAL TECHNOLOGIES, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	June 30, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$66,330	$56,300
Accounts receivable	15,000	-
Prepaid director’s compensation	-	12,000
Loan receivable, other	28,026	3,782
Total current assets	109,356	72,082
Property and equipment, less accumulated depreciation of $9,525 and $8,226	26,838	28,137
Goodwill	473,323	473,323
Total other assets	500,161	501,460
TOTAL ASSETS	$609,517	$573,542

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$4,261	$4,123
Accrued default interest	6,114	40,216
Accrued interest	23,211	18,975
Notes payable-third parties	497,250	649,750
Loan payable, related party	5,402	11,999
Default principal, notes payable-third parties	15,500	137,200
Debt discounts	(241,842)	(251,235)
Derivative liability	1,225,040	1,007,577
Total current liabilities	1,534,936	1,618,605

TOTAL LIABILITIES	$1,534,936	$1,618,605

STOCKHOLDERS’ DEFICIENCY
Preferred stock; 5,000,000 shares authorized, $.01 par value:
Series K; 3 shares authorized, par value $0.01, as of September 30, 2021 and June 30, 2021, there are 3 and 3 shares outstanding, respectively	-	-
Series L; 500,000 shares authorized, par value $0.01, as of September 30, 2021 and June 30, 2021, there are 255 and 255 shares outstanding, respectively	3	3
Common stock; 14,991,000,000 shares authorized, $.0001 par value, as of September 30, 2021 and June 30, 2021, there are 14,290,293,609 and 14,680,293,609 shares outstanding, respectively	1,429,029	1,468,029
Additional paid- in capital Class A common stock	161,196,814	161,225,814
Additional paid- in capital preferred stock	1,282,310	1,282,310
Common stock to be issued	212,803	144,803
Accumulated deficit	(165,046,378)	(165,166,022)
Total stockholders’ deficiency	(925,419)	(1,045,063)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$609,517	$573,542

The accompanying notes are an integral part of these consolidated financial statements.

F-2

GLOBAL TECHNOLOGIES, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

For the three months ended September 30, 2021 and 2020

	September 30, 2021	September 30, 2020

Revenue earned
Revenue	$50,000	$-
Cost of goods sold	-	-
Gross profit	50,000	-

Operating Expenses
Officer and director compensation, including stock-based compensation of $0 and $10,000, respectively	70,087	20,000
Depreciation expense	1,299	758
Professional services	20,662	9,000
Selling, general and administrative	16,318	38,437

Total operating expenses	108,366	68,195

Loss from operations	(58,366)	(68,195)

Other income (expenses)
Forgiveness of debt and accrued interest	433,849	-
Gain (loss) on derivative liability	2,083	(3,965)
Loss on issuance on notes payable	(122,046)	(115,290)
Interest expense	(28,983)	(16,943)
Amortization of debt discounts	(106,893)	(311,409)

Total other income (expenses)	178,010	(447,607)

Income (loss) before provision for income taxes	119,644	(515,802)

Provision for income taxes	-	-

Net income (loss)	$119,644	$(515,802)

Basic and diluted income (loss) per common share	$0.00	$(0.00)

Weighted average common shares outstanding – basic and diluted	14,537,174,609	12,242,347,830

The accompanying notes are an integral part of these consolidated financial statements.

F-3

GLOBAL TECHNOLOGIES, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS (DEFICIENCY)

(UNAUDITED)

For the three months ended September 30, 2021 and 2020

	Series K Preferred		Series L Preferred				Common Stock to	Additional
	stock		stock		Common Stock		be	Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	Total

Balances at June 30, 2021	3	$-	255	$3	14,680,293,609	$1,468,029	144,803	$162,508,124	$(165,166,022)	$(1,045,063)
Return of common shares	-	-	-	-	(390,000,000)	(39,000)	68,000	(29,000)	-	-
Net income for the three months September 30, 2021	-	-	-	-	-	-	-	-	119,644	119,644
Balances at September 30, 2021	3	$-	255	$3	14,290,293,609	$1,429,029	212,803	$162,479,124	$(165,046,378)	$(925,419)

Balances at June 30, 2020	3	-	10	-	12,189,293,609	1,218,929	100,000	158,129,422	(160,937,361)	(1,489,010)
Common stock for services	-	-	-	-	-	-	10,000	-	-	10,000
Issuance of common stock to a noteholder in lieu of cash payment for fees in the amount of $29,839	-	-	-	-	596,785,387	59,679	-	(29,839)	-	29,840
Net loss for the three months ended September 30, 2020	-	-	-	-	-	-	-	-	(515,802)	(515,802)
Balances at September 30, 2020	3	$-	10	$-	12,786,078,996	$1,278,608	110,000	$158,099,583	$(161,453,163)	$(1,964,972)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

GLOBAL TECHNOLOGIES, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

For the three months ended September 30, 2021 and 2020

	September 30, 2021	September 30, 2020

OPERATING ACTIVITIES:
Net income (loss)	$119,644	$(515,802)
Adjustment to reconcile net loss to net cash provided by operating activities:
Issuance of common stock for conversion fees	-	29,839
Common stock to be issued for director fees	-	10,000
Forgiveness of debt and accrued interest	(433,849)	-
Derivative liability (gain) loss	(2,083)	3,965
Loss on issuance of notes payable	122,046	115,290
Depreciation	1,299	758
Amortization of debt discounts	106,893	311,409
Changes in operating assets and liabilities:
Accounts receivable	(15,000)	70,580
Receivable other, net	(20,944)	409
Prepaid director’s compensation	12,000	-
Accounts payable	138	3,643
Accrued interest	28,983	16,676
Accrued director’s compensation	-	10,000
Net cash (used) provided by operating activities	(80,873)	56,767

INVESTING ACTIVITIES:
Net cash provided (used) by investing activities	-	-

FINANCING ACTIVITIES:
Borrowings from loans payable-related parties	-	7,227
Repayments of loans payable-related parties	(6,597)	-
Repayments under note payable	-	(70,580)
Borrowings from notes payable	97,500	20,000
Net cash (used in) provided by financing activities	90,903	(43,353)

NET INCREASE IN CASH AND CASH EQUIVALENTS	10,030	13,414

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	56,300	25

CASH AND CASH EQUIVALENTS, END OF PERIOD	$66,330	$13,439

Supplemental Disclosures of Cash Flow Information:
Taxes paid	$-	$-
Interest paid	$-	$-

Non-cash investing and financing activities:
Issuance of convertible note for acquisition of Global Clean Solutions, LLC membership units	$-	$250,000
Cancellation of common stock and stock to be issued	$68,000	$-

The accompanying notes are an integral part of these consolidated financial statements

F-5

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE A – ORGANIZATION

Overview

Global Technologies, Ltd. (hereinafter the “Company”, “Our”, “We”, or “Us”) is a publicly quoted company that was incorporated under the laws of the State of Delaware on January 20, 1999 under the name of NEW IFT Corporation. On August 13, 1999, the Company filed an Amended and Restated Certificate of Incorporation with the State of Delaware to change the name of the corporation to Global Technologies, Ltd. Our principal executive offices are located at 501 1st Ave N., Suite 901, St. Petersburg, FL 33701 and our telephone number is (727) 482-1505. Our website address is www.globaltechnologiesltd.info. The information contained on, or that can be accessed through, our website is not a part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

Current Operations

Global Technologies, Ltd. (“Global Technologies”) is a holding corporation, which through its subsidiaries, has operations engaged in the online sales of CBD and hemp related products, the acquisition of intellectual property in the safety and security space and as a portal for entrepreneurs to provide immediate access to live shopping, e-commerce, product placement in brick and mortar retail outlets and logistics.

On September 3, 2020, the Company entered into a Commitment to be Bound by the Amended Operating Agreement to Effect Transfer of Membership Interest in order to facilitate the transfer of 25 Membership Units (the “Units”) issued by Global Clean Solutions, LLC (“Global”) and held in the name of Graphene Holdings, LLC (“Graphene”) to the Company. In exchange for the transfer of the Units to the Company, the Company issued to Graphene a Convertible Promissory Note (the “Note”) in the amount of $250,000. Please see NOTE F - NOTES PAYABLE, THIRD PARTIES for further information.

As of September 30, 2021, Global Technologies had four wholly-owned subsidiaries: TCBM Holdings, LLC (“TCBM”), HMNRTH, LLC (“HMNRTH”), 911 Help Now, LLC (“911”) and Markets on Main, LLC (“MOM”). As of September 30, 2021, the Company had a minority investment in one entity, Global Clean Solutions, LLC.

Our wholly owned subsidiaries:

About TCBM Holdings, LLC

TCBM Holdings, LLC (“TCBM”) was formed as a Delaware limited liability company on August 10, 2017. TCBM is a holding corporation, which operated through its two wholly owned subsidiaries, HMNRTH, LLC and 911 Help Now, LLC.

About HMNRTH, LLC

HMNRTH, LLC (“HMNRTH”) was formed as a Delaware limited liability company on July 30, 2019. HMNRTH operates as an online store selling a variety of hemp and CBD related products. The Company’s business model is to bridge the gap between the lifestyle and knowledge components within the cannabis industry. The Company’s goal is to educate every consumer while cultivating an experience by providing quality products, branded cutting-edge content, and diversified product lines for any purpose.

In September 2019, the Company entered into a Quality Agreement with Nutralife Biosciences for the development and production of its CBD line of products. The Company’s product line includes hemp derived, full spectrum cannabidiol tinctures and creams in varying sizes.

In order for the Company to generate revenue through HMNRTH, we will need to: (i) produce additional inventory for retail sales through the Company’s ecommerce site or sales, or (ii) sales to third party distributors, or (iii) direct sales to brick and mortar CBD retail outlets, or (iv) generate additional CBD formulas to be utilized in new products At present, the Company does not have the required capital to initiate any of the options and there is no guarantee that we will be able to raise the required funds.

Regulation of HMNRTH products:

The manufacture, labeling and distribution of our products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to sell our products in the future. The FDA regulates our nutraceutical and wellness products to ensure that the products are not adulterated or misbranded.

We are subject to additional regulation as a result of our CBD products. The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increase the possibility that we may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to us, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results.

Failure to comply with FDA requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Our advertising is subject to regulation by the FTC under the FTCA. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

About 911 Help Now, LLC

911 Help Now, LLC (“911”) was formed as a Delaware limited liability company on February 2, 2018. 911 was a holding company of intellectual property in the safety and security space. At present, we own no intellectual property within our 911 subsidiary. In order to generate future revenue within 911, we will need to identify and either acquire or license intellectual property. In the event of an acquisition, we will then need to either develop products utilizing our intellectual property or license out our intellectual property to a third party. There is no guarantee that we will be successful with an acquisition or licensing of any intellectual property.

F-6

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

About Markets on Main, LLC

Markets on Main, LLC (“MOM”) was formed as a Florida limited liability company on April 2, 2020. MOM is a full service, sales and distribution, third-party logistics provider and portal to multi-channel sales opportunities. MOM’s focus is on bringing small businesses and entrepreneurs to large opportunities and distribution. MOM will provide the following services to its clients: inventory management, brand management, fulfillment and drop-ship capabilities, retail distribution and customer service. MOM’s website can be found at www.marketsonmain.com.

Investments:

About Global Clean Solutions, LLC

Global Clean Solutions was founded as a special purpose entity in the Personal Protective Equipment Industry during the initial stages of the pandemic in 2020. Its management set out with a simple mission; deliver customers PPE while removing the panic from the pandemic. Global Clean Solutions has created a solid and repeatable foundation and is able to satisfy the needs of both government municipalities and corporations that many companies have tried, and few have succeeded.

●	Direct to factory relationships
●	Proprietary hand sanitizer ready to ship
●	Funding programs available
●	Government contract expertise
●	Overseas production capabilities
●	Distribution centers in CA and FL

The Company elected to impair its investment in Global Clean during the year ended June 30, 2021 as it does not anticipate generating any further revenue from this investment.

Services:

Consulting Services

On May 10, 2021, the Company entered into a Consulting Agreement (the “Agreement”) with CoroWare, Inc. (“CoroWare”). Under the terms of the Agreement, the Company is to prepare the following financial reports for CoroWare: (i) Registration Statement and all subsequent amendments, (ii) Quarterly Reports for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and (iii) Annual Report for the period ended December 31, 2021. The Agreement shall have a term of one (1) year or until CoroWare’s Annual Report is filed with OTC Markets or the SEC. The Company shall be compensated a total of $45,000 in three equal payments of $15,000. As of September 30, 2021, the Company has received $30,000 compensation.

On June 29, 2021, the Company entered into a Fee Agreement for the preparation of a registration statement on Form S-1 and all follow up correspondence with the appropriate regulatory agencies. As of September 30, 2021, the Company has received $5,000 compensation.

NOTE B – BASIS OF PRESENTATION

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements and with Form 10-Q and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (the “SEC”). Accordingly, they do not contain all information and footnotes required by GAAP for annual financial statements. The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of September 30, 2021 and the results of operations, changes in stockholders’ equity, and cash flows for the periods presented. The results of operations for the three months ended September 30, 2021 are not necessarily indicative of the operating results for the full fiscal year or any future period.

These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 as filed with the Securities and Exchange Commission on October 13, 2021. The Company’s accounting policies are described in the Notes to Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended June 30, 2021, and updated, as necessary, in this Quarterly Report on Form 10-Q.

COVID-19

COVID-19 has caused and continues to cause significant loss of life and disruption to the global economy, including the curtailment of activities by businesses and consumers in much of the world as governments and others seek to limit the spread of the disease, and through business and transportation shutdowns and restrictions on people’s movement and congregation.

As a result of the pandemic, we have experienced, and continue to experience, weakened demand for our CBD products. Many of our wholesale and retail customers have been unable to sell our products in their stores due to government-mandated closures and have deferred or significantly reduced orders for our products. We expect these trends to continue until such closures are significantly curtailed or lifted. In addition, the pandemic has reduced foot traffic in their stores where our products are sold that remain open, and the global economic impact of the pandemic has temporarily reduced consumer demand for our products as they focus on purchasing essential goods.

Given these factors, the Company anticipates that the greatest impact from the COVID-19 pandemic in 2020 occurred in the second and third quarters of 2020 and resulted in a significant decline in the Company’s operational capabilities.

In addition, certain of our suppliers and the manufacturers of certain of our products were adversely impacted by COVID-19. As a result, we faced delays or difficulty sourcing products, which negatively affected our business and financial results. Even if we are able to find alternate sources for such products, they may cost more and cause delays in our supply chain, which could adversely impact our profitability and financial condition.

We have taken actions to protect our employees in response to the pandemic, including closing our corporate office and requiring our office employee to work from home. At the manufacturing facility where our HMNRTH CBD products are produced, certain practices have been taken into effect to safeguard workers, including a staggered work schedule, and shortening of the work week. If this were to continue, it may significantly delay our ability to have product produced for delivery.

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements. The condensed consolidated financial statements should be read in conjunction with the annual consolidated financial statements for the year ended June 30, 2021 filed with the Securities and Exchange Commission on October 13, 2021.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of Global Technologies and its wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in consolidation.

Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the periods presented, the Company had no cash equivalents. The Company has cash on deposit at one financial institution which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company has not experienced losses in such accounts and periodically evaluates the creditworthiness of its financial institutions. In the future, the Company may reduce its credit risk by placing its cash and cash equivalents with major financial institutions. The Company had approximately $66,330 of cash and cash equivalents at September 30, 2021 of which none was held in foreign bank accounts and $0 was not covered by FDIC insurance limits as of September 30, 2021.

F-7

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Accounts Receivable and Allowance for Doubtful Accounts:

Accounts receivable are recorded at invoiced amount and generally do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management’s judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions. The determination of the collectability of amounts due from customer accounts requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer accounts, and the financial condition of Global Technologies’ customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At September 30, 2021 and June 30, 2021, an allowance for doubtful accounts was not considered necessary as all accounts receivable were deemed collectible.

Accounts receivable – related party and allowance for doubtful accounts

Accounts receivable – related party are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection.

Concentrations of Risks

Concentration of Accounts Receivable –At September 30, 2021 and June 30, 2021, the Company had $15,000 and $0 in accounts receivable, respectively. For the three months ended September 30, 2021, one customer accounted for 100% of accounts receivable.

Concentration of Revenues – For the three months ended September 30, 2021, the Company generated $50,000 in revenue from two customers. For the three months ended September 30, 2020, the Company generated $0 revenue.

Concentration of Suppliers – The Company relies on a limited number of suppliers and contract manufacturers. In particular, a single supplier is currently the sole manufacturer of the Company’s CBD products.

Concentration of Loans Receivable, Other –At September 30, 2021 and June 30, 2021, the Company had $28,026 and $3,782 in loans receivable, other. At September 30, 2021 and June 30, 2021, one borrower accounted for 100% of the Company’s total loans receivable, other. The one borrower is controlled by the Company’s sole officer and director.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is not more likely than not that a deferred tax asset will be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of September 30, 2021, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no federal or state tax examinations nor have we had any federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

F-8

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Financial Instruments and Fair Value of Financial Instruments

We adopted ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. Except for the derivative liability, we had no financial assets or liabilities carried and measured at fair value on a recurring or nonrecurring basis during the periods presented.

Derivative Liabilities

We evaluate convertible notes payable, stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date. Please see NOTE I - DERIVATIVE LIABILITY for further information.

Long-lived Assets

Long-lived assets such as property and equipment and intangible assets are periodically reviewed for impairment. We test for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Accounting for Investments - The Company accounts for investments based upon the type and nature of the investment and the availability of current information to determine its value. Investments in marketable securities in which there is a trading market will be valued at market value on the nearest trading date relative to the Company’s financial reporting requirements. Investments in which there is no trading market from which to obtain recent pricing and trading data for valuation purposes will be valued based upon management’s review of available financial information, disclosures related to the investment and recent valuations related to the investment’s fundraising efforts.

On September 03, 2020, the Company entered into a Commitment to be Bound by the Amended Operating Agreement to Effect Transfer of Membership Interest in order to facilitate the transfer of 25 Membership Units (the “Units”), representing a twenty five percent ownership, issued by Global Clean Solutions, LLC (“Global Clean”) and held in the name of Graphene Holdings, LLC (“Graphene”) to the Company. The Company reviews its investments for impairment on a quarterly basis. During the year ended June 30, 2021, the Company elected to impair its investment in Global Clean as it does not anticipate generating any further revenue from its investment. For the three months ended September 30, 2021, there were no similar transactions with third-parties.

	September 30, 2021	September 03, 2020

Global Clean Solutions, LLC	$-	$250,000
Total investments	$-	$250,000

The above investment does not have a readily determinable fair value, as identified in ASC 321-10-35-2, and each investment is measured at cost less impairment. The Company monitors the investment for any changes in observable prices from orderly transactions.

On September 22, 2021, Graphene forgave all unpaid principal and interest on the Convertible Promissory Note issued by the Company on September 3, 2020 in the acquisition of Graphene’s 25% ownership interest in Global Clean. The Company retained its 25% ownership in Global Clean.

Deferred Financing Costs

Deferred financing costs represent costs incurred in the connection with obtaining debt financing. These costs are amortized ratably and charged to financing expenses over the term of the related debt.

Revenue recognition

Generally, the Company considers all revenues as arising from contracts with customers. Revenue is recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

Step 1 – Identify the Contract with the Customer – A contract exists when (a) the parties to the contract have approved the contract and are committed to perform their respective obligations, (b) the entity can identify each party’s rights regarding the goods or services to be transferred, (c) the entity can identify the payment terms for the goods or services to be transferred, (d) the contract has commercial substance and it is probably that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

Step 2 – Identify Performance Obligations in the Contract – Upon execution of a contract, the Company identifies as performance obligations each promise to transfer to the customer either (a) goods or services that are distinct, or (b) a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. To the extent a contract includes multiple promised goods or services, the Company must apply judgement to determine whether the goods or services are capable of being distinct within the context of the contract. If these criteria are not met, the goods or services are accounted for as a combined performance obligation.

Step 3 – Determine the Transaction Price – When (or as) a performance obligation is satisfied, the Company shall recognize as revenue the amount of the transaction price that is allocated to the performance obligation. The contract terms are used to determine the transaction price. Generally, all contracts include fixed consideration. If a contract did include variable consideration, the Company would determine the amount of variable consideration that should be included in the transaction price based on expected value method. Variable consideration would be included in the transaction price, if in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue under the contract would not occur.

Step 4 – Allocate the Transaction Price – After the transaction price has been determined, the next step is to allocate the transaction price to each performance obligation in the contract. If the contract only has one performance obligation, the entire transaction price will be applied to that obligation. If the contract has multiple performance obligations, the transaction price is allocated to the performance obligations based on the relative standalone selling price (SSP) at contract inception.

Step 5 – Satisfaction of the Performance Obligations (and Recognize Revenue) – Revenue is recognized when (or as) goods or services are transferred to a customer. The Company satisfies each of its performance obligations by transferring control of the promised good or service underlying that performance obligation to the customer. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from an asset. It includes the ability to prevent other entities from directing the use of and obtaining the benefits from an asset. Indicators that control has passed to the customer include: a present obligation to pay; physical possession of the asset; legal title; risks and rewards of ownership; and acceptance of the asset(s). Performance obligations can be satisfied at a point in time or over time.

Substantially all of the Company’s revenues continue to be recognized when control of the goods is transferred to the customer, which is upon shipment of the finished goods to the customer. All sales have fixed pricing and there are currently no material variable components included in the Company’s revenue. Additionally, the Company will issue credits for defective merchandise, historically these credits for defective merchandise have not been material. Based on the Company’s analysis of the new revenue standards, revenue recognition from the sale of finished goods to customers, which represents substantially all of the Company’s revenues, was not impacted by the adoption of the new revenue standards.

Service revenue is recognized when the professional consulting, maintenance or other ancillary services are provided to the customer.

F-9

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Stock-Based Compensation

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. The Company accounts for non-employee stock-based awards in accordance with the Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Under the new standard, the Company will value all equity classified awards at their grant-date under ASC718 and no options were required to be revalued at adoption.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Advertising Costs

Advertising costs are expensed as incurred. For the periods presented, we had no advertising costs.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation. For the three months ended September 30, 2021 and 2020, the Company excluded 1,548,833,791 and 24,631,204,762, respectively, shares relating to convertible notes payable to third parties, shares issuable upon the exercise of the Armada warrant and share issuable upon conversion of the Company’s Series L Preferred stock.

Recently Enacted Accounting Standards

F-10

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”).  Financial Instruments—Credit Losses (Topic 326) amends guideline on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities.  For assets held at amortized cost basis, Topic 326 eliminates the probable initial recognition threshold in current GAAP and, instead, requires an entity to reflect its current estimate of all expected credit losses.  The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected.  For available-for-sale debt securities, credit losses should be measured in a manner similar to current GAAP, however Topic 326 will require that credit losses be presented as an allowance rather than as a write-down.  ASU 2016-13 affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income.  The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. The amendments in this ASU will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. We are currently evaluating the impact of the adoption of ASU 2016-13 on our financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40)”. This ASU reduces the number of accounting models for convertible debt instruments and convertible preferred stock.  As well as amend the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions.  In addition, this ASU improves and amends the related EPS guidance. This standard is effective for us on May 1, 2022, including interim periods within those fiscal years.  Adoption is either a modified retrospective method or a fully retrospective method of transition. We are currently evaluating the impact of the adoption of ASU 2020-06 on our financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Financial instruments included in the Company’s financial statements include cash, accounts payable and accrued expenses, accrued interest payable, loans payable to related parties, notes payable to third parties, notes payable to related parties and derivative liability. Unless otherwise disclosed in the notes to the financial statements, the carrying value of financial instruments is considered to approximate fair value due to the short maturity and characteristics of those instruments. The carrying value of debt approximates fair value as terms approximate those currently available for similar debt instruments.

Goodwill

After completing the purchase price allocation, any residual of cost over fair value of the net identifiable assets and liabilities was assigned to the unidentifiable asset, goodwill. Formerly subject to mandatory amortization, this now is not permitted to be amortized at all, by any allocation scheme and over any useful life. Impairment testing, using a methodology at variance with that set forth in FAS 144 (which, however, continues in effect for all other types of long-lived assets and intangibles other than goodwill), must be applied periodically, and any computed impairment will be presented as a separate line item in that period’s income statement, as a component of income from continuing operations (unless associated with discontinued operations, in which case, the impairment would, net of income tax effects, be combined with the remaining effects of the discontinued operations. In accordance with Statement No. 142, “Goodwill and Other Intangible Assets,” the Company does not amortize goodwill, but performs impairment tests of the carrying value at least quarterly.

Intangible Assets

Intangible assets are stated at the lesser of cost or fair value less accumulated amortization. Please see NOTE D – ACQUISITION OF TCBM HOLDINGS, LLC for further information.

F-11

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE D – ACQUISITION OF TCBM HOLDINGS, LLC

On November 30, 2019, the Company acquired 100% ownership of TCBM Holdings, LLC (“TCBM”) and TCBM’s two wholly owned subsidiaries, HMNRTH, LLC and 911 Help Now, LLC. The combination has been accounted for in the accompanying consolidated financial statements as an “acquisition” transaction. Accordingly, the financial position and results of operation of the Company prior to November 30, 2019 has been excluded from the accompanying consolidated financial statements. The Company acquired a 100% interest in exchange for a Convertible Promissory Note in the amount of $2,000,000.

Details regarding the book values and fair values of the net assets acquired are as follows:

	Book Value	Fair Value	Difference
	(Unaudited)	(Unaudited)	(Unaudited)
Cash	$546,411	$546,411	$-
Inventory	70,580	70,580	-
Property and Equipment	36,363	36,363	-
Total	$653,354	$653,354	$-

Goodwill and Intangibles

Goodwill is recorded when the cost of acquired businesses exceeds the fair value of the identifiable net assets acquired. Intangible assets other than goodwill are recorded at fair value at the time acquired or at cost, if applicable. Intangible assets that do not have indefinite lives are amortized in line with the pattern in which the economic benefits of the intangible asset are consumed. If the pattern of economic benefit cannot be reliably determined, the intangible assets are amortized on a straight-line basis over the shorter of the legal or estimated life. Goodwill and indefinite-lived intangibles assets are not amortized but are tested for impairment in the fourth quarter using the same dates each year or more frequently if changes in circumstances or the occurrence of events indicate potential impairment.

In performing the annual impairment test, the fair value of each indefinite-lived intangible asset is compared to its carrying value and an impairment charge is recorded if the carrying value exceeds the fair value. For goodwill, the Company first assesses qualitative factors to determine whether it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount, and whether it is necessary to perform the quantitative goodwill impairment test. The quantitative test is required only if the Company concludes that it is more-likely-than-not that a reporting unit’s fair value is less than its carrying amount. For quantitative testing, the Company compares the fair value of each reporting unit with its carrying amount. If the carrying amount exceeds the fair value, an impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit.

Fair values are determined using established business valuation techniques and models developed by the Company, estimates of market participant assumptions of future cash flows, future growth rates and discount rates to value estimated cash flows. Changes in economic and operating conditions, actual growth below the assumed market participant assumptions or an increase in the discount rate could result in an impairment charge in a future period.

Acquisitions

Upon acquisition of a business, the Company uses the income, market or cost approach (or a combination thereof) for the valuation as appropriate. The valuation inputs in these models and analyses are based on market participant assumptions.  Market participants are considered to be buyers and sellers unrelated to the Company in the principal or most advantageous market for the asset or liability.

Fair value estimates are based on a series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. Management values property, plant and equipment using the cost approach supported where available by observable market data, which includes consideration of obsolescence. Management values acquired intangible assets using the relief from royalty method or excess earnings method, forms of the income approach supported by observable market data for peer companies. The significant assumptions used to estimate the value of the acquired intangible assets include discount rates and certain assumptions that form the basis of future cash flows (such as revenue growth rates, customer attrition rates, and royalty rates). Acquired inventories are marked to fair value for valuation of the total purchase price. For certain items, the carrying value is determined to be a reasonable approximation of fair value based on information available to the Company.

Assets acquired	As of November 30, 2019

Cash	$546,411
Inventory (i)	70,580
Property, plant and equipment (ii)	36,363
653,354
Goodwill (iii)	1,346,646
Total purchase price	$2,000,000

(i)	Inventories acquired were sold on March 11, 2020
(ii)	Property, plant and equipment acquired includes computers, software and other office equipment.
(iii)	Goodwill is recorded when the cost of acquired businesses exceeds the fair value of the identifiable net assets acquired.

The changes in the carrying amount of goodwill for the period from November 30, 2019 through September 30, 2021 were as follows:

Balance as of November 30, 2019	$1,346,646
Additions and adjustments	(873,323)
Balance as of September 30, 2021	$473,323

For the three months ended September 30, 2021 and year ended June 30, 2021, the Company recorded an impairment of goodwill in the amount of $0 and $873,323, respectively. During the fourth quarter of fiscal 2021 (second calendar quarter of 2021), the Company performed an interim goodwill impairment analysis on the TCBM Holdings, LLC acquisition and its $946,646 goodwill balance based on assessed potential indicators of impairment, including recent disruptions to the domestic CBD market resulting from the COVID-19 pandemic, the increasing uncertainty of near-term demand requirements, supply constraints and financing constraints. In the previous 2020 annual goodwill impairment evaluation, this reporting unit had a fair value of approximately 100% of the carrying value. The impairment assessment and valuation method require the Company to make estimates and assumptions regarding future operating results, cash flows, changes in working capital and capital expenditures, selling prices, profitability, and the cost of capital. As a result of the fourth quarter 2021 goodwill impairment evaluation, the Company determined that the fair value of the TCBM Holdings, LLC acquisition was below carrying value, including goodwill, by $473,323. This was primarily due to changes in the timing and amount of expected cash flows resulting from lower projected revenues, profitability and cash flows due to near-term reductions in the domestic CBD market.

NOTE E - PROPERTY AND EQUIPMENT

	September 30, 2021	June 30, 2021

Property and Equipment	$36,363	$36,363
Less: accumulated depreciation	(9,525)	(8,226)
Total	$26,838	$28,137

(i)	Property and equipment are stated at cost and depreciated principally on methods and at rates designed to amortize their costs over their useful lives.
(ii)	Depreciation expense for the three months ended September 30, 2021 and 2020 was $1,299 and $758, respectively.

NOTE F – ACCRUED OFFICER AND DIRECTOR COMPENSATION

Accrued officer and director compensation is due to Wayne Anderson, the sole officer and director of the Company, and consists of:

	September 30, 2021	June 30, 2021

Pursuant to January 26, 2018 Board of Directors Service Agreement	$-	$-
Total	$-	$-

F-12

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE F – ACCRUED OFFICER AND DIRECTOR COMPENSATION (cont’d)

For the three months ended September 30, 2021 and year ended June 30, 2021, the balance of accrued officer and director compensation changed as follows:

	Pursuant to Employment Agreements	Pursuant to Board of Directors Services Agreements	Total

Balances at June 30, 2020	-	79,803	79,803
Officer’s/director’s compensation for the year ended June 30, 2021 (not including stock-based compensation of $40,000 accrued as Stock to be Issued)	-	40,000	40,000
Cash compensation		(119,803)	(119,803)
Balances at June 30, 2021	-	-	-
Officer’s/director’s compensation for the three months ended September 30, 2021	-	20,000	20,000
Cash bonus as per new agreement (ii)		50,000	50,000
Cash compensation		(70,000)	(70,000)
Balances at September 30, 2021	$-	$-	$-

(i)	As of September 30, 2021 and June 30, 2021, total shares of common stock accrued as “Stock to be Issued” to Mr. Anderson as per the terms of the Board of Director’s Services Agreement is 84,803 and 84,803, respectively.
(ii)	On July 1, 2021, the Company executed a new Board of Directors Service Agreement with Jimmy Wayne Anderson. Under the terms of the Agreement, Mr. Anderson shall receive a one-time bonus payment of Fifty Thousand and no/100 dollars ($50,000.00) upon execution of the Agreement, and Twenty Thousand and no/100 dollars ($20,000.00) paid to Mr. Anderson on the last calendar day of each quarter as long as Mr. Anderson continues to fulfill his duties and provide the services set forth above. The compensation of $20,000 per quarter shall commence with the third calendar quarter of 2021 (first fiscal quarter of 2022).

NOTE G – NOTES PAYABLE, THIRD PARTIES

Notes payable to third parties consist of:

	September 30, 2021	June 30, 2021

Convertible Promissory Note dated December 17, 2019 payable to Armada Investment Fund, LLC (“Armada”), interest at 8%, due December 17, 2020, in technical default-with unamortized debt discount of $0 and $0 at, September 30, 2021 and June 30, 2021, respectively (i)	11,000	11,000
Convertible Promissory Note dated September 3, 2020 payable to Graphene Holdings, LLC (“Graphene”), interest at 3%, due March 3, 2021, in technical default, with unamortized debt discount of $0 and $0 at, September 30, 2021 and June 30, 2021, respectively (ii)	-	250,000
Convertible Promissory Note dated September 9, 2020 payable to Graphene Holdings, LLC (“Graphene”), interest at 3%, due March 9, 2021, in technical default, with unamortized debt discount of $0 and $0 at, September 30, 2021 and June 30, 2021, respectively (iii)	20,000	20,000
Convertible Promissory Note dated January 20, 2021 payable to Tri-Bridge Ventures, LLC (“Tri-Bridge”), interest at 10%, due January 20, 2022, with unamortized debt discount of $30,411 and $55,616 at, September 30, 2021 and June 30, 2021, respectively (iv)	100,000	100,000
Convertible Promissory Note dated February 22, 2021 payable to Tri-Bridge Ventures, LLC (“Tri-Bridge”), interest at 10%, due February 22, 2022, with unamortized debt discount of $78,904 and $129,316 at September 30, 2021 and June 30, 2021, respectively (v)	200,000	200,000
Convertible Promissory Note dated June 17, 2021 payable to Power Up Lending Group Ltd. (“Power Up”), interest at 8%, due June 17, 2022-with unamortized debt discount of $48,785 and $66,303 at, September 30, 2021 and June 30, 2021, respectively (vi)	68,750	68,750
Convertible Promissory Note dated July 12, 2021 payable to Power Up Lending Group Ltd. (“Power Up”), interest at 8%, due July 12, 2022-with unamortized debt discount of $37,931 and $0 at, September 30, 2021 and June 30, 2021, respectively (vii)	48,750	-
Convertible Promissory Note dated September 9, 2021 payable to Power Up Lending Group Ltd. (“Power Up”), interest at 8%, due September 9, 2022-with unamortized debt discount of $45,811 and $0 at, September 30, 2021 and June 30, 2021, respectively (viii)	48,750	-
Totals	$497,250	$649,750

(i)

On December 17, 2019, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Armada Capital Partners, LLC (“Armada”) wherein the Company issued Armada a Convertible Promissory Note (the “Convertible Note”) in the amount of $11,000 ($1,000 OID). The Convertible Note has a term of one (1) year (due on December 17, 2020) and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 20, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 60% multiplied by the Market Price (as defined herein) (representing a discount rate of 40%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. As part and parcel of the foregoing transaction, Armada was issued a warrant granting the holder the right to purchase up to 560,800 shares of the Company’s common stock at an exercise price of $0.024 for a term of 5-years. The transaction closed on December 17, 2019. In addition, 10,000,000 shares of the Company’s common stock have been reserved at Pacific Stock Transfer Corporation for possible issuance upon the conversion of the Note into shares of our common stock. As of September 30, 2021, $11,000 principal, $5,500 default principal, $1,572 interest and $1,868 default interest were due.

F-13

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

NOTE G – NOTES PAYABLE, THIRD PARTIES (cont’d)

(ii)	On September 3, 2020, the Company executed a Convertible Note (the “Convertible Note”) payable to Graphene Holdings, LLC (the “Holder”) in the principal amount of $250,000. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 3, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. The Convertible Note has a term of one (1) year and bears interest at 3% annually. On September 22, 2021, the Holder forgave all unpaid principal and interest on the Convertible Note. As of September 30, 2021, no principal or interest were due.

(iii)	On September 9, 2020, the Company executed a Convertible Note (the “Convertible Note”) payable to Graphene Holdings, LLC (the “Holder”) in the principal amount of $20,000. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 9, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 70% multiplied by the Market Price (as defined herein) (representing a discount rate of 30%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. The Convertible Note has a term of one (1) year and bears interest at 3% annually. As of September 30, 2021, $20,000 principal, $10,000 default principal, $622 interest and $4,246 default interest were due.

(iv)	On January 20, 2021, the Company executed a Convertible Note (the “Convertible Note”) payable to Tri-Bridge Ventures, LLC (the “Holder”) in the principal amount of up to $150,000. The Convertible Note shall accrue interest at 10% per annum. The Convertible Note was partially funded on January 27, 2021 in the amount of $100,000. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (January 20, 2022) at the option of the holder. The Conversion Price shall be equal to Fifty Percent (50%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. On the date that a Conversion Notice is delivered to Holder, the Company shall deliver an estimated number of shares (“Estimated Shares”) to Holder’s brokerage account equal to the Conversion Amount divided by 50% of the Market Price. “Market Price” shall mean the lowest of the daily Trading Price for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). As of September 30, 2021, $100,000 principal plus $6,740 interest were due.

(v)	On February 22, 2021, the Company executed a Convertible Note (the “Convertible Note”) payable to Tri-Bridge Ventures, LLC (the “Holder”) in the principal amount of up to $200,000. The Convertible Note shall accrue interest at 10% per annum. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (February 22, 2022) at the option of the holder. The conversion price shall be equal to the lesser of (i) the price of any public offering of the Maker’s Common Stock or (ii) Fifty Percent (50%) of the lowest Trading Price (defined below) during the Twenty Trading Day period prior to the day the Holder delivers the Conversion Notice (“Conversion Price”). “Trading Price” means, for any security as of any date, any trading price on the OTC Bulletin Board, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Convertible Note was funded on March 2, 2021. As of September 30, 2021, $200,000 principal plus $11,616 interest were due.

(vi)

On June 17, 2021, the Company issued to Power Up Lending Group Ltd. (the “Investor”) a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $68,750. The Convertible Note has a term of one (1) year (Maturity Date of June 17, 2022) and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Convertible Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount at the option of the holder. The “Variable Conversion Price” shall mean 61% multiplied by the Market Price (as defined herein) (representing a discount rate of 39%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. The transaction closed on June 21, 2021. As of September 30, 2021, $68,750 principal plus $1,582 interest were due.

(vii)

On July 12, 2021, the Company issued to Power Up Lending Group Ltd. (the “Investor”) a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $48,750. The Convertible Note has a term of one (1) year (Maturity Date of July 12, 2022) and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Convertible Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount at the option of the holder. The “Variable Conversion Price” shall mean 61% multiplied by the Market Price (as defined herein) (representing a discount rate of 39%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. The transaction closed on July 15, 2021. As of September 30, 2021, $48,750 principal plus $855 interest were due.

(viii)

On September 9, 2021, the Company issued to Power Up Lending Group Ltd. (the “Investor”) a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $48,750. The Convertible Note has a term of one (1) year (Maturity Date of September 9, 2022) and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Convertible Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount at the option of the holder. The “Variable Conversion Price” shall mean 61% multiplied by the Market Price (as defined herein) (representing a discount rate of 39%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. The transaction closed on September 13, 2021. As of September 30, 2021, $48,750 principal plus $224 interest were due.

F-14

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

NOTE G – NOTES PAYABLE, THIRD PARTIES (cont’d)

Income from forgiveness of principal and interest on convertible notes payable consists of:

	September 30, 2021	June 30, 2021

Forgiveness of principal and interest Tribridge Ventures, LLC	$-	$29,277
Forgiveness of interest Around the Clock Partners, LP	-	3,532
Forgiveness of interest Valvasone Trust	-	2,453
Forgiveness of interest Jody A. DellaDonna	-	1,327
Forgiveness of Jetco Holdings, LLC principal, default principal, interest and default interest	-	300,197
Forgiveness of Graphene Holdings, LLC principal and interest	443,849	-
Total	$443,849	$336,786

Default principal, notes payable-third parties:

	September 30, 2021	June 30, 2021

Armada Investment Fund, LLC	$5,500	$2,200
Graphene Holdings, LLC	10,000	135,000
Total	$15,500	$137,200

Accrued default interest, notes payable-third parties:

	September 30, 2021	June 30, 2021

Armada Investment Fund, LLC	$1,868	$1,269
Graphene Holdings, LLC	4,246	38,947
Total	$6,114	$40,216

F-15

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE H - DERIVATIVE LIABILITY

The derivative liability at September 30, 2021 and June 30, 2021 consisted of:

	September 30, 2021	June 30, 2021

Convertible Promissory Notes payable to Tri-Bridge Ventures, LLC. Please see NOTE F – NOTES PAYABLE, THIRD PARTIES for further information	$757,717	$548,392
Convertible Promissory Note payable to Armada Investment Fund, LLC. Please see NOTE G – NOTES PAYABLE, RELATED PARTIES for further information	27,783	18,865
Convertible Promissory Notes payable to Graphene Holdings, LLC. Please see NOTE G – NOTES PAYABLE, THIRD PARTIES for further information	32,102	332,519
Convertible Promissory Note payable to Power Up Lending Group Ltd. Please see NOTE G – NOTES PAYABLE, RELATED PARTIES for further information	407,438	107,801
Total derivative liability	$1,225,040	$1,007,577

The Convertible Promissory Notes (the “Notes”) contain a variable conversion feature based on the future trading price of the Company’s common stock. Therefore, the number of shares of common stock issuable upon conversion of the Notes is indeterminate. Accordingly, we have recorded the fair value of the embedded conversion features as a derivative liability at the respective issuance dates of the notes and charged the applicable amounts to debt discounts (limited to the face value of the respective notes) and the remainder to other expenses. The increase (decrease) in the fair value of the derivative liability from the respective issue dates of the notes to the measurement dates is charged (credited) to other expense (income).

The fair value of the derivative liability was measured at the respective issuance dates and at September 30, 2021, and June 30, 2021 using the Black Scholes option pricing model. Assumptions used for the calculation of the derivative liability of the Notes at September 30, 2021 were (1) stock price of $0.0036 per share, (2) conversion prices ranging from $0.00105 to $0.00147 per share, (3) term of 6 months to 1 year, (4) expected volatility of 144.91-365.65%, and (5) risk free interest rate of 0.05% to 0.09%. Assumptions used for the calculation of the derivative liability of the Notes at June 30, 2021 were (1) stock price of $0.0032 per share, (2) conversion prices ranging from $0.0015 to $0.0021 per share, (3) term of 6 months to 1 year, (4) expected volatility of 257.53% to 392.02%, and (5) risk free interest rate of 0.09%.

The following table provides a reconciliation of the beginning and ending balances for the convertible note embedded derivative liability measured at fair value using significant unobservable inputs (Level 3):

Level 3
Balance at June 30, 2021	$1,007,577
Additions	219,546
Gain	(2,083)
Balance at September 30, 2021	$1,225,040

NOTE I - CAPITAL STOCK

Preferred Stock

Filed with the State of Delaware:

On September 30, 1999, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series A 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series A 8% Convertible Preferred Stock was approved by the Board of Directors on August 16, 1999. The Company is authorized to issue 3,000 shares of the Series A 8% Convertible Preferred Stock. At September 30, 2021 and June 30, 2021, the Company had 0 and 0 shares issued and outstanding, respectively.

On September 30, 1999, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series B 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series B 8% Convertible Preferred Stock was approved by the Board of Directors on August 16, 1999. The Company is authorized to issue 3,000 shares of the Series B 8% Convertible Preferred Stock. At September 30, 2020 and June 30, 2021, the Company had 0 and 0 shares issued and outstanding, respectively.

F-16

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE I - CAPITAL STOCK (cont’d)

On February 15, 2000, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series C 5% Convertible Preferred Stock, par value $0.01. The designation of the new Series C 5% Convertible Preferred Stock was approved by the Board of Directors on February 14, 2000. The Company is authorized to issue 1,000 shares of the Series C 5% Convertible Preferred Stock. At September 30, 2021 and June 30, 2021, the Company had 0 and 0 shares issued and outstanding, respectively.

On April 26, 2001, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series D Convertible Preferred Stock, par value $0.01. The designation of the new Series D Convertible Preferred Stock was approved by the Board of Directors on April 26, 2001. The Company is authorized to issue 800 shares of the Series D Convertible Preferred Stock. At September 30, 2021 and June 30, 2021, the Company had 0 and 0 shares issued and outstanding, respectively.

On June 28, 2001, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series E 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series E 8% Convertible Preferred Stock was approved by the Board of Directors on March 30, 2001. The Company is authorized to issue 250 shares of the Series E Convertible Preferred Stock. At September 30, 2021 and June 30, 2021, the Company had 0 and 0 shares issued and outstanding, respectively.

Series K Super Voting Preferred Stock

On July 31, 2019, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series K Super Voting Preferred Stock, par value $0.01. The designation of the new Series K Super Voting Preferred Stock was approved by the Board of Directors on July 16, 2019. The Company is authorized to issue three (3) shares of the Series K Super Voting Preferred Stock. At September 30, 2021 and June 30, 2021, the Company had 3 and 3 shares issued and outstanding, respectively.

Dividends. Initially, there will be no dividends due or payable on the Series K Super Voting Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

Liquidation and Redemption Rights. Upon the occurrence of a Liquidation Event (as defined below), the holders of Series K Super Voting Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series K Super Voting Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. As used herein, “Liquidation Event” means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation, (ii) the purchase or redemption by the Corporation of shares of any class of stock or the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the holders of the Series K Super Voting Preferred Stock receive securities of the surviving Corporation having substantially similar rights as the Series K Super Voting Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor Corporation immediately thereafter (the “Permitted Merger”), unless the holders of the shares of Series K Super Voting Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Corporation’s assets, unless the holders of Series K Super Voting Preferred Stock elect otherwise.

Conversion. No conversion of the Series K Super Voting Preferred Stock is permitted.

Rank. All shares of the Series K Super Voting Preferred Stock shall rank (i) senior to the Corporation’s (A) Common Stock, par value $0.0001 per share (“Common Stock”), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Section 4, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series K Super Voting Preferred-Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series K Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Voting Rights.

A. If at least one share of Series K Super Voting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series K Super Voting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any and all Preferred stocks which are issued and outstanding at the time of voting.

F-17

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE I - CAPITAL STOCK (cont’d)

B. Each individual share of Series K Super Voting Preferred Stock shall have the voting rights equal to:

[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of any other Preferred stocks issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series K Super Voting Preferred Stock issued and outstanding at the time of voting]

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series K Super Voting Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or By-laws.

Series L Preferred Stock

On July 31, 2019, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series L Preferred Stock, par value $0.01. The designation of the new Series L Preferred Stock was approved by the Board of Directors on July 16, 2019. The Company is authorized to issue five hundred thousand (500,000) shares of the Series L Preferred Stock. At September 30, 2021 and June 30, 2021, the Company had 255 and 255 shares issued and outstanding, respectively.

Dividends. The holders of Series L Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

Voting.

a. If at least one share of Series L Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series L Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all series of Preferred Stock which are issued and outstanding at the time of voting.

b. Each individual share of Series L Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + the total number of shares of all series of Preferred Stock issued and outstanding at time of voting}]

divided by:

[the number of shares of Series L Preferred Stock issued and outstanding at the time of voting]

Conversion Rights.

a) Outstanding. If at least one share of Series L Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series L Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock defined by the formula set forth is section 4.b.

b) Method of Conversion.

i. Procedure- Before any holder of Series L Preferred Stock shall be entitled to convert the same into shares of common stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Series L Preferred Stock, and shall give written notice 5 business days prior to date of conversion to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued. The Company shall, within five business days, issue and deliver at such office to such holder of Series L Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the “Conversion Date.”

F-18

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE I - CAPITAL STOCK (cont’d)

ii. Issuance- Shares of Series L Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by Management, Employees, Consultants or as directed by a majority vote of the Board of Directors. The number of Shares of Series L Preferred Stock to be issued to each qualified person (member of Management, Employee or Consultant) holding a Note shall be determined by the following formula:

For retirement of debt: One (1) share of Series L Preferred stock shall be issued for each Five Thousand Dollar ($5,000) tranche of outstanding liability. As an example: If an officer has accrued wages due to him or her in the amount of $25,000, the officer can elect to accept 5 shares of Series L Preferred stock to satisfy the outstanding obligation of the Company.

iii. Calculation for conversion into Common Stock- Each individual share of Series L Preferred Stock shall be convertible into the number of shares of Common Stock equal to:

[5000]

divided by:

[.50 times the lowest closing price of the Company’s common stock for the immediate five-day period prior to the receipt of the Notice of Conversion remitted to the Company by the Series L Preferred stockholder]

Common Stock

Class A and Class B:

Identical Rights. Except as otherwise expressly provided in ARTICLE FIVE of the Company’s Amended and Restated Certificate of Incorporation dated August 13, 1999, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

F-19

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE I - CAPITAL STOCK (cont’d)

Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Shares, if any, of the full amount to which they are entitled pursuant to the Certificate of Incorporation, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, if any, to share ratably, in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus, or earnings. For the purposes of this paragraph, neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation) nor the sale, lease or transfer of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation as those terms are used in this paragraph.

Voting Rights.

(a) The holders of the Class A Shares and the Class B Shares shall vote as a single class on all matters submitted to a vote of the stockholders, with each Class A Share being entitled to one (1) vote and each Class B Share being entitled to six (6) votes, except as otherwise provided by law.

(b) The holders of Class A Shares and Class B Shares are not entitled to cumulative votes in the election of any directors.

Preemptive or Subscription Rights. No holder of Common Shares shall be entitled to preemptive or subscription rights.

F-20

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE I - CAPITAL STOCK (cont’d)

Conversion Rights.

(a) Automatic Conversion. Each Class B Share shall (subject to receipt of any and all necessary approvals) convert automatically into one fully paid and non-assessable Class A Share (i) upon its sale, gift, or other transfer to a party other than a Principal Stockholder (as defined below) or an Affiliate of a Principal Stockholder (as defined below), (ii) upon the death of the Class B Stockholder holding such Class B Share, unless the Class B Shares are transferred by operation of law to a Principal Stockholder or an Affiliate of a Principal Stockholder, or (iii) in the event of a sale, gift, or other transfer of a Class B Share to an Affiliate of a Principal Stockholder, upon the death of the transferor. Each of the foregoing automatic conversion events shall be referred to hereinafter as an “Event of Automatic Conversion.” For purposes of this ARTICLE FIVE, “Principal Stockholder” includes any of Donald H. Goldman, Steven M. Fieldman, Lance Fieldman, Yuri Itkis, Michall Itkis and Boris Itkis and an “Affiliate of a Principal Stockholder” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct or cause the direction of the management, and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Without limitation, an Affiliate also includes the estate of such individual.

(b) Voluntary Conversion. Each Class B Share shall be convertible at the option of the holder, for no additional consideration, into one fully paid and non-assessable Class A Share at any time.

(c) Conversion Procedure. Promptly upon the occurrence of an Event of Automatic Conversion such that Class B shares are converted automatically into Class A Shares, or upon the voluntary conversion by the holder, the holder of such shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the Class A Shares, and shall give written notice to the Corporation at such office (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Shares as provided in subparagraph 5.6(a) hereof or a voluntary conversion as provided in subparagraph 5.6(b) hereof, (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor’s intent to effect an Event of Automatic Conversion) or whether such conversion is voluntary, (iii) identifying the number of Class B Shares being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Shares shall be issued and including instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Shares shall obligate the Corporation to issue such Class A Shares and the Corporation shall be justified in relying upon the information and the certification contained in such notice and shall not be liable for the result of any inaccuracy with respect thereto. Thereupon, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of Class B Shares a certificate or certificates for the number of Class A Shares to which such holder or transferee is entitled, registered in the name of such holder, the designee of such holder or transferee, as specified in such notice. To the extent permitted by law, conversion pursuant to (i) an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion occurred or (ii) a voluntary conversion shall be deemed to have been effected as of the date the Corporation receives the written notice pursuant to this subparagraph (c) (each date being the “Conversion Date”). The person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares at and as of the Conversion Date, and the right of such person as the holder of Class B Shares shall cease and terminate at and as of the Conversion Date, in each case without regard to any failure by the holder to deliver the certificates or the notice by this subparagraph (c).

(d) Unconverted Shares. In the event of the conversion of fewer than all of the Class B Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Paragraph 5.6, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class B Shares not converted.

(e) Reissue of Shares. Class B Shares that are converted into Class A Shares as provided herein shall be retired and canceled and shall not be reissued.

(f) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Shares, for the purpose of effecting conversions, such number of duly authorized Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares. The Corporation covenants that all the Class A Shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such Class A Shares may be so issued without violation of any applicable law or regulation, or any of the requirements of any national securities exchange upon which the Class A Shares may be listed. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of Class A Shares issued and issuable after such action upon conversion of the Class B Shares would exceed the total number of Class A Shares then authorized by the Amended and Restated Certificate of Incorporation, as amended.

F-21

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE I - CAPITAL STOCK (cont’d)

At September 30, 2021 and June 30, 2021, the Company is authorized to issue 14,991,000,000 and 14,991,000,000 shares of Class A Common Stock, respectively. At September 30, 2021 and June 30, 2021, the Company has 14,290,293,609 and 14,680,293,609 shares issued and outstanding, respectively. At September 30, 2021 and June 30, 2021, the Company is authorized to issue 4,000,000 and 4,000,000 shares of Class B Common Stock, respectively. At September 30, 2021 and June 30, 2021, the Company has 0 and 0 shares issued and outstanding, respectively.

Common Stock, Preferred Stock and Warrant Issuances

For the three months ended September 30, 2021 and year ended June 30, 2021, the Company issued and/or sold the following unregistered securities:

Common Stock:

Three months ended September 30, 2021

A total of 390,000,000 shares of common stock were returned to the Company to be retired.

Year ended June 30, 2021

On September 22, 2020, the Company issued 596,785,387 shares of restricted common stock with a fair market value of $59,679 to a noteholder in satisfaction of $29,839 in penalties against the note dated January 24, 2018.

On November 25, 2020, the Company issued 637,526,342 shares of restricted common stock with a fair market value of $63,753 to a noteholder in satisfaction of $31,876 in penalties against the note dated January 24, 2018.

On December 13, 2020, the Company issued 669,338,906 shares of restricted common stock with a fair market value of $200,802 to a noteholder in satisfaction of $33,467 in penalties against the note dated January 24, 2018.

On December 22, 2020, the Company issued 702,738,918 shares of restricted common stock with a fair market value of $281,096 to a noteholder in satisfaction of $35,137 in penalties against the note dated January 24, 2018.

On January 14, 2021, the Company issued 500,000,000 shares of restricted common stock with a fair market value of $900,000 to a noteholder in satisfaction of $20,000 principal against the note dated June 3, 2019.

On January 19, 2021, the Company issued 300,000,000 shares of restricted common stock with a fair market value of $1,200,000 to a noteholder in satisfaction of $42,000 principal against the note dated November 30, 2019.

On January 21, 2021, the Company issued 194,610,447 shares of restricted common stock with a fair market value of $1,264,968 to a noteholder in satisfaction of $1,946 principal against the note dated January 24, 2018.

On February 22, 2021, the Company issued 150,000,000 shares of restricted common stock with a fair market value of $1,710,000 to a noteholder in satisfaction of $1,500 in penalties against the note dated January 24, 2018.

A total of 1,260,000,000 shares of common stock were returned to the Company during the year ended June 30, 2021 to be retired.

Preferred Stock:

Three months ended September 30, 2021

None

Year ended June 30, 2021

On February 15, 2021, the Company issued 100 shares of the Company’s Series L Preferred Stock to two Consultants in satisfaction of $500,000 cash compensation due for past consulting services. Each Consultant received 50 Shares.

On March 1, 2021, the Company issued 40 shares of the Company’s Series L Preferred Stock, to an affiliate of the Company’s sole officer and director, in satisfaction of $200,000 principal and interest outstanding on a Convertible Promissory Note dated July 27, 2018.

On March 15, 2021, the Company issued 50 shares of the Company’s Series L Preferred Stock in satisfaction of $250,000 principal outstanding on a Convertible Promissory Note dated November 30, 2019.

On March 31, 2021, the Company issued 26 shares of the Company’s Series L Preferred Stock in satisfaction of $130,000 principal and interest outstanding on a Convertible Promissory Note dated June 3, 2018.

On March 31, 2021, the Company issued 8 shares of the Company’s Series L Preferred Stock in satisfaction of $40,000 principal and interest outstanding on a Convertible Promissory Note dated June 29, 2018.

On March 31, 2021, the Company issued 18 shares of the Company’s Series L Preferred Stock to the Company’s sole officer and director as reimbursement for returning 890,000,000 shares of common stock to the Company.

On March 31, 2021, the Company issued 3 shares of the Company’s Series L Preferred Stock to a non-affiliate as reimbursement for returning 150,000,000 shares of common stock to the Company.

Warrants and Options:

On December 17, 2019, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Armada Capital Partners, LLC (“Armada”) wherein the Company issued Armada a Convertible Promissory Note (the “Note”) in the amount of $11,000 ($1,000 OID). The Note has a term of one (1) year (due on December 17, 2020) and bears interest at 8% annually. As part and parcel of the foregoing transaction, Armada was issued a warrant granting the holder the right to purchase up to 560,800 shares of the Company’s common stock at an exercise price of $0.024 for a term of 5-years. The transaction closed on December 17, 2019. Please see NOTE G - NOTES PAYABLE, THIRD PARTIES for further information.

F-22

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE J - COMMITMENTS AND CONTINGENCIES

Occupancy

Currently, the Company shares office space with Sylios Corp at 501 1st Ave N., Suite 901, St. Petersburg, FL 33701 and is not required to reimburse Sylios Corp for monthly rent. The Company anticipates that this relationship will change with the hiring of additional employees and it will be required to enter into a lease for a separate office space.

Director Agreements

On July 1, 2021, the Company executed a new Board of Directors Service Agreement with Jimmy Wayne Anderson. Under the terms of the Agreement, Mr. Anderson shall receive a one-time bonus payment of Fifty Thousand and no/100 dollars ($50,000.00) upon execution of the Agreement, and Twenty Thousand and no/100 dollars ($20,000.00) paid to Mr. Anderson on the last calendar day of each quarter as long as Mr. Anderson continues to fulfill his duties and provide the services set forth above. The compensation of $20,000 per quarter shall commence with the third calendar quarter of 2021 (first fiscal quarter of 2022).

NOTE K - GOING CONCERN UNCERTAINTY

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future financial obligations as they become due within one year after the date that the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. We have a history of net losses: As of September 30, 2021, we had an accumulated deficit of $165,046,378. For the three months ended September 30, 2021, we had cash used from operating activities of $80,873. We expect to continue to incur negative cash flows until such time as our operating segments generate sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources that may include establishing corporate partnerships, establishing licensing revenue agreements, issuing additional convertible debentures and issuing public or private equity securities, including selling common stock through an at-the-market facility (ATM).

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern.

F-23

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended September 30, 2021 and 2020

(Unaudited)

NOTE K - GOING CONCERN UNCERTAINTY (cont’d)

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our failure to continue as a going concern.

NOTE L - SUBSEQUENT EVENTS

On October 18, 2021, a Default Final Judgment was entered in favor of the Company in the Complaint for Declaratory Judgment filed with the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida against Fortis Holdings, Ltd, Wayfarer Management, Ltd, Flash Funding, Inc. and OTC Capital Partners, LLC. A total of 2,991,000,000 shares of the Company’s issued and outstanding common stock were voided.

On October 27, 2021, the Company issued to Sixth Street Lending, LLC (the “Investor”) a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $38,750. The Convertible Note has a term of one (1) year (Maturity Date of October 27, 2022) and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Convertible Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount at the option of the holder. The “Variable Conversion Price” shall mean 61% multiplied by the Market Price (as defined herein) (representing a discount rate of 39%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. The transaction closed on October 29, 2021.

F-24

F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Global Technologies, Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Global Technologies, Ltd. (“the Company”) as of June 30, 2021 and 2020, and the related consolidated statements of operations, stockholders’ (deficiency), and cash flows for each of the years in the two-year period ended June 30, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note L to the financial statements, the Company has an accumulated deficit, net losses, and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note L. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Goodwill – Refer to Note C of the Financial Statements

Description of the Critical Audit Matter

Goodwill consists of the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired. Goodwill is subject to annual impairment tests, and if it is determined to be impaired, goodwill is written down to fair value.

We identified the Company’s goodwill as a critical audit matter because of the significant estimates and assumptions management makes to estimate the fair value of its reporting units, especially considering the lack of recent operations and impact of the COVID-19 pandemic.  This required a high degree of auditor judgment, and an increased extent of effort was required when performing the audit procedures to evaluate the methodology and the reasonableness of related assumptions. In particular, fair value estimates are sensitive to significant assumptions and factors such as expectations about future market and economic conditions, revenue growth rates, strategic plans, and historical operating results, among others.

How the Critical Audit Matter Was Addressed in the Audit

Our principal audit procedures to evaluate management’s valuation of goodwill consisted of the following, among others:

1.	We obtained an understanding of management’s process to estimate the fair value of its reporting units and ensure the accuracy of key data used in their estimation process.

2.	We evaluated management’s knowledge and skill to accurately forecast net sales and earnings.

3.	We evaluated management’s forecasts including net sales and cost of goods sold for reasonableness by obtaining supporting evidence for assumptions and estimates related to management’s forecasts and comparing forecast assumptions and estimates with information provided by the Company.

4.	We evaluated the assumptions used by management, including testing the underlying source information and the mathematical accuracy of the calculations by developing a range of independent estimates and comparing those to the rates, selected by management.

We have served as the Company’s auditor since 2019.

Spokane, Washington
October 13, 2021

F-26

GLOBAL TECHNOLOGIES, LTD.

CONSOLIDATED BALANCE SHEETS

	June 30, 2021		June 30, 2020

ASSETS
CURRENT ASSETS
Cash and cash equivalents		$56,300		$25
Accounts receivable		-		70,580
Prepaid director’s compensation		12,000		-
Loans receivable		-		104,812
Loan receivable, other		3,782		8,691
Total current assets		72,082		184,108
Property and equipment, less accumulated depreciation of $8,226 and $3,030		28,137		33,333
Goodwill		473,323		1,346,646
Total other assets		501,460		1,379,979
TOTAL ASSETS		$573,542		$1,564,087

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable		$4,123		$512,585
Accrued default interest		40,216		-
Accrued interest		18,975		75,510
Accrued director’s compensation		-		79,803
Notes payable-third parties		649,750		1,293,027
Loans payable, related party		11,999		525
Note payable-related party		-		124,800
Default principal, notes payable-third parties		137,200		-
Debt discounts		(251,235)		(453,608)
Derivative liability		1,007,577		1,420,455
Total current liabilities		1,618,605		3,053,097

TOTAL LIABILITIES		$1,618,605		$3,053,097

STOCKHOLDERS’ DEFICIENCY
Preferred stock; 5,000,000 shares authorized, $.01 par value:	$		$
Series K; 3 shares authorized, par value $0.01, as of June 30, 2021 and 2020, there are 3 and 3 shares outstanding, respectively		-		-
Series L; 500,000 shares authorized, par value $0.01, as of June 30, 2021 and 2020, there are 255 and 10 shares outstanding, respectively		3		-
Common stock; 14,991,000,000 shares authorized, $.0001 par value, as of June 30, 2021 and 2020, there are 14,680,293,609 and 12,189,293,609 shares outstanding, respectively		1,468,029		1,218,929
Additional paid- in capital Class A common stock		161,225,814		158,069,422
Additional paid- in capital preferred stock		1,282,310		60,000
Common stock to be issued		144,803		100,000
Accumulated deficit		(165,166,022)		(160,937,361)
Total stockholders’ deficiency		(1,045,063)		(1,489,010)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY		$573,542		$1,564,087

The accompanying notes are an integral part of these consolidated financial statements.

F-27

GLOBAL TECHNOLOGIES, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended June 30, 2021 and 2020

	2021	2020
Revenue earned
Revenue	$15,000	$548,350
Cost of goods sold	-	70,850
Gross profit	15,000	477,500

Operating Expenses
Officer and director compensation, including stock-based compensation of $40,000 and $40,000, respectively	80,000	80,000
Consulting services	1,700	550,000
Depreciation expense	5,196	3,030
Professional services	106,612	25,636
Selling, general and administrative	173,296	51,070

Total operating expenses	366,804	709,736

Loss from operations	(351,804)	(232,236)

Other income (expense)
Gain on derivative liability	436,326	2,190,053
Interest income	-	1,860
Investment income from Global Clean Solutions, LLC	12,197	-
Write-off of Global Clean Solutions, LLC	(250,000)	-
Forgiveness of debt and accrued interest	336,786	-
Impairment of goodwill	(473,322)	-
Interest expense	(112,593)	(60,179)
Default principal and interest expense	(225,702)	-
Loss on issuance of convertible notes	(2,759,425)	(873,048)
Amortization of debt discounts	(841,124)	(1,577,391)

Total other income (expense)	(3,876,857)	(318,705)

Loss before provision for income taxes	(4,228,661)	(550,941)

Provision for income taxes	-	-

Net loss	$(4,228,661)	$(550,941)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average common shares outstanding – basic and diluted	14,977,786,974	12,189,293,609

The accompanying notes are an integral part of these consolidated financial statements.

F-28

GLOBAL TECHNOLOGIES, LTD.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS (DEFICIENCY)

For the years ended June 30, 2021 and 2020

	Series K Preferred		Series L Preferred				Common Stock to	Additional
	stock		stock		Common Stock		be	Paid in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	Total

Balances at June 30, 2019	-	$-	-	$-	12,189,293,609	$1,218,929	60,000	$158,069,422	$(160,386,420)	$(1,038,069)
Issuance of Series L preferred stock in satisfaction of compensation due for consulting fees	-	-	10	-	-	-	-	50,000	-	50,000
Issuance of Series K preferred stock in satisfaction of services rendered as an officer	3	-	-	-	-	-	-	10,000	-	10,000
Common stock for services	-	-	-	-	-	-	40,000	-	-	40,000
Net loss for the year ended June 30, 2020	-	-	-	-	-	-	-	-	(550,941)	(550,941)
Balances at June 30, 2020	3	$-	10	$-	12,189,293,609	$1,218,929	100,000	$158,129,422	$(160,937,361)	$(1,489,010)
Issuance of common stock to a noteholder in lieu of cash payment for principal and fees in the amount of $196,765	-	-	-	-	3,751,000,000	375,100	-	3,184,634	-	3,559,734
Issuance of Series L Preferred stock in satisfaction of note payable	-	-	84	1				424,538	-	424,539
Issuance of Series L Preferred stock in satisfaction of note payable, related party			40	-	-	-	-	203,532	-	203,532
Issuance of Series L Preferred stock as reimbursement for shares returned to the Company	-	-	21	1	-	-	-	64,999	-	65,000
Issuance of Series L Preferred stock in satisfaction of consulting fees	-	-	100	1	-	-	-	499,999	-	500,000
Common stock to be issued paid as cash	-	-	-	-	-	-	(55,197)	-	-	(55,197)
Common stock for services	-	-	-	-	-	-	40,000	-	-	40,000
Return of common shares	-	-	-	-	(1,260,000,000)	(126,000)	60,000	-	-	(66,000)
Net loss for the year ended June 30, 2021	-	-	-	-	-	-	-	-	(4,228,661)	(4,228,661)
Balances at June 30, 2021	3	$-	255	$3	14,680,293,609	$1,468,029	$144,803	$162,508,124	$(165,166,022)	$(1,045,063)

The accompanying notes are an integral part of these consolidated financial statements.

F-29

GLOBAL TECHNOLOGIES, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended June 30, 2021 and 2020

	June 30, 2021	June 30, 2020

OPERATING ACTIVITIES:
Net (loss)	$(4,228,661)	$(550,941)
Adjustment to reconcile net loss to net cash provided by operating activities:
Issuance of common stock for conversion fees	130,319	-
Issuance of Series L Preferred stock for consulting services	-	50,000
Issuance of Series K Preferred stock for consulting services	-	10,000
Common stock to be issued	44,803	40,000
Transfer of shares of common stock received in sale of HMNRTH products to Jetco noteholder	-	(477,500)
Inventory from acquisition	-	70,580
Derivative liability (gain) loss	(436,326)	(2,190,053)
Forgiveness of debt and accrued interest	(336,786)	-
Loss on issuance of note payable	2,759,425	873,048
Write-off of Global Clean Solutions, LLC investment	250,000	-
Impairment of goodwill	473,322	-
Depreciation	5,196	3,030
Amortization of debt discounts	841,124	1,577,391
Changes in operating assets and liabilities:
Accounts and loans receivable	160,283	(184,083)
Prepaid director’s compensation	(12,000)	-
Bank overdrafts	-	(8,997)
Accounts payable	(8,795)	510,557
Accrued interest	17,116	60,179
Accrued default interest	40,216	-
Default principal, notes payable-third parties	137,200	-
Accrued director’s compensation	22,000	40,000
Net cash provided by operating activities	(141,564)	(176,789)

INVESTING ACTIVITIES:
Net cash (used) by investing activities	-	-

FINANCING ACTIVITIES:
Borrowings from loans payable	4,481	-
Payments on convertible notes	(215,392)	(401,122)
Borrowings from notes payable	408,750	31,525
Cash from acquisition	-	546,411
Net cash provided from financing activities	197,839	176,814

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	56,275	25

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	25	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$56,300	$25

Supplemental Disclosures of Cash Flow Information:
Taxes paid	$-	$-
Interest paid	$-	$-

Non-cash investing and financing activities:
Issuance of convertible note for acquisition	$-	$1,453,589
Issuance of convertible note for acquisition of Global Clean Solutions, LLC	$250,000	$-
Reduction of Jetco note in the amount per agreement applied to acquisition of subsidiaries	$400,000	$-
Issuance of common stock for debt	$63,946	$-
Issuance of Series L Preferred stock for payment of notes payable and accrued interest	$628,071	$-
Issuance of Series L Preferred stock for payment of accounts payable	$500,000	$-
Issuance of Series L Preferred stock for return of common stock	$104,000	$-
Transfer of shares of common stock received in sale of HMNRTH products to Jetco noteholder	$-	$477,500

The accompanying notes are an integral part of these consolidated financial statements

F-30

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE A – ORGANIZATION

Overview

Global Technologies, Ltd. (hereinafter the “Company”, “Our”, “We”, or “Us”) is a publicly quoted company that was incorporated under the laws of the State of Delaware on January 20, 1999 under the name of NEW IFT Corporation. On August 13, 1999, the Company filed an Amended and Restated Certificate of Incorporation with the State of Delaware to change the name of the corporation to Global Technologies, Ltd. Our principal executive offices are located at 501 1st Ave N., Suite 901, St. Petersburg, FL 33701 and our telephone number is (727) 482-1505. Our website address is www.globaltechnologiesltd.info. The information contained on, or that can be accessed through, our website is not a part of this Annual Report on Form 10-K. We have included our website address in this Annual Report solely as an inactive textual reference.

Prior Operational History

From inception until March 2011, Global Technologies was a technology portfolio company that acquired nascent technology and related innovations, inventions and IP assets to enhance their growth and development. The Company built revenues and asset value through a model of continuous growth, income from or sale of its portfolio holdings, and technology licensing or distribution agreements.

The Company invested primarily in innovative and promising clean/renewable energy or bio-tech technologies that had reached the stage in the critical Technology Development & Demonstration phase of the Innovative Cycle, which includes Prototype, Demonstration and Market Analysis.

In March 2011, the Company abandoned its operations. Mr. Jimmy Wayne Anderson, our sole officer and director, was appointed a director of the Company in December 2017 and an officer in January 2018.

Current Operations

Global Technologies, Ltd (“Global Technologies”) is a holding corporation, which through its subsidiaries, has operations engaged in the online sales of CBD and hemp related products, the acquisition of intellectual property in the safety and security space and as a portal for entrepreneurs to provide immediate access to live shopping, e-commerce, product placement in brick and mortar retail outlets and logistics.

On November 30, 2019, the Company entered into a Purchase and Sale Agreement (the “Agreement”) for the purchase of TCBM Holdings, LLC (“TCBM”). Under the terms of the Agreement, the Company issued a Convertible Promissory Note in the amount of $2,000,000 to Jetco Holdings, LLC for the purchase of all issued and outstanding membership units of TCBM and its subsidiaries, HMNRTH, LLC and 911 Help Now, LLC. As of March 15, 2021, the outstanding principal and interest on the Note were $503,714 and $46,485, respectively. On this same date, the Holder agreed to forgive $253,714 in outstanding principal and all outstanding interest leaving a remaining principal balance of $250,000. On March 15, 2021, the Company issued the Holder fifty (50) shares of the Company’s Series L Preferred Stock in satisfaction of the $250,000 principal balance. As of June 30, 2021, there was no outstanding principal or interest due. Please see NOTE F - NOTES PAYABLE, THIRD PARTIES for further information.

On March 11, 2020, the Company, through its two wholly owned subsidiaries, HMNRTH, LLC (the “Seller”) and TCBM Holdings, LLC (the “Owner”) (together Seller and Owner the “Selling Parties”) entered into an Asset Purchase Agreement (the “Agreement”) with Edison Nation, Inc. and its wholly owned subsidiary, Scalematix, LLC (together the “Buyer”), for the sale of certain assets in the health and wellness industry and related consumer products industry. Under the terms of the Agreement, Buyer was to remit $70,850 via wire transfer at Closing and issue to a representative of the Selling Parties Two Hundred Thirty-Eight Thousand Seven Hundred and Fifty (238,750) shares of restricted common stock. In addition, the Selling Parties shall have the right to additional earn out compensation based upon the following metrics: (i) at such time as the purchased assets achieve cumulative revenue of $2,500,000, the Selling Parties shall earn One Hundred Twenty-Five Thousand (125,000) shares of common stock; and (ii) at such time as the purchased assets achieve cumulative revenue of $5,000,000, the Selling Parties shall earn One Hundred Twenty-Five Thousand (125,000) shares of common stock. The Closing of the transaction occurred on March 11, 2020. As of the date of this filing, the Company has received the 238,750 shares of restricted common stock valued at $477,500 and the $70,850 in cash compensation due under the terms of the Agreement. The shares and cash compensation were subsequently transferred to the principal of Jetco Holdings, LLC as payment against the November 30, 2019 Convertible Promissory Note issued to Jetco Holdings, LLC.

On September 3, 2020, the Company entered into a Commitment to be Bound by the Amended Operating Agreement to Effect Transfer of Membership Interest in order to facilitate the transfer of 25 Membership Units (the “Units”) issued by Global Clean Solutions, LLC (“Global”) and held in the name of Graphene Holdings, LLC (“Graphene”) to the Company. In exchange for the transfer of the Units to the Company, the Company issued to Graphene a Convertible Promissory Note (the “Note”) in the amount of $250,000. Please see NOTE G - NOTES PAYABLE, THIRD PARTIES and NOTE M - SUBSEQUENT EVENTS for further information.

F-31

Our wholly owned subsidiaries:

About TCBM Holdings, LLC

TCBM Holdings, LLC (“TCBM”) was formed as a Delaware limited liability company on August 10, 2017. TCBM is a holding corporation, which operated through its two wholly owned subsidiaries, HMNRTH, LLC and 911 Help Now, LLC.

About HMNRTH, LLC

HMNRTH, LLC (“HMNRTH”) was formed as a Delaware limited liability company on July 30, 2019. HMNRTH operates as an online store selling a variety of hemp and CBD related products. The Company’s business model is to bridge the gap between the lifestyle and knowledge components within the cannabis industry. The Company’s goal is to educate every consumer while cultivating an experience by providing quality products, branded cutting-edge content, and diversified product lines for any purpose.

In September 2019, the Company entered into a Quality Agreement with Nutralife Biosciences for the development and production of its CBD line of products. The Company’s product line includes hemp derived, full spectrum cannabidiol tinctures and creams in varying sizes.

In order for the Company to generate revenue through HMNRTH, we will need to: (i) produce additional inventory for retail sales through the Company’s ecommerce site or sales, or (ii) sales to third party distributors, or (iii) direct sales to brick and mortar CBD retail outlets, or (iv) generate additional CBD formulas to be utilized in new products At present, the Company does not have the required capital to initiate any of the options and there is no guarantee that we will be able to raise the required funds.

Regulation of HMNRTH products:

The manufacture, labeling and distribution of our products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of our product claims or the ability to sell our products in the future. The FDA regulates our nutraceutical and wellness products to ensure that the products are not adulterated or misbranded.

We are subject to additional regulation as a result of our CBD products. The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increase the possibility that we may violate one or more of the requirements. If our operations are found to be in violation of any of such laws or any other governmental regulations that apply to us, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results.

Failure to comply with FDA requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. Our advertising is subject to regulation by the FTC under the FTCA. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class action certifications, seek class wide damages and product recalls of products sold by us. Any actions against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

F-32

About 911 Help Now, LLC

911 Help Now, LLC (“911”) was formed as a Delaware limited liability company on February 2, 2018. 911 was a holding company of intellectual property in the safety and security space. At present, we own no intellectual property within our 911 subsidiary. In order to generate future revenue within 911, we will need to identify and either acquire or license intellectual property. In the event of an acquisition, we will then need to either develop products utilizing our intellectual property or license out our intellectual property to a third party. There is no guarantee that we will be successful with an acquisition or licensing of any intellectual property.

About Markets on Main, LLC

Markets on Main, LLC (“MOM”) was formed as a Florida limited liability company on April 2, 2020. MOM is A full service, sales and distribution, third-party logistics provider and portal to multi-channel sales opportunities. MOM’s focus is on bringing small businesses and entrepreneurs to large opportunities and distribution. MOM will provide the following services to its clients: inventory management, brand management, fulfillment and drop-ship capabilities, retail distribution and customer service. MOM’s website can be found at www.marketsonmain.com.

On November 5, 2020, the Company, through its wholly owned subsidiary Markets on Main, LLC (“Licensor”), entered into a Platform License Agreement (the “License Agreement”) with Honey Badger Media, LLC (the “Licensee”). Under the terms of the License Agreement, the Company grants the Licensee a perpetual, non-exclusive license to operate the Platform, fulfillment opportunities and its related technologies. In consideration for the License, the Licensee shall pay to the Licensor a fee equal to twenty percent (20%) of the Net Profits generated from Licensee’s clients through the Platform.

Investments:

About Global Clean Solutions, LLC

Global Clean Solutions was founded as a special purpose entity in the Personal Protective Equipment Industry during the initial stages of the pandemic in 2020. Its management set out with a simple mission; deliver customers PPE while removing the panic from the pandemic. Global Clean Solutions has created a solid and repeatable foundation and is able to satisfy the needs of both government municipalities and corporations that many companies have tried, and few have succeeded.

●	Direct to factory relationships
●	Proprietary hand sanitizer ready to ship
●	Funding programs available
●	Government contract expertise
●	Overseas production capabilities
●	Distribution centers in CA and FL

The Company elected to impair its investment in Global Clean as it does not anticipate generating any further revenue from this investment.

Services:

Consulting Services

On May 10, 2021, the Company entered into a Consulting Agreement (the “Agreement”) with CoroWare, Inc. (“CoroWare”). Under the terms of the Agreement, the Company is to prepare the following financial reports for CoroWare: (i) Registration Statement and all subsequent amendments, (ii) Quarterly Reports for the periods ended March 31, 2021, June 30, 2021 and September 30, 2021, and (iii) Annual Report for the period ended December 31, 2021. The Agreement shall have a term one (1) year or until CoroWare’s Annual Report is filed with OTC Markets or the SEC. The Company shall be compensated a total of $45,000 in three equal payments of $15,000.

Consultants

On January 2, 2020, the Company entered into a Consulting Agreement (the “Agreement”) with Timothy Cabrera (the “Consultant”). Under the terms of the Agreement, the Consultant is to provide services to further the business plan of the Company’s subsidiaries, seek and advise the Company on the acquisition of potential products, seek acquisition candidates and on the sale of any inventory. The Agreement has a term of one (1) year and the Consultant is to be compensated Two Hundred Fifty Thousand and NO/100 Dollars ($250,000). On February 15, 2021, the Company issued fifty shares of the Company’s Series L Preferred Stock to the Consultant in satisfaction of $250,000 cash compensation due for past consulting services. All compensation due under the Agreement has been satisfied.

On January 2, 2020, the Company entered into a Consulting Agreement (the “Agreement”) with Brian McFadden (the “Consultant”). Under the terms of the Agreement, the Consultant is to provide services to manage the Company’s HMNRTH subsidiary, manage the process of new CBD formulas from development to sale, seek and advise the Company on the acquisition of potential products and on the sale of any inventory. The Agreement has a term of one (1) year and the Consultant is to be compensated Two Hundred Fifty Thousand and NO/100 Dollars ($250,000). On February 15, 2021, the Company issued fifty shares of the Company’s Series L Preferred Stock to the Consultant in satisfaction of $250,000 cash compensation due for past consulting services. All compensation due under the Agreement has been satisfied.

On August 22, 2019, the Company entered into a Consulting Agreement (the “Agreement”) with Sylios Corp (the “Consultant”), an entity controlled by the Company’s President, Jimmy Wayne Anderson. Under the terms of the Agreement, the Consultant is to provide services related to acquisitions, mergers and certain day to day tasks of managing a public company. As compensation, the Company shall pay Consultant $50,000 through the issuance of ten (10) shares of the Company’s Series L Preferred Stock. The Company issued the shares of Series L Preferred Stock on September 2, 2019. The Agreement had a term of six (6) months or until the Consultant completed the services requested. The services under the Agreement have been satisfied.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of Global Technologies and its wholly owned subsidiaries TCBM Holdings, LLC and Markets on Main, LLC. All inter-company balances and transactions have been eliminated in consolidation.

Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. For the periods presented, the Company had no cash equivalents.

F-33

Accounts Receivable and Allowance for Doubtful Accounts:

Accounts receivable are recorded at invoiced amount and generally do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management’s judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions. The determination of the collectability of amounts due from customer accounts requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer accounts, and the financial condition of Global Technologies’ customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At June 30, 2021 and 2020, an allowance for doubtful accounts was not considered necessary as all accounts receivable were deemed collectible.

Accounts receivable – related party and allowance for doubtful accounts

Accounts receivable – related party are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection.

Management believes that the accounts receivable are fully collectable. Therefore, no allowance for doubtful accounts is deemed to be required on its accounts receivable – related party at June 30, 2021.

Concentrations of Risks

Concentration of Accounts Receivable –At June 30, 2021, the Company had no accounts receivable. At June 30, 2020, one customer accounted for 100% of the Company’s total accounts receivable.

Concentration of Revenues – For the years ended June 30, 2021 and 2020, one customer accounted for 100% of the Company’s total revenues.

Concentration of Suppliers – The Company relies on a limited number of suppliers and contract manufacturers. In particular, a single supplier is currently the sole manufacturer of the Company’s CBD products.

Concentration of Loans Receivable – The Company had no loan receivable at June 30, 2021. At June 30, 2020, one borrower accounted for 100% of the Company’s total loans receivable.

Concentration of Loans Receivable, Other –At June 30, 2021, one borrower accounted for 100% of the Company’s total loans receivable, other. The Company had no loans receivable, other at June 30, 2020.

Income Taxes

In accordance with Accounting Standards Codification (ASC) 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. The asset and liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is not more likely than not that a deferred tax asset will be realized.

We expect to recognize the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount to be recognized in the financial statements will be the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of June 30, 2021, we had no uncertain tax positions. We recognize interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. We currently have no federal or state tax examinations nor have we had any federal or state examinations since our inception. To date, we have not incurred any interest or tax penalties.

F-34

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Financial Instruments and Fair Value of Financial Instruments

We adopted ASC Topic 820, Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC Topic 820 establishes a common definition for fair value to be applied to existing US GAAP that requires the use of fair value measurements that establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC Topic 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. Except for the derivative liability, we had no financial assets or liabilities carried and measured at fair value on a recurring or nonrecurring basis during the periods presented.

Derivative Liabilities

We evaluate convertible notes payable, stock options, stock warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under the relevant sections of ASC Topic 815-40, Derivative Instruments and Hedging: Contracts in Entity’s Own Equity.

The result of this accounting treatment could be that the fair value of a financial instrument is classified as a derivative instrument and is marked-to-market at each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income or other expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Financial instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815-40 are reclassified to a liability account at the fair value of the instrument on the reclassification date. Please see NOTE H - DERIVATIVE LIABILITY for further information.

Long-lived Assets

Long-lived assets such as property and equipment and intangible assets are periodically reviewed for impairment. We test for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Accounting for Investments - The Company accounts for investments based upon the type and nature of the investment and the availability of current information to determine its value. Investments in marketable securities in which there is a trading market will be valued at market value on the nearest trading date relative to the Company’s financial reporting requirements. Investments in which there is no trading market from which to obtain recent pricing and trading data for valuation purposes will be valued based upon management’s review of available financial information, disclosures related to the investment and recent valuations related to the investment’s fundraising efforts.

On September 3, 2020, the Company entered into a Commitment to be Bound by the Amended Operating Agreement to Effect Transfer of Membership Interest in order to facilitate the transfer of 25 Membership Units (the “Units”), representing a twenty five percent ownership, issued by Global Clean Solutions, LLC (“Global”) and held in the name of Graphene Holdings, LLC (“Graphene”) to the Company. The Company reviews its investments for impairment on a quarterly basis. After reviewing the status of Global’s financial condition, the Company has determined that no impairment of its investment is necessary for the year ended June 30, 2021. For the year ended June 30, 2021, there were no similar transactions with third-parties.

	June 30, 2021	September 30, 2020

Global Clean Solutions, LLC	$-	$250,000
Total investments	$-	$250,000

The above investment does not have a readily determinable fair value, as identified in ASC 321-10-35-2, and each investment is measured at cost less impairment. The Company monitors the investment for any changes in observable prices from orderly transactions. For the year ended June 30, 2021, the Company generated $12,197 investment income from its investment in Global. The Company elected to impair its investment in Global Clean as it does not anticipate generating any further revenue from its investment.

Marketable Equity Securities

Marketable equity securities are stated at lower of cost or market value with unrealized gains and losses included in operations. The Company has classified its marketable equity securities as trading securities.

Deferred Financing Costs

Deferred financing costs represent costs incurred in the connection with obtaining debt financing. These costs are amortized ratably and charged to financing expenses over the term of the related debt.

Revenue recognition

Generally, the Company considers all revenues as arising from contracts with customers. Revenue is recognized based on the five-step process outlined in the Accounting Standards Codification (“ASC”) 606:

Step 1 – Identify the Contract with the Customer – A contract exists when (a) the parties to the contract have approved the contract and are committed to perform their respective obligations, (b) the entity can identify each party’s rights regarding the goods or services to be transferred, (c) the entity can identify the payment terms for the goods or services to be transferred, (d) the contract has commercial substance and it is probably that the entity will collect substantially all of the consideration to which it will be entitled in exchange for the goods or services that will be transferred to the customer.

Step 2 – Identify Performance Obligations in the Contract – Upon execution of a contract, the Company identifies as performance obligations each promise to transfer to the customer either (a) goods or services that are distinct, or (b) a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. To the extent a contract includes multiple promised goods or services, the Company must apply judgement to determine whether the goods or services are capable of being distinct within the context of the contract. If these criteria are not met, the goods or services are accounted for as a combined performance obligation.

Service revenue is recognized when the professional consulting, maintenance or other ancillary services are provided to the customer. Shipping and handling costs charged to customers are classified as revenue, and the shipping and handling costs incurred are included in cost of sales. Shipping and handling costs charged to customers are classified as revenue, and the shipping and handling costs incurred are included in cost of sales.

F-35

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Step 3 – Determine the Transaction Price – When (or as) a performance obligation is satisfied, the Company shall recognize as revenue the amount of the transaction price that is allocated to the performance obligation. The contract terms are used to determine the transaction price. Generally, all contracts include fixed consideration. If a contract did include variable consideration, the Company would determine the amount of variable consideration that should be included in the transaction price based on expected value method. Variable consideration would be included in the transaction price, if in the Company’s judgement, it is probable that a significant future reversal of cumulative revenue under the contract would not occur.

Step 4 – Allocate the Transaction Price – After the transaction price has been determined, the next step is to allocate the transaction price to each performance obligation in the contract. If the contract only has one performance obligation, the entire transaction price will be applied to that obligation. If the contract has multiple performance obligations, the transaction price is allocated to the performance obligations based on the relative standalone selling price (SSP) at contract inception.

Step 5 – Satisfaction of the Performance Obligations (and Recognize Revenue) – Revenue is recognized when (or as) goods or services are transferred to a customer. The Company satisfies each of its performance obligations by transferring control of the promised good or service underlying that performance obligation to the customer. Control is the ability to direct the use of and obtain substantially all of the remaining benefits from an asset. It includes the ability to prevent other entities from directing the use of and obtaining the benefits from an asset. Indicators that control has passed to the customer include: a present obligation to pay; physical possession of the asset; legal title; risks and rewards of ownership; and acceptance of the asset(s). Performance obligations can be satisfied at a point in time or over time.

Substantially all of the Company’s revenues continue to be recognized when control of the goods is transferred to the customer, which is upon shipment of the finished goods to the customer. All sales have fixed pricing and there are currently no material variable components included in the Company’s revenue. Additionally, the Company will issue credits for defective merchandise, historically these credits for defective merchandise have not been material. Based on the Company’s analysis of the new revenue standards, revenue recognition from the sale of finished goods to customers, which represents substantially all of the Company’s revenues, was not impacted by the adoption of the new revenue standards.

Stock-Based Compensation

We account for share-based awards to employees in accordance with ASC 718 “Stock Compensation”. Under this guidance, stock compensation expense is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the estimated service period (generally the vesting period) on the straight-line attribute method. The Company accounts for non-employee stock-based awards in accordance with the Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Under the new standard, the Company will value all equity classified awards at their grant-date under ASC718 and no options were required to be revalued at adoption.

Related Parties

A party is considered to be related to us if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with us. Related parties also include our principal owners, our management, members of the immediate families of our principal owners and our management and other parties with which we may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties, or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests, is also a related party.

Advertising Costs

Advertising costs are expensed as incurred. For the periods presented, we had no advertising costs.

Loss per Share

We compute net loss per share in accordance with FASB ASC 260. The ASC specifies the computation, presentation and disclosure requirements for loss per share for entities with publicly held common stock.

Basic loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed on the basis of the weighted average number of common shares and dilutive securities (such as stock options, warrants and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net loss per share are excluded from the calculation. For the years ended June 30, 2021 and 2020, the Company excluded 59,095,209,336 and 25,621,051,276, respectively, shares relating to convertible notes payable to third parties, shares issuable upon the exercise of the Armada warrant and share issuable upon conversion of the Company’s Series L Preferred stock.

Recently Enacted Accounting Standards

F-36

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”).  Financial Instruments—Credit Losses (Topic 326) amends guideline on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities.  For assets held at amortized cost basis, Topic 326 eliminates the probable initial recognition threshold in current GAAP and, instead, requires an entity to reflect its current estimate of all expected credit losses.  The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected.  For available-for-sale debt securities, credit losses should be measured in a manner similar to current GAAP, however Topic 326 will require that credit losses be presented as an allowance rather than as a write-down.  ASU 2016-13 affects entities holding financial assets and net investment in leases that are not accounted for at fair value through net income.  The amendments affect loans, debt securities, trade receivables, net investments in leases, off balance sheet credit exposures, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash.  The amendments in this ASU will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years.  We are currently evaluating the impact of the adoption of ASU 2016-13 on our financial statements.

In July 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance is effective for annual periods beginning after December 15, 2018; early adoption is permitted. The Company has adopted ASU 2017-11. As a result, we have not recognized the fair value of the warrants containing down round features as liabilities.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40)”. This ASU reduces the number of accounting models for convertible debt instruments and convertible preferred stock.  As well as amend the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions.  In addition, this ASU improves and amends the related EPS guidance. This standard is effective for us on May 1, 2022, including interim periods within those fiscal years.  Adoption is either a modified retrospective method or a fully retrospective method of transition. We are currently evaluating the impact of the adoption of ASU 2020-06 on our financial statements.

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Financial instruments included in the Company’s financial statements include cash, accounts payable and accrued expenses, accrued interest payable, loans payable to related parties, notes payable to third parties, notes payable to related parties and derivative liability. Unless otherwise disclosed in the notes to the financial statements, the carrying value of financial instruments is considered to approximate fair value due to the short maturity and characteristics of those instruments. The carrying value of debt approximates fair value as terms approximate those currently available for similar debt instruments.

Goodwill

After completing the purchase price allocation, any residual of cost over fair value of the net identifiable assets and liabilities was assigned to the unidentifiable asset, goodwill. Formerly subject to mandatory amortization, this now is not permitted to be amortized at all, by any allocation scheme and over any useful life. Impairment testing, using a methodology at variance with that set forth in FAS 144 (which, however, continues in effect for all other types of long-lived assets and intangibles other than goodwill), must be applied periodically, and any computed impairment will be presented as a separate line item in that period’s income statement, as a component of income from continuing operations (unless associated with discontinued operations, in which case, the impairment would, net of income tax effects, be combined with the remaining effects of the discontinued operations. In accordance with Statement No. 142, “Goodwill and Other Intangible Assets,” the Company does not amortize goodwill, but performs impairment tests of the carrying value on a semi-annual and annual basis.

Intangible Assets

Intangible assets are stated at the lesser of cost or fair value. Please see NOTE C – ACQUISITION OF TCBM HOLDINGS, LLC for further information.

F-37

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE C – ACQUISITION OF TCBM HOLDINGS, LLC

On November 30, 2019, the Company acquired 100% ownership of TCBM Holdings, LLC (“TCBM”) and TCBM’s two wholly owned subsidiaries, HMNRTH, LLC and 911 Help Now, LLC. The combination has been accounted for in the accompanying consolidated financial statements as an “acquisition” transaction. Accordingly, the financial position and results of operation of the Company prior to November 30, 2019 has been excluded from the accompanying consolidated financial statements. The Company acquired a 100% interest in exchange for a Convertible Promissory Note in the amount of $2,000,000.

Details regarding the book values and fair values of the net assets acquired are as follows:

	Book Value	Fair Value	Difference

Cash	$546,411	$546,411	$-
Inventory	70,580	70,580	-
Property and Equipment	36,363	36,363	-
Total	$653,354	$653,354	$-

Goodwill and Intangibles

Goodwill is recorded when the cost of acquired businesses exceeds the fair value of the identifiable net assets acquired. Intangible assets other than goodwill are recorded at fair value at the time acquired or at cost, if applicable. Intangible assets that do not have indefinite lives are amortized in line with the pattern in which the economic benefits of the intangible asset are consumed. If the pattern of economic benefit cannot be reliably determined, the intangible assets are amortized on a straight-line basis over the shorter of the legal or estimated life. Goodwill and indefinite-lived intangibles assets are not amortized but are tested for impairment in the fourth quarter using the same dates each year or more frequently if changes in circumstances or the occurrence of events indicate potential impairment.

In performing the annual impairment test, the fair value of each indefinite-lived intangible asset is compared to its carrying value and an impairment charge is recorded if the carrying value exceeds the fair value. For goodwill, the Company first assesses qualitative factors to determine whether it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount, and whether it is necessary to perform the quantitative goodwill impairment test. The quantitative test is required only if the Company concludes that it is more-likely-than-not that a reporting unit’s fair value is less than its carrying amount. For quantitative testing, the Company compares the fair value of each reporting unit with its carrying amount. If the carrying amount exceeds the fair value, an impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value, not to exceed the total amount of goodwill allocated to that reporting unit.

Fair values are determined using established business valuation techniques and models developed by the Company, estimates of market participant assumptions of future cash flows, future growth rates and discount rates to value estimated cash flows. Changes in economic and operating conditions, actual growth below the assumed market participant assumptions or an increase in the discount rate could result in an impairment charge in a future period.

Acquisitions

Upon acquisition of a business, the Company uses the income, market or cost approach (or a combination thereof) for the valuation as appropriate. The valuation inputs in these models and analyses are based on market participant assumptions.  Market participants are considered to be buyers and sellers unrelated to the Company in the principal or most advantageous market for the asset or liability.

Fair value estimates are based on a series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. Management values property, plant and equipment using the cost approach supported where available by observable market data, which includes consideration of obsolescence. Management values acquired intangible assets using the relief from royalty method or excess earnings method, forms of the income approach supported by observable market data for peer companies. The significant assumptions used to estimate the value of the acquired intangible assets include discount rates and certain assumptions that form the basis of future cash flows (such as revenue growth rates, customer attrition rates, and royalty rates). Acquired inventories are marked to fair value for valuation of the total purchase price. For certain items, the carrying value is determined to be a reasonable approximation of fair value based on information available to the Company.

Assets acquired	As of November 30, 2019

Cash		$546,411
Inventory (i)		70,580
Property, plant and equipment (ii)		36,363
	653,354
Goodwill (iii)		1,346,646
Total purchase price		$2,000,000

(i)	Inventories acquired were sold on March 11, 2020
(ii)	Property, plant and equipment acquired includes computers, software and other office equipment.
(iii)	Goodwill is recorded when the cost of acquired businesses exceeds the fair value of the identifiable net assets acquired.

The changes in the carrying amount of goodwill for the period from November 30, 2019 through June 30, 2021 were as follows:

Balance as of November 30, 2019	$1,346,646
Additions and adjustments	(873,323)
Balance as of June 30, 2021	$473,323

For the years ended June 30, 2021 and 2020, the Company recorded an impairment of goodwill in the amount of $873,323 and $0, respectively. During the fourth quarter of fiscal 2021 (second calendar quarter of 2021), the Company performed an interim goodwill impairment analysis on the TCBM Holdings, LLC acquisition and its $946,646 goodwill balance based on assessed potential indicators of impairment, including recent disruptions to the domestic CBD market resulting from the COVID-19 pandemic, the increasing uncertainty of near-term demand requirements, supply constraints and financing constraints. In the previous 2020 annual goodwill impairment evaluation, this reporting unit had a fair value of approximately 100% of the carrying value. The impairment assessment and valuation method require the Company to make estimates and assumptions regarding future operating results, cash flows, changes in working capital and capital expenditures, selling prices, profitability, and the cost of capital. As a result of the fourth quarter 2021 goodwill impairment evaluation, the Company determined that the fair value of the TCBM Holdings, LLC acquisition was below carrying value, including goodwill, by $473,323. This was primarily due to changes in the timing and amount of expected cash flows resulting from lower projected revenues, profitability and cash flows due to near-term reductions in the domestic CBD market. Consequently, during the fourth quarter of 2021, the Company recorded a $473,323 impairment charge for the partial impairment of the TCBM Holdings, LLC acquisition goodwill.

NOTE D - PROPERTY AND EQUIPMENT

	June 30, 2021	June 30, 2020

Property and Equipment (i)	$36,363	$36,363
Less: accumulated depreciation (ii)	(8,226)	(3,030)
Total	$28,137	$33,333

(i)	Property and equipment are stated at cost and depreciated principally on methods and at rates designed to amortize their costs over their useful lives.
(ii)	Depreciation expense for the years ended June 30, 2021 and 2020 was $5,196 and $3,030, respectively.

NOTE E – ACCRUED OFFICER AND DIRECTOR COMPENSATION

Accrued officer and director compensation is due to Wayne Anderson, the sole officer and director of the Company, and consists of:

	June 30, 2021	June 30, 2020

Pursuant to January 26, 2018 Board of Directors Service Agreement	$-	$79,803
Total	$-	$79,803

F-38

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE E – ACCRUED OFFICER AND DIRECTOR COMPENSATION (cont’d)

For the years ended June 30, 2021 and 2020, the balance of accrued officer and director compensation changed as follows:

	Pursuant to Employment Agreements	Pursuant to Board of Directors Services Agreements	Total

Balance June 30, 2019	-	39,803	39,803
Officer’s/director’s compensation for the year ended June 30, 2020 (including stock-based compensation of $40,000 accrued as Stock to be Issued)	-	40,000	40,000
Balances at June 30, 2020	-	79,803	79,803
Officer’s/director’s compensation for the year ended June 30, 2021 (including stock-based compensation of $40,000 accrued as Stock to be Issued)	-	40,000	40,000
Cash compensation	-	(119,803)	(119,803)
Balances at June 30, 2021	$-	$-	$-

(i)	As of June 30, 2021 and June 30, 2020, total shares of common stock accrued as “Stock to be Issued” to Mr. Anderson as per the terms of the Board of Director’s Services Agreement is 84,803 and 10,000, respectively.

Please see NOTE M - SUBSEQUENT EVENTS for further information.

NOTE F - NOTES PAYABLE, THIRD PARTIES

Notes payable to third parties consist of:

	June 30, 2021	June 30, 2020

Convertible Promissory Note dated January 24, 2018 payable to Tri-Bridge Ventures, LLC (“Tri-Bridge”), interest at 10%, due January 24, 2019-with unamortized debt discount of $0 and $0 at June 30, 2021 and June 30, 2020, respectively (i)	$-	$15,750
Convertible Promissory Note dated February 16, 2018 payable to Tri-Bridge Ventures, LLC (“Tri-Bridge”), interest at 10%, due February 16, 2019-with unamortized debt discount of $0 and $0 at June 30, 2021 and June 30, 2020, respectively (ii)	-	8,000
Convertible Promissory Note dated June 3, 2018 payable to Valvasone Trust (“Valvasone”), interest at 5%, default rate of 15%, due June 3, 2019-with unamortized debt discount of $0 and $0 at June 30, 2021 and June 30, 2020, respectively (iii)	-	91,900
Convertible Promissory Note dated June 29, 2018 payable to Jody A. DellaDonna (“JDD”), interest at 5%, default rate of 15%, due June 29, 2019-with unamortized debt discount of $0 and $0 at June 30, 2021 and June 30, 2020, respectively (iv)	-	25,000
Convertible Promissory Note dated November 30, 2019 payable to Jetco Holdings, LLC (“Jetco”), interest at 3%, due November 30, 2020-with unamortized debt discount of $0 and $433,199 at June 30, 2021 and June 30, 2020, respectively (v)	-	688,177
Convertible Promissory Note dated December 17, 2019 payable to Armada Investment Fund, LLC (“Armada”), interest at 8%, due December 17, 2020, in technical default-with unamortized debt discount of $0 and $5,998 at, June 30, 2021 and June 30, 2020, respectively (vi)	11,000	5,002
Convertible Promissory Note dated March 20, 2020 payable to Jetco Holdings, LLC (“Jetco”), interest at 3%, due March 20, 2021-with unamortized debt discount of $0 and $14,411 at, June 30, 2021 and June 30, 2020, respectively (vii)	-	5,589
Convertible Promissory Note dated September 3, 2020 payable to Graphene Holdings, LLC (“Graphene”), interest at 3%, due March 3, 2021, in technical default, with unamortized debt discount of $0 and $0 at, June 30, 2021 and June 30, 2020, respectively (viii)	250,000	-
Convertible Promissory Note dated September 9, 2020 payable to Graphene Holdings, LLC (“Graphene”), interest at 3%, due March 9, 2021, in technical default, with unamortized debt discount of $0 and $0 at, June 30, 2021 and June 30, 2020, respectively (ix)	20,000	-
Convertible Promissory Note dated January 20, 2021 payable to Tri-Bridge Ventures, LLC (“Tri-Bridge”), interest at 10%, due January 20, 2022, with unamortized debt discount of $55,616 and $0 at June 30, 2021 and June 30, 2020, respectively (x)	100,000	-
Convertible Promissory Note dated February 22, 2021 payable to Tri-Bridge Ventures, LLC (“Tri-Bridge”), interest at 10%, due February 22, 2022, with unamortized debt discount of $129,316 and $0 at June 30, 2021 and June 30, 2020, respectively (xi)	200,000	-
Convertible Promissory Note dated June 17, 2021 payable to Power Up Lending Group Ltd. (“Power Up”), interest at 8%, due June 17, 2022-with unamortized debt discount of $66,303 and $0 at, June 30, 2021 and June 30, 2020, respectively (xii)	68,750	-
Totals	$649,750	$839,418

(i)	On January 24, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Tri-Bridge Ventures, LLC in the principal amount of $15,750. The Convertible Note was fully funded on January 24, 2018. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (January 24, 2019) at the option of the holder. The Conversion Price shall be equal to Fifty Percent (50%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. On the date that a Conversion Notice is delivered to Holder, the Company shall deliver an estimated number of shares (“Estimated Shares”) to Holder’s brokerage account equal to the Conversion Amount divided by 50% of the Market Price. “Market Price” shall mean the lowest of the daily Trading Price for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). If at any time, one or multiple times, during the Valuation Period the number of Estimated Shares delivered to Holder is less than the Notice Shares, the company must immediately deliver enough shares equal to the difference. A Conversion Amount will not be considered fully converted until the end of the Valuation Period for that Conversion Amount. “Trading Price” means, for any security as of any date, any trading price on the OTC Bulletin Board, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities The Convertible Note has a term of one (1) year and bears interest at 10% annually. On March 31, 2021, the Holder agreed to forgive all outstanding principal and interest in the amounts of $15,750 and $5,010, respectively. As of June 30, 2021, there was no outstanding principal or interest due.

F-39

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

(ii)	On February 16, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Tri-Bridge Ventures, LLC in the principal amount of $8,000. The Convertible Note was fully funded on February 16, 2018. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (February 16, 2019) at the option of the holder at the Variable Conversion Price, which shall be equal to the lesser of (i) the price of any public offering of the Maker’s Common Stock or (ii) Fifty Percent (50%) of the lowest Trading Price (defined below) during the Twenty Trading Day period prior to the day the Holder delivers the Conversion Notice, and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. “Trading Price” means, for any security as of any date, any trading price on the OTC Bulletin Board, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Convertible Note has a term of one (1) year and bears interest at 10% annually. On March 31, 2021, the Holder agreed to forgive all outstanding principal and interest in the amounts of $6,054 and $2,463, respectively. As of June 30, 2021, there was no outstanding principal or interest due.

(iii)	On June 3, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Valvasone Trust in the principal amount of $91,900. The Convertible Note was issued for compensation due for consulting services. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (June 3, 2019) at the option of the holder at the conversion price which shall be equal to the lower of: (a) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note or (b) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the Effective Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. On January 14, 2021, the Company issued 500,000,000 shares of restricted common stock to the noteholder in satisfaction of $20,000 principal against the Convertible Note. On March 31, 2021, the Company issued the Holder 26 shares of its Series L Preferred Stock in satisfaction of $71,900 principal, $18,380 default principal, $12,749 interest and $30,183 default interest. A balance of $2,453 was forgiven by the Holder. As of June 30, 2021, there was no outstanding principal or interest due.

(iv)	On June 29, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Jody A. DellaDonna in the principal amount of $25,000. The Convertible Note was issued for compensation due for consulting services. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (June 29, 2019) at the option of the holder at the conversion price which shall be equal to the lower of: (a) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note or (b) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the Effective Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. On March 31, 2021, the Company issued the Holder 8 shares of its Series L Preferred Stock in satisfaction of $25,000 principal, $5,000 default principal, $3,437 interest and $7,890 default interest. A balance of $1,327 was forgiven by the Holder. As of June 30, 2021, there was no outstanding principal or interest due.

(v)	On November 30, 2019, the Company executed a Convertible Note (the “Convertible Note”) payable to Jetco Holdings, LLC in the principal amount of $2,000,000. The Convertible Note was Issued as part of the Purchase and Sale Agreement for the acquisition of TCBM Holdings, LLC. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (November 30, 2020) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 70% multiplied by the Market Price (as defined herein)(representing a discount rate of 30%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. The Convertible Note has a term of one (1) year and bears interest at 3% annually. On January 19, 2021, the Company issued 300,000,000 shares of restricted common stock to the noteholder in satisfaction of $42,000 principal against the Convertible Note. On March 15, 2021, the outstanding principal and interest on the Note were $503,714 and $46,485, respectively. On this same date, the Holder agreed to forgive $253,714 in outstanding principal and all outstanding interest leaving a remaining principal balance of $250,000. On March 15, 2021, the Company issued the Holder fifty (50) shares of the Company’s Series L Preferred Stock in satisfaction of the $250,000 principal balance. As of June 30, 2021, there was no outstanding principal or interest due.

(vi)

On December 17, 2019, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Armada Capital Partners, LLC (“Armada”) wherein the Company issued Armada a Convertible Promissory Note (the “Convertible Note”) in the amount of $11,000 ($1,000 OID). The Convertible Note has a term of one (1) year (due on December 17, 2020) and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 20, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 60% multiplied by the Market Price (as defined herein)(representing a discount rate of 40%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. As part and parcel of the foregoing transaction, Armada was issued a warrant granting the holder the right to purchase up to 560,800 shares of the Company’s common stock at an exercise price of $0.024 for a term of 5-years. The transaction closed on December 17, 2019. In addition, 10,000,000 shares of the Company’s common stock have been reserved at Pacific Stock Transfer Corporation for possible issuance upon the conversion of the Note into shares of our common stock. As of June 30, 2021, $11,000 principal plus $1,350 interest were due.

(vii)	On March 20, 2020, the Company executed a Convertible Note (the “Convertible Note”) payable to Jetco Holdings, LLC in the principal amount of $20,000. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 20, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 70% multiplied by the Market Price (as defined herein)(representing a discount rate of 30%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. The Convertible Note has a term of one (1) year and bears interest at 3% annually. On February 4, 2021, the Company remitted payment to the Holder in the amount of $20,532.93 to satisfy all outstanding principal and interest due under the Convertible Note. As of June 30, 2021, there was no outstanding principal or interest due.

(viii)	On September 3, 2020, the Company executed a Convertible Note (the “Convertible Note”) payable to Graphene Holdings, LLC (the “Holder”) in the principal amount of $250,000. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 3, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 70% multiplied by the Market Price (as defined herein)(representing a discount rate of 30%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. The Convertible Note has a term of one (1) year and bears interest at 3% annually. As of June 30, 2021, $250,000 principal plus $6,164 interest were due. Please see NOTE M - SUBSEQUENT EVENTS for further information.

(ix)	On September 9, 2020, the Company executed a Convertible Note (the “Convertible Note”) payable to Graphene Holdings, LLC (the “Holder”) in the principal amount of $20,000. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (March 9, 2021) at the option of the holder. The conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be 70% multiplied by the Market Price (as defined herein)(representing a discount rate of 30%), subject to adjustment as described herein (“Conversion Price”). Market Price” means the lowest one (1) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the last complete Trading Day prior to the Conversion Date. “Trading Prices” means, for any security as of any date, the lowest traded price on the Over-the Counter Pink Marketplace, OTCQB, or applicable trading market (the “OTCQB”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. www.Nasdaq.com) or, if the OTCQB is not the principal trading market for such security, on the principal securities exchange or trading market where such security is listed or traded or, if the lowest intraday trading price of such security is not available in any of the foregoing manners, the lowest intraday price of any market makers for such security that are quoted on the OTC Markets. The Convertible Note has a term of one (1) year and bears interest at 3% annually. As of June 30, 2021, $20,000 principal plus $471 interest were due.

(x)	On January 20, 2021, the Company executed a Convertible Note (the “Convertible Note”) payable to Tri-Bridge Ventures, LLC (the “Holder”) in the principal amount of up to $150,000. The Convertible Note shall accrue interest at 10% per annum. The Convertible Note was partially funded on January 27, 2021 in the amount of $100,000. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (January 20, 2022) at the option of the holder. The Conversion Price shall be equal to Fifty Percent (50%) of the lowest Trading Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice (“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price. On the date that a Conversion Notice is delivered to Holder, the Company shall deliver an estimated number of shares (“Estimated Shares”) to Holder’s brokerage account equal to the Conversion Amount divided by 50% of the Market Price. “Market Price” shall mean the lowest of the daily Trading Price for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The “Valuation Period” shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder’s brokerage account, as reported by Holder (“Valuation Start Date”). As of June 30, 2021, $100,000 principal plus $4,219 interest were due.

(xi)	On February 22, 2021, the Company executed a Convertible Note (the “Convertible Note”) payable to Tri-Bridge Ventures, LLC (the “Holder”) in the principal amount of up to $200,000. The Convertible Note shall accrue interest at 10% per annum. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (February 22, 2022) at the option of the holder. The conversion price shall be equal to the lesser of (i) the price of any public offering of the Maker’s Common Stock or (ii) Fifty Percent (50%) of the lowest Trading Price (defined below) during the Twenty Trading Day period prior to the day the Holder delivers the Conversion Notice (“Conversion Price”). “Trading Price” means, for any security as of any date, any trading price on the OTC Bulletin Board, or other applicable trading market (the “OTCBB”) as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Convertible Note was funded on March 2, 2021. As of June 30, 2021, $200,000 principal plus $6,575 interest were due.

(xii)	On June 17, 2021, the Company issued to Power Up Lending Group Ltd. (the “Investor”) a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $68,750. The Convertible Note has a term of one (1) year and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Convertible Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount at the option of the holder. The “Variable Conversion Price” shall mean 61% multiplied by the Market Price (as defined herein) (representing a discount rate of 39%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. The transaction closed on June 21, 2021. As of June 30, 2021, $68,750 principal plus $196 interest were due.

Income from forgiveness of principal and interest on convertible notes payable consists of:

	June 30, 2021	June 30, 2020

Forgiveness of principal and interest Tribridge Ventures, LLC	$29,277	$-
Forgiveness of interest Around the Clock Partners, LP	3,532	-
Forgiveness of interest Valvasone Trust	2,453	-
Forgiveness of interest Jody A. DellaDonna	1,327	-
Forgiveness of Jetco Holdings, LLC principal and interest	300,197	-
Total	$336,786	$-

Default principal, notes payable-third parties:

	June 30, 2021	June 30, 2020

Armada Investment Fund, LLC	$2,200	$-
Graphene Holdings, LLC	135,000	-
Total	$137,200	$-

Accrued default interest, notes payable-third parties:

	June 30, 2021	June 30, 2020

Armada Investment Fund, LLC	$1,269	$-
Graphene Holdings, LLC	38,947	-
Total	$40,216	$-

F-40

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE G - NOTE PAYABLE, RELATED PARTY

Notes payable to related parties consist of:

	June 30, 2021	June 30, 2020

Unsecured Convertible Promissory Notes dated July 27, 2018, payable to Around the Clock Partners, LP (entity controlled by Wayne Anderson), interest at 5%, default rate of 15%, due July 27, 2019- less unamortized debt discount of $0 and $0 at June 30, 2021 and June 30, 2020, respectively (i)	$-	$124,800
Total	$-	$124,800

(i)	On July 27, 2018, the Company executed a Convertible Note (the “Convertible Note”) payable to Around the Clock Partners, LP in the principal amount of $124,800. The Convertible Note was issued for compensation due for consulting services. The Convertible Note is convertible, in whole or in part, at any time and from time to time before maturity (July 27, 2019) at the option of the holder at the conversion price which shall be equal to the lower of: (a) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note or (b) 50% of the lowest trading price of the Company’s common stock during the 25 consecutive Trading Days prior to the Effective Date. The Convertible Note has a term of one (1) year and bears interest at 5% annually. On March 1, 2021, the Company issued the Holder 40 shares of its Series L Preferred Stock in satisfaction of $124,800 principal, $24,906 default principal, $16,160 interest and $37,666 default interest. A balance of $3,532 was forgiven by the Holder. As of June 30, 2021, there was no outstanding principal or interest due.

NOTE H - DERIVATIVE LIABILITY

The derivative liability at June 30, 2021 and June 30, 2020 consisted of:

	June 30, 2021	June 30, 2020

Convertible Promissory Notes payable to Tri-Bridge Ventures, LLC. Please see NOTE F – NOTES PAYABLE, THIRD PARTIES for further information	$548,392	$213,933
Convertible Promissory Note payable to Valvasone Trust. Please see NOTE F – NOTES PAYABLE, THIRD PARTIES for further information	-	150,619
Convertible Promissory Notes payable to Jody A. DellaDonna. Please see NOTE F – NOTES PAYABLE, THIRD PARTIES for further information	-	40,974
Convertible Promissory Note payable to Around the Clock Partners, LP. Please see NOTE G – NOTES PAYABLE, RELATED PARTIES for further information	-	204,540
Convertible Promissory Notes payable to Jetco Holdings, LLC. Please see NOTE G – NOTES PAYABLE, RELATED PARTIES for further information	-	800,452
Convertible Promissory Note payable to Armada Investment Fund, LLC. Please see NOTE G – NOTES PAYABLE, RELATED PARTIES for further information	18,865	9,877
Convertible Promissory Notes payable to Graphene Holdings, LLC. Please see NOTE G – NOTES PAYABLE, THIRD PARTIES for further information	332,519	-
Convertible Promissory Note payable to Power Up Lending Group Ltd. Please see NOTE G – NOTES PAYABLE, RELATED PARTIES for further information	107,801	-
Total derivative liability	$1,007,577	$1,420,455

The Convertible Promissory Notes (the “Notes”) contain a variable conversion feature based on the future trading price of the Company’s common stock. Therefore, the number of shares of common stock issuable upon conversion of the Notes is indeterminate. Accordingly, we have recorded the fair value of the embedded conversion features as a derivative liability at the respective issuance dates of the notes and charged the applicable amounts to debt discounts (limited to the face value of the respective notes) and the remainder to other expenses. The increase (decrease) in the fair value of the derivative liability from the respective issue dates of the notes to the measurement dates is charged (credited) to other expense (income).

The fair value of the derivative liability was measured at the respective issuance dates and at June 30, 2021, and June 30, 2020 using the Black Scholes option pricing model. Assumptions used for the calculation of the derivative liability of the Notes at June 30, 2021 were (1) stock price of $0.0032 per share, (2) conversion prices ranging from $0.0015 to $0.0021 per share, (3) term of 6 months to 1 year, (4) expected volatility of 257.53% to 392.02%, and (5) risk free interest rate of 0.09%. Assumptions used for the calculation of the derivative liability of the Notes at June 30, 2020 were (1) stock price of $0.0001 per share, (2) conversion prices ranging from $0.00001 to $0.00007 per share, (3) term of 6 months to 1 year, (4) expected volatility of 113.19% to 139.74%, and (5) risk free interest rate of 0.16%.

The following table provides a reconciliation of the beginning and ending balances for the convertible note embedded derivative liability measured at fair value using significant unobservable inputs (Level 3):

Level 3
Balance at June 30, 2019	$715,350
Additions	2,904,047
Gain	(2,190,052)
Balance at June 30, 2020	$1,420,455
Additions	3,398,176
(Gain)Loss – year to date	(446,532)
Change resulting from conversions and payoffs	(3,364,522)
Balance at June 30, 2021	$1,007,577

NOTE I - CAPITAL STOCK

Preferred Stock

Filed with the State of Delaware:

On September 30, 1999, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series A 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series A 8% Convertible Preferred Stock was approved by the Board of Directors on August 16, 1999. The Company is authorized to issue 3,000 shares of the Series A 8% Convertible Preferred Stock. At June 30, 2021 and 2020, the Company had 0 and 0 shares issued and outstanding, respectively.

On September 30, 1999, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series B 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series B 8% Convertible Preferred Stock was approved by the Board of Directors on August 16, 1999. The Company is authorized to issue 3,000 shares of the Series B 8% Convertible Preferred Stock. At June 30, 2021 and 2020, the Company had 0 and 0 shares issued and outstanding, respectively.

F-41

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE I - CAPITAL STOCK (cont’d)

On February 15, 2000, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series C 5% Convertible Preferred Stock, par value $0.01. The designation of the new Series C 5% Convertible Preferred Stock was approved by the Board of Directors on February 14, 2000. The Company is authorized to issue 1,000 shares of the Series C 5% Convertible Preferred Stock. At June 30, 2021 and 2020, the Company had 0 and 0 shares issued and outstanding, respectively.

On April 26, 2001, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series D Convertible Preferred Stock, par value $0.01. The designation of the new Series D Convertible Preferred Stock was approved by the Board of Directors on April 26, 2001. The Company is authorized to issue 800 shares of the Series D Convertible Preferred Stock. At June 30, 2021 and 2020, the Company had 0 and 0 shares issued and outstanding, respectively.

On June 28, 2001, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series E 8% Convertible Preferred Stock, par value $0.01. The designation of the new Series E 8% Convertible Preferred Stock was approved by the Board of Directors on March 30, 2001. The Company is authorized to issue 250 shares of the Series E Convertible Preferred Stock. At June 30, 2021 and 2020, the Company had 0 and 0 shares issued and outstanding, respectively.

Series K Super Voting Preferred Stock

On July 31, 2019, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series K Super Voting Preferred Stock, par value $0.01. The designation of the new Series K Super Voting Preferred Stock was approved by the Board of Directors on July 16, 2019. The Company is authorized to issue three (3) shares of the Series K Super Voting Preferred Stock. At June 30, 2021 and 2020, the Company had 3 and 3 shares issued and outstanding, respectively.

Dividends. Initially, there will be no dividends due or payable on the Series K Super Voting Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

Liquidation and Redemption Rights. Upon the occurrence of a Liquidation Event (as defined below), the holders of Series K Super Voting Preferred Stock are entitled to receive net assets on a pro-rata basis. Each holder of Series K Super Voting Preferred Stock is entitled to receive ratably any dividends declared by the Board, if any, out of funds legally available for the payment of dividends. As used herein, “Liquidation Event” means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Corporation, (ii) the purchase or redemption by the Corporation of shares of any class of stock or the merger or consolidation of the Corporation with or into any other corporation or corporations, unless (a) the holders of the Series K Super Voting Preferred Stock receive securities of the surviving Corporation having substantially similar rights as the Series K Super Voting Preferred Stock and the stockholders of the Corporation immediately prior to such transaction are holders of at least a majority of the voting securities of the successor Corporation immediately thereafter (the “Permitted Merger”), unless the holders of the shares of Series K Super Voting Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Corporation’s assets, unless the holders of Series K Super Voting Preferred Stock elect otherwise.

Conversion. No conversion of the Series K Super Voting Preferred Stock is permitted.

Rank. All shares of the Series K Super Voting Preferred Stock shall rank (i) senior to the Corporation’s (A) Common Stock, par value $0.0001 per share (“Common Stock”), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Section 4, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series K Super Voting Preferred-Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series K Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

Voting Rights.

A. If at least one share of Series K Super Voting Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series K Super Voting Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 20 times the sum of: i) the total number of shares of Common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any and all Preferred stocks which are issued and outstanding at the time of voting.

F-42

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE I - CAPITAL STOCK (cont’d)

B. Each individual share of Series K Super Voting Preferred Stock shall have the voting rights equal to:

[twenty times the sum of: {all shares of Common stock issued and outstanding at the time of voting + all shares of any other Preferred stocks issued and outstanding at the time of voting}]

Divided by:

[the number of shares of Series K Super Voting Preferred Stock issued and outstanding at the time of voting]

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series K Super Voting Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Certificate of Incorporation or By-laws.

Series L Preferred Stock

On July 31, 2019, the Company filed a Certificate of Designations, Rights, Preferences and Limitations for a newly designated Series L Preferred Stock, par value $0.01. The designation of the new Series L Preferred Stock was approved by the Board of Directors on July 16, 2019. The Company is authorized to issue five hundred thousand (500,000) shares of the Series L Preferred Stock. At June 30, 2021 and 2020, the Company had 255 and 10 shares issued and outstanding, respectively.

Dividends. The holders of Series L Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

Voting.

a. If at least one share of Series L Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series L Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of all series of Preferred Stock which are issued and outstanding at the time of voting.

b. Each individual share of Series L Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + the total number of shares of all series of Preferred Stock issued and outstanding at time of voting}]

divided by:

[the number of shares of Series L Preferred Stock issued and outstanding at the time of voting]

Conversion Rights.

a) Outstanding. If at least one share of Series L Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series L Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock defined by the formula set forth is section 4.b.

b) Method of Conversion.

i. Procedure- Before any holder of Series L Preferred Stock shall be entitled to convert the same into shares of common stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Company or of any transfer agent for the Series L Preferred Stock, and shall give written notice 5 business days prior to date of conversion to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of common stock are to be issued. The Company shall, within five business days, issue and deliver at such office to such holder of Series L Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the “Conversion Date.”

F-43

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE I - CAPITAL STOCK (cont’d)

ii. Issuance- Shares of Series L Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by Management, Employees, Consultants or as directed by a majority vote of the Board of Directors. The number of Shares of Series L Preferred Stock to be issued to each qualified person (member of Management, Employee or Consultant) holding a Note shall be determined by the following formula:

For retirement of debt: One (1) share of Series L Preferred stock shall be issued for each Five Thousand Dollar ($5,000) tranche of outstanding liability. As an example: If an officer has accrued wages due to him or her in the amount of $25,000, the officer can elect to accept 5 shares of Series L Preferred stock to satisfy the outstanding obligation of the Company.

iii. Calculation for conversion into Common Stock- Each individual share of Series L Preferred Stock shall be convertible into the number of shares of Common Stock equal to:

[5000]

divided by:

[.50 times the lowest closing price of the Company’s common stock for the immediate five-day period prior to the receipt of the Notice of Conversion remitted to the Company by the Series L Preferred stockholder]

Common Stock

Class A and Class B:

Identical Rights. Except as otherwise expressly provided in ARTICLE FIVE of the Company’s Amended and Restated Certificate of Incorporation dated August 13, 1999, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

F-44

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE I - CAPITAL STOCK (cont’d)

Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes of Common Shares shall be proportionately subdivided or combined.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Shares, if any, of the full amount to which they are entitled pursuant to the Certificate of Incorporation, the holders of Common Shares shall be entitled, to the exclusion of the holders of the Preferred Shares, if any, to share ratably, in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus, or earnings. For the purposes of this paragraph, neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation) nor the sale, lease or transfer of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation as those terms are used in this paragraph.

Voting Rights.

(a) The holders of the Class A Shares and the Class B Shares shall vote as a single class on all matters submitted to a vote of the stockholders, with each Class A Share being entitled to one (1) vote and each Class B Share being entitled to six (6) votes, except as otherwise provided by law.

(b) The holders of Class A Shares and Class B Shares are not entitled to cumulative votes in the election of any directors.

Preemptive or Subscription Rights. No holder of Common Shares shall be entitled to preemptive or subscription rights.

F-45

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE I - CAPITAL STOCK (cont’d)

Conversion Rights.

(a) Automatic Conversion. Each Class B Share shall (subject to receipt of any and all necessary approvals) convert automatically into one fully paid and non-assessable Class A Share (i) upon its sale, gift, or other transfer to a party other than a Principal Stockholder (as defined below) or an Affiliate of a Principal Stockholder (as defined below), (ii) upon the death of the Class B Stockholder holding such Class B Share, unless the Class B Shares are transferred by operation of law to a Principal Stockholder or an Affiliate of a Principal Stockholder, or (iii) in the event of a sale, gift, or other transfer of a Class B Share to an Affiliate of a Principal Stockholder, upon the death of the transferor. Each of the foregoing automatic conversion events shall be referred to hereinafter as an “Event of Automatic Conversion.” For purposes of this ARTICLE FIVE, “Principal Stockholder” includes any of Donald H. Goldman, Steven M. Fieldman, Lance Fieldman, Yuri Itkis, Michall Itkis and Boris Itkis and an “Affiliate of a Principal Stockholder” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct or cause the direction of the management, and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Without limitation, an Affiliate also includes the estate of such individual.

(b) Voluntary Conversion. Each Class B Share shall be convertible at the option of the holder, for no additional consideration, into one fully paid and non-assessable Class A Share at any time.

(c) Conversion Procedure. Promptly upon the occurrence of an Event of Automatic Conversion such that Class B shares are converted automatically into Class A Shares, or upon the voluntary conversion by the holder, the holder of such shares shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation or of any transfer agent for the Class A Shares, and shall give written notice to the Corporation at such office (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Shares as provided in subparagraph 5.6(a) hereof or a voluntary conversion as provided in subparagraph 5.6(b) hereof, (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor’s intent to effect an Event of Automatic Conversion) or whether such conversion is voluntary, (iii) identifying the number of Class B Shares being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Shares shall be issued and including instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Shares shall obligate the Corporation to issue such Class A Shares and the Corporation shall be justified in relying upon the information and the certification contained in such notice and shall not be liable for the result of any inaccuracy with respect thereto. Thereupon, the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of Class B Shares a certificate or certificates for the number of Class A Shares to which such holder or transferee is entitled, registered in the name of such holder, the designee of such holder or transferee, as specified in such notice. To the extent permitted by law, conversion pursuant to (i) an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion occurred or (ii) a voluntary conversion shall be deemed to have been effected as of the date the Corporation receives the written notice pursuant to this subparagraph (c) (each date being the “Conversion Date”). The person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares at and as of the Conversion Date, and the right of such person as the holder of Class B Shares shall cease and terminate at and as of the Conversion Date, in each case without regard to any failure by the holder to deliver the certificates or the notice by this subparagraph (c).

(d) Unconverted Shares. In the event of the conversion of fewer than all of the Class B Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Paragraph 5.6, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class B Shares not converted.

(e) Reissue of Shares. Class B Shares that are converted into Class A Shares as provided herein shall be retired and canceled and shall not be reissued.

(f) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A Shares, for the purpose of effecting conversions, such number of duly authorized Class A Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Shares. The Corporation covenants that all the Class A Shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such Class A Shares may be so issued without violation of any applicable law or regulation, or any of the requirements of any national securities exchange upon which the Class A Shares may be listed. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of Class A Shares issued and issuable after such action upon conversion of the Class B Shares would exceed the total number of Class A Shares then authorized by the Amended and Restated Certificate of Incorporation, as amended.

F-46

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE I - CAPITAL STOCK (cont’d)

At June 30, 2021 and 2020, the Company is authorized to issue 14,991,000,000 and 14,991,000,000 shares of Class A Common Stock, respectively. At June 30, 2021 and 2020, the Company has 14,680,293,609 and 12,189,293,609 shares issued and outstanding, respectively. At June 30, 2021 and 2020, the Company is authorized to issue 4,000,000 and 4,000,000 shares of Class B Common Stock, respectively. At June 30, 2021 and 2020, the Company has 0 and 0 shares issued and outstanding, respectively.

Common Stock, Preferred Stock and Warrant Issuances

For the twelve months ended June 30, 2021 and June 30, 2020, the Company issued and/or sold the following unregistered securities:

Common Stock:

Year ended June 30, 2021

On September 22, 2020, the Company issued 596,785,387 shares of restricted common stock with a fair market value of $59,679 to a noteholder in satisfaction of $29,839 in penalties against the note dated January 24, 2018.

On November 25, 2020, the Company issued 637,526,342 shares of restricted common stock with a fair market value of $63,753 to a noteholder in satisfaction of $31,876 in penalties against the note dated January 24, 2018.

On December 13, 2020, the Company issued 669,338,906 shares of restricted common stock with a fair market value of $200,802 to a noteholder in satisfaction of $33,467 in penalties against the note dated January 24, 2018.

On December 22, 2020, the Company issued 702,738,918 shares of restricted common stock with a fair market value of $281,096 to a noteholder in satisfaction of $35,137 in penalties against the note dated January 24, 2018.

On January 14, 2021, the Company issued 500,000,000 shares of restricted common stock with a fair market value of $900,000 to a noteholder in satisfaction of $20,000 principal against the note dated June 3, 2019.

On January 19, 2021, the Company issued 300,000,000 shares of restricted common stock with a fair market value of $1,200,000 to a noteholder in satisfaction of $42,000 principal against the note dated November 30, 2019.

On January 21, 2021, the Company issued 194,610,447 shares of restricted common stock with a fair market value of $1,264,968 to a noteholder in satisfaction of $1,946 principal against the note dated January 24, 2018.

On February 22, 2021, the Company issued 150,000,000 shares of restricted common stock with a fair market value of $1,710,000 to a noteholder in satisfaction of $1,946 in penalties against the note dated January 24, 2018.

A total of 1,260,000,000 shares of common stock were returned to the Company during the year ended June 30, 2021 to be retired.

Year ended June 30, 2020

None

Preferred Stock:

Year ended June 30, 2021

On February 15, 2021, the Company issued 100 shares of the Company’s Series L Preferred Stock to two Consultants in satisfaction of $500,000 cash compensation due for past consulting services. Each Consultant received 50 Shares.

On March 1, 2021, the Company issued 40 shares of the Company’s Series L Preferred Stock, to an affiliate of the Company’s sole officer and director, in satisfaction of $200,000 principal and interest outstanding on a Convertible Promissory Note dated July 27, 2018.

On March 15, 2021, the Company issued 50 shares of the Company’s Series L Preferred Stock in satisfaction of $250,000 principal outstanding on a Convertible Promissory Note dated November 30, 2019.

On March 31, 2021, the Company issued 26 shares of the Company’s Series L Preferred Stock in satisfaction of $130,000 principal and interest outstanding on a Convertible Promissory Note dated June 3, 2018.

On March 31, 2021, the Company issued 8 shares of the Company’s Series L Preferred Stock in satisfaction of $40,000 principal and interest outstanding on a Convertible Promissory Note dated June 29, 2018.

On March 31, 2021, the Company issued 18 shares of the Company’s Series L Preferred Stock to the Company’s sole officer and director as reimbursement for returning 890,000,000 shares of common stock to the Company.

On March 31, 2021, the Company issued 3 shares of the Company’s Series L Preferred Stock to a non-affiliate as reimbursement for returning 150,000,000 shares of common stock to the Company.

Year ended June 30, 2020

On August 2, 2019, the Company issued 3 shares of its Series K Super Voting Preferred Stock to its sole officer and director, Jimmy Wayne Anderson.

On September 2, 2019, the Company issued 10 shares of its Series L Preferred Stock to Sylios Corp, an entity controlled by the Company’s sole officer and director.

Warrants and Options:

On December 17, 2019, the Company entered into a Securities Purchase Agreement (the “Agreement”) with Armada Capital Partners, LLC (“Armada”) wherein the Company issued Armada a Convertible Promissory Note (the “Note”) in the amount of $11,000 ($1,000 OID). The Note has a term of one (1) year (due on December 17, 2020) and bears interest at 8% annually. As part and parcel of the foregoing transaction, Armada was issued a warrant granting the holder the right to purchase up to 560,800 shares of the Company’s common stock at an exercise price of $0.024 for a term of 5-years. The transaction closed on December 17, 2019. Please see NOTE F - NOTES PAYABLE, THIRD PARTIES for further information.

NOTE J - INCOME TAXES

The Company accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax basis of the Company’s assets and liabilities at the enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at June 30, 2021 and 2020.

The provision (benefit) for income taxes includes income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities.

Significant components of the Company’s deferred tax assets and liabilities are calculated at an estimated effective tax rate of 21%. (35% for tax year 2017)

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate for the periods presented to income (loss) before income taxes. The income tax rate was 21% for the year ended June 30, 2021 and 2020. The sources of the difference are as follows:

F-47

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE J - INCOME TAXES (cont’d)

	Year Ended
	June 30, 2021	June 30, 2020
Expected tax at 21% and 21%, respectively	$(888,019)	$(115,698)
Non-deductible stock-based compensation	35,767	21,000
Non-deductible loss (nontaxable income) from derivative liability	(91,628)	(276,571)
Non-deductible default principle	28,812	-
Non-deductible loss on issuance of convertible nots	579,479	-
Non-deductible amortization of debt discounts	176,636	331,252
Impairment of goodwill	99,398	-
Forgiveness of debt and accrued interest	(70,725)	-
Increase (decrease) in Valuation allowance	130,280	40,017
Provision for (benefit from) income taxes	$-	$-

All tax years remain subject to examination by the Internal Revenue Service.

Significant components of the Company’s deferred income tax are as follows:

	June 30, 2021	June 30, 2020
Unpaid accrued officer and director compensation	$-	$16,759
Net operating loss carry-forwards	30,128,849	29,383,089
Valuation allowance	(30,128,849)	(29,399,848)
Net non-current deferred tax asset	$-	$-

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $30,128,849 attributable to the net operating loss carryforward as of June 30, 2021 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements at June 30, 2021. The Company will continue to review this valuation allowance and make adjustments as appropriate. $28,980,000 of the net operating loss carryforward expires in the year 2022.

Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

NOTE K - COMMITMENTS AND CONTINGENCIES

Occupancy

Currently, the Company shares office space with Sylios Corp at 501 1st Ave N., Suite 901, St. Petersburg, FL 33701 and is not required to reimburse Sylios Corp for monthly rent. The Company anticipates that this relationship will change with the additional employees, and it will be required to enter into a lease for a separate office space.

Employment and Director Agreements

On January 26, 2018, the Company executed a new Board of Directors Service Agreement with Jimmy Wayne Anderson. Under the terms of the Agreement, commencing the first calendar quarter of 2018 the Company is to pay Mr. Anderson $10,000 per quarter for which Mr. Anderson serves on the Board of Directors. In addition to cash compensation, the Company is to issue Mr. Anderson the equivalent of $10,000 of the Company’s common stock on the last calendar day of each quarter. The calculation for the number of shares to be issued to Mr. Anderson shall be as follows: $10,000/(Closing stock price on the last trading day of each quarter x .80). Please see NOTE E – ACCRUED OFFICER AND DIRECTOR COMPENSATION and NOTE M - SUBSEQUENT EVENTS for further information.

NOTE L - GOING CONCERN UNCERTAINTY

Under ASC 205-40, we have the responsibility to evaluate whether conditions and/or events raise substantial doubt about our ability to meet our future financial obligations as they become due within one year after the date that the financial statements are issued. As required by this standard, our evaluation shall initially not take into consideration the potential mitigating effects of our plans that have not been fully implemented as of the date the financial statements are issued.

In performing the first step of this assessment, we concluded that the following conditions raise substantial doubt about our ability to meet our financial obligations as they become due. We have a history of net losses: As of June 30, 2021 and June 30, 2020, we had an accumulated deficit of $165,166,022 and $160,937,361, respectively. For the year ended June 30, 2021 and June 30, 2020, we had cash used in operating activities of $141,564 and $176,789, respectively. We expect to continue to incur negative cash flows until such time as our operating segments generate sufficient cash inflows to finance our operations and debt service requirements.

In performing the second step of this assessment, we are required to evaluate whether our plans to mitigate the conditions above alleviate the substantial doubt about our ability to meet our obligations as they become due within one year after the date that the financial statements are issued. Our future plans include securing additional funding sources that may include establishing corporate partnerships, establishing licensing revenue agreements, issuing additional convertible debentures and issuing public or private equity securities, including selling common stock through an at-the-market facility (ATM).

There is no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available through external sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material effect on the business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or they will not have a significant dilutive effect on the Company’s existing shareholders. We have therefore concluded there is substantial doubt about our ability to continue as a going concern.

F-48

GLOBAL TECHNOLOGIES, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

For the years ended June 30, 2021 and 2020

NOTE L – GOING CONCERN UNCERTAINTY (cont’d)

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our failure to continue as a going concern.

NOTE M – SUBSEQUENT EVENTS

On July 1, 2021, the Company executed a new Board of Directors Service Agreement with Jimmy Wayne Anderson. Under the terms of the Agreement, Mr. Anderson shall receive a one-time bonus payment of Fifty Thousand and no/100 dollars ($50,000.00) upon execution of the Agreement, and Twenty Thousand and no/100 dollars ($20,000.00) paid to Mr. Anderson on the last calendar day of each quarter as long as Mr. Anderson continues to fulfill his duties and provide the services set forth above. The compensation of $20,000 per quarter shall commence with the third calendar quarter of 2021 (first fiscal quarter of 2022).

On July 12, 2021, the Company issued to Power Up Lending Group Ltd. (the “Investor”) a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $48,750. The Convertible Note has a term of one (1) year (Maturity Date of June 12, 2022) and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Convertible Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount at the option of the holder. The “Variable Conversion Price” shall mean 61% multiplied by the Market Price (as defined herein) (representing a discount rate of 39%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. The transaction closed on July 15, 2021.

On September 9, 2021, the Company issued to Power Up Lending Group Ltd. (the “Investor”) a Convertible Promissory Note (the “Convertible Note”) in the principal amount of $48,750. The Convertible Note has a term of one (1) year (Maturity Date of September 9, 2022) and bears interest at 8% annually. The Convertible Note is convertible, in whole or in part, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this Convertible Note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount at the option of the holder. The “Variable Conversion Price” shall mean 61% multiplied by the Market Price (as defined herein) (representing a discount rate of 39%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. The transaction closed on September 13, 2021.

On September 22, 2021, Graphene Holdings, LLC (“Graphene”) forgave all unpaid principal and interest on the Convertible Promissory Note issued by the Company on September 3, 2020 in the acquisition of Graphene’s 25% ownership interest in Global Clean Solutions, LLC (“Global Clean”). The Company retained its 25% ownership in Global Clean.

F-49

PART III—EXHIBITS

Index to Exhibits

Exhibit	Description

3.1	Articles of Incorporation of New IFT Corporation (previously filed with Form 10 on June 8, 2020)
3.2	Amended and Restated Certificate of Incorporation of New IFT Corporation (previously filed with Form 10 on June 8, 2020)
3.3	Certificate of Designation, Rights, Preferences and Limitations of Series A 8% Convertible Preferred Stock (previously filed with Form 10 on June 8, 2020)
3.4	Certificate of Designation, Rights, Preferences and Limitations of Series B 8% Convertible Preferred Stock (previously filed with Form 10 on June 8, 2020)
3.5	Certificate of Merger of Interactive Flight Technologies, Inc. into Global Technologies, Ltd. (previously filed with Form 10 on June 8, 2020)
3.6	Certificate of Designation, Rights, Preferences and Limitations of Series C Convertible Preferred Stock (previously filed with Form 10 on June 8, 2020)
3.7	Certificate of Designation, Rights, Preferences and Limitations of Series D Convertible Preferred Stock (previously filed with Form 10 on June 8, 2020)
3.8	Certificate of Designation, Rights, Preferences and Limitations of Series E 8% Convertible Preferred Stock (previously filed with Form 10 on June 8, 2020)
3.9	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (previously filed with Form 10 on June 8, 2020)
3.10	Foreign Profit Corporation Articles of Continuance filed with the State of Wyoming (previously filed with Form 10 on June 8, 2020)
3.11	Certificate of Designation, Rights, Preferences and Limitations of Series K Super Voting Preferred Stock filed with the State of Wyoming (previously filed with Form 10 on June 8, 2020)
3.12	Certificate of Designation, Rights, Preferences and Limitations of Series L Preferred Stock filed with the State of Wyoming (previously filed with Form 10 on June 8, 2020)
3.13	Certificate of Designation, Rights, Preferences and Limitations of Series K Super Voting Preferred Stock filed with the State of Delaware (previously filed with Amendment No. 1 to Form 10 on July 24, 2020)
3.14	Certificate of Designation, Rights, Preferences and Limitations of Series L Preferred Stock filed with the State of Delaware (previously filed with Form 10 on June 8, 2020)
3.15	Amended and Restated Bylaws of Global Technologies, Ltd. (previously filed with Form 8-K on January 21, 2021)
4.1	Specimen Certificate common stock (previously filed with Form 10 on June 8, 2020)
4.2*	Form of Subscription Agreement
10.1	Board of Directors Services Agreement with Jimmy Wayne Anderson dated January 26, 2018 (previously filed with Form 10 on June 8, 2020)
10.2	Convertible Note between the Company and Tri-Bridge Ventures, LLC dated January 24, 2018 (previously filed with Form 10 on June 8, 2020)
10.3	Convertible Note between the Company and Tri-Bridge Ventures, LLC dated February 16, 2018 (previously filed with Form 10 on June 8, 2020)

53

10.4	Convertible Note between the Company and Valvasone Trust dated June 3 2018 (previously filed with Form 10 on June 8, 2020)
10.5	Convertible Note between the Company and Jody A. DellaDonna dated June 29, 2018 (previously filed with Form 10 on June 8, 2020)
10.6	Convertible Note between the Company and Around the Clock Partners, LP dated July 27, 2018 (previously filed with Form 10 on June 8, 2020)
10.7	Indemnification Agreement between the Company and Jimmy Wayne Anderson dated January 25, 2018 (previously filed with Form 10 on June 8, 2020)
10.8	Consulting Agreement between Global Technologies, Ltd. and Sylios Corp dated August 22, 2019 (previously filed with Form 10 on June 8, 2020)
10.9	Securities Purchase Agreement between Global Technologies, Ltd. and Armada Capital Partners, LLC dated December 13, 2019 (previously filed with Form 10 on June 8, 2020)
10.10	Convertible Promissory Note between Global Technologies, Ltd. and Armada Capital Partners, LLC dated December 13, 2019 (previously filed with Form 10 on June 8, 2020)
10.11	Common Stock Purchase Warrant Agreement between Global Technologies, Ltd. and Armada Capital Partners, LLC dated December 13, 2019 (previously filed with Form 10 on June 8, 2020)
10.12	TCBM, LLC Purchase and Sale Agreement dated November 30, 2019 (previously filed with Form 10 on June 8, 2020)
10.13	Convertible Promissory Note between Global Technologies, Ltd. and Jetco Holdings, LLC dated March 20, 2020 (previously filed with Form 10 on June 8, 2020)
10.14	Securities Purchase Agreement between Global Technologies, Ltd. and Jetco Holdings, LLC dated March 20, 2020 (previously filed with Form 10 on June 8, 2020)
10.15	Consulting Agreement between Global Technologies, Ltd. and Brian McFadden dated January 2, 2020 (previously filed with Form 10 on June 8, 2020)
10.16	Consulting Agreement between Global Technologies, Ltd. and Timothy Cabrera dated January 2, 2020 (previously filed with Form 10 on June 8, 2020)
10.17	Asset Purchase Agreement between HMNRTH, LLC, TCBM Holdings, LLC and Edison Nation, Inc. and Scalematix, LLC dated March 11, 2020 (previously filed with Form 10 on June 8, 2020)
10.18	Quality Agreement between HMNRTH, LLC and Nutralife Biosciences dated September 23, 2019 (previously filed with Amendment No. 2 to Form 10 on August 10, 2020)
10.19	Commitment to be Bound by the Amended Operating Agreement to Effect Transfer of Membership Interest (previously filed with Form 8-K on September 4, 2020)
10.20	Convertible Promissory Note between Global Technologies, Ltd. and Graphene Holdings, LLC dated September 3, 2020 (previously filed with Form 8-K on September 4, 2020)
10.21	Securities Purchase Agreement between Global Technologies, Ltd. and Graphene Holdings, LLC dated September 9, 2020 (previously filed with Form 8-K on September 22, 2020)
10.22	Convertible Promissory Note between Global Technologies, Ltd. and Graphene Holdings, LLC dated September 9, 2020 (previously filed with Form 8-K on September 22, 2020)
10.23	Platform License Agreement between Markets on Main, LLC and Honey Badger Media, LLC dated November 5, 2020 (previously filed with Form 10-K on December 18, 2020)
10.24	Amendment to Management Agreement dated December 28, 2020 (previously filed with Form 8-K on January 7, 2021)
10.25	Convertible Promissory Note between Global Technologies, Ltd. and Tri-Bridge Ventures, LLC dated January 20, 2021 (previously filed with Form 10-Q on February 16, 2021)
10.26	Complaint for Declaratory Judgment dated February 9, 2021 (previously filed with Form 8-K on February 12, 2021)
10.27	Convertible Promissory Note between Global Technologies, Ltd. and Tri-Bridge Ventures, LLC dated February 22, 2021 (previously filed with Form 8-K on March 8, 2021)
10.28	Convertible Promissory Note between the Company and Power Up Lending Group Ltd. dated June 17, 2021 (previously filed with Form 8-K on June 24, 2021)
10.29	Securities Purchase Agreement between the Company and Power Up Lending Group Ltd. dated June 17, 2021 (previously filed with Form 8-K on June 24, 2021)
10.30	Board of Directors Services Agreement with Jimmy Wayne Anderson dated July 1, 2021 (previously filed with Form 10-K on October 13, 2021)
10.31	Convertible Promissory Note between the Company and Power Up Lending Group Ltd. dated July 12, 2021 (previously filed with Form 8-K on July 19, 2021)
10.32	Securities Purchase Agreement between the Company and Power Up Lending Group Ltd. dated July 12, 2021 (previously filed with Form 8-K on July 19, 2021)
10.33	Convertible Promissory Note between the Company and Power Up Lending Group Ltd. dated September 9, 2021 (previously filed with Form 8-K on September 16, 2021)
10.34	Securities Purchase Agreement between the Company and Power Up Lending Group Ltd. dated September 9, 2021 (previously filed with Form 8-K on September 16, 2021)
10.35	Convertible Promissory Note between the Company and Sixth Street Lending, LLC. dated October 27, 2021 (previously filed with Form 8-K on November 2, 2021)
10.36	Securities Purchase Agreement between the Company and Sixth Street Lending, LLC dated October 27, 2021 (previously filed with Form 8-K on November 2, 2021)
11.1*	Consent of Independent Registered Public Accounting Firm
11.2*	Consent of the Law Offices of Gary L. Blum (included in the opinion filed as Exhibit 12.1)
12.1*	Legal Opinion of the Law Offices of Gary L. Blum
21.1	Articles of Organization for Markets on Main, LLC dated April 2, 2020 (previously filed with Form 10 on June 8, 2020)
21.2	Certificate of Formation TCBM Holdings, LLC dated (previously filed with Form 10 on June 8, 2020)
21.3	Certificate of Formation of HMNRTH, LLC dated July 30, 2019 (previously filed with Form 10 on June 8, 2020)
21.4	Certificate of Formation of 911 Help Now, LLC dated February 2, 2018 (previously filed with Form 10 on June 8, 2020)
Graphic	Corporate logo- Global Technologies, Ltd.

*	Filed herewith
**	Furnished herewith (not filed).

54

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on December 2, 2021.

(Exact name of issuer as specified in its charter):	Global Technologies, Ltd.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Jimmy Wayne Anderson
Jimmy Wayne Anderson, Chief Executive Officer (Principal Executive Officer).

(Date): December 2, 2021

/s/ Jimmy Wayne Anderson
Jimmy Wayne Anderson, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date): December 2, 2021

SIGNATURES OF DIRECTORS:

/s/ Jimmy Wayne Anderson	December 2, 2021
Jimmy Wayne Anderson, Director	Date

55